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APPENDIX A TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Tailored Brands, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6100 Stevenson Blvd.
Fremont, California 94538

May 4, 2017

TO OUR SHAREHOLDERS:

        It is our pleasure to invite you to attend our Annual Meeting of Shareholders (the "Annual Meeting") at 11:00 a.m., Pacific daylight time, on Thursday, June 15, 2017, at our executive offices located at 6100 Stevenson Blvd, Fremont, California 94538. Holders of record of our common stock as of April 18, 2017 are entitled to notice of, and to vote at, the Annual Meeting.

        At Tailored Brands, we help men love how they look. Our mission is to provide a personal, convenient, one-of-a-kind shopping experience with compelling products and world-class service. Over the past 43 years, we have built a strong foundation by understanding and serving our customers better than anyone else. Today's retail landscape is changing rapidly and we are responding. We are positioning Tailored Brands for long-term growth and value creation by executing on our strategy to (1) "Be the Authority" by helping men dress for work, special occasions and everyday life, (2) "Own the Easy" by offering unmatched convenience to our customers, and (3) "Make it Personal" by curating personalized and custom offerings for our customers.

        The attached Notice of Annual Meeting and Proxy Statement are a critical element of the corporate governance process and are intended to provide you with information about the Company's Board of Directors and executive officers, and a discussion of proposals that require your vote. Please read these materials so you will understand the business that will be transacted and voted upon at the Annual Meeting.

        We have elected to take advantage of Securities and Exchange Commission ("SEC") rules that allow us to furnish proxy materials to certain shareholders through the Internet. We believe furnishing proxy materials to our shareholders through the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.

        On behalf of the employees and directors of Tailored Brands, Inc., we thank you for your continued support and confidence in our Company.

Regards,

Douglas S. Ewert, Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, June 15, 2017
Time:	11:00 a.m., Pacific daylight time
Place:	Tailored Brands, Inc. executive offices, 6100 Stevenson Blvd., Fremont, CA 94538
Record Date:	Only holders of record of our common stock at the close of business on Tuesday, April 18, 2017, are entitled to receive notice of, and to vote at, the meeting and any adjournment(s) thereof.
Items of Business:

•

Election of all nine directors to our Board of Directors for the coming year;

•

Adoption of an Amendment to the Tailored Brands, Inc. 2016 Long-Term Incentive Plan and reapproval of material terms of performance goals;

•

Advisory vote to approve the compensation of our named executive officers;

•

Advisory vote on the frequency of holding future advisory votes to approve the compensation of our named executive officers;

•

Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017; and

•

Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Proxy Voting:
You are cordially invited to attend the meeting in person. To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. As described in the Notice of Availability of Proxy Materials, you may submit your proxy by mail, Internet, or telephone. If you attend the meeting you can vote either in person or by your proxy. For further details on voting, please refer to the section entitled "Voting and Other Information" beginning on page 75 of the proxy statement.
Admission to the Annual Meeting:
If you wish to attend the meeting in person and you are a registered owner of shares of our common stock on the record date, you must show a government issued form of identification which includes your picture. If you are a beneficial owner of shares as of the record date that are held for your benefit by a bank, broker or other nominee, in addition to the picture identification, you will need to provide proof of ownership of our common stock on the record date to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker, or other nominee holder that shows that you were an owner on the record date is an acceptable example of proof of ownership.

        Beginning on May 5, 2017, proxy materials or a Notice of Internet Availability will be sent to shareholders in connection with our solicitation of proxies, on behalf of our Board of Directors, for this year's Annual Meeting of Shareholders.

By Order of the Board of Directors

A. Alexander Rhodes Corporate Secretary

May 4, 2017

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
JUNE 15, 2017

        This proxy statement is furnished to the shareholders of Tailored Brands, Inc., (the "Company", also referred to in this proxy statement as "we", "us", or "our"), whose two main executive offices are located at 6380 Rogerdale Road, Houston, Texas 77072, and 6100 Stevenson Blvd., Fremont, California 94538, in connection with the solicitation by our Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m., Pacific daylight time, on Thursday, June 15, 2017, at the Company's Fremont, California office, or any adjournment(s) thereof (the "Annual Meeting").

        The Annual Meeting will be held to:

  •
  elect all nine directors to our Board of Directors for the coming year;

  •
  adopt an amendment to the Tailored Brands, Inc. 2016 Long-Term Incentive Plan and reapprove the material terms of performance goals;

  •
  approve, on an advisory basis, the compensation of our named executive officers;

  •
  approve, on an advisory basis, the frequency of holding future advisory votes to approve the compensation of our named executive officers;

  •
  ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017; and

  •
  transact such other business as may properly come before the meeting or any adjournment thereof.

        On or about May 5, 2017, we began mailing to the holders of record of our common stock, $.01 par value per share ("common stock"), on April 18, 2017 (the "Record Date"), a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Shareholders, this proxy statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended January 28, 2017 over the Internet. At the close of business on the Record Date, there were outstanding and entitled to vote 49,048,248 shares of our common stock, and only the holders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

Tailored Brands, Inc. 2017 Proxy Statement        i

ii        Tailored Brands, Inc. 2017 Proxy Statement

Tailored Brands, Inc. 2017 Proxy Statement        iii

PROXY STATEMENT SUMMARY

        This summary highlights information contained in this proxy statement. You should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date and Time:	Thursday, June 15, 2017, at 11:00 a.m., Pacific daylight time
Place:	Tailored Brands, Inc. executive offices 6100 Stevenson Blvd., Fremont, CA 94538
Record Date:	April 18, 2017

Matters to be Voted on at the Annual Meeting

Matter	Board Recommendation
Proposal 1: Elect all nine directors to our Board of Directors	FOR
Shareholders are being asked to elect all nine director nominees for a one-year term.
The Board of Directors and the Nominating and Corporate Governance Committee believe that the nine director nominees possess the necessary qualifications and experiences to effectively oversee the business and the long-term interests of shareholders.
Proposal 2: Adopt an amendment to the Tailored Brands, Inc. 2016 Long Term Incentive Plan and reapprove material terms of performance goals	FOR

Shareholders are being asked to (1) approve an amendment to our 2016 Long-Term Incentive Plan to (a) expand the definition of Preexisting Plan, (b) increase the number of shares available under the Plan by 2.9 million shares, (c) revise the share recirculation provisions and (d) impose a minimum vesting requirement on all awards thereunder and (2) reapprove the material terms of the performance goals for purposes of compliance with Section 162(m).
The Board and management believe it is important that the amendment be approved in order to maintain the Company's ability to attract and retain key personnel and continue to provide them with strong incentives to contribute to the Company's future success.
Proposal 3: Advisory vote to approve the compensation of our named executive officers	FOR

Shareholders are being asked to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the Executive Compensation section of this proxy statement beginning on page 33.
The Compensation Committee takes very seriously its role in the governance of the Company's compensation programs and will thoughtfully consider the advisory input from its shareholders in setting future compensation for our Named Executive Officers.

Tailored Brands, Inc. 2017 Proxy Statement        1

Matter	Board Recommendation
Proposal 4: Advisory vote on the frequency of holding future advisory votes to approve the compensation of our named executive officers	1 YEAR

Shareholders are being provided the opportunity to vote on how often they believe we should hold an advisory vote to approve executive compensation in the future. The frequency options are to hold the advisory vote to approve executive compensation each year, every two years or every three years.	The Board believes that an annual advisory vote on executive compensation is the most appropriate policy for our shareholders and the Company at this time.
Proposal 5: Ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017	FOR
Shareholders are being asked to ratify the appointment of D&T to serve as the Company's independent auditors for the fiscal year ending February 3, 2018.
Although the Audit Committee has the sole authority to appoint the independent auditors, as a matter of good corporate governance, the Board submits its selection of independent registered public accounting firm to our shareholders for ratification.

PROPOSAL 1:
ELECTION OF DIRECTORS

        At the Annual Meeting, nine directors, which will constitute the entire Board of Directors of the Company (the "Board of Directors" or the "Board"), are standing for election. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified or their earlier death, resignation or removal.

        At a meeting on March 16, 2017, the Board approved the recommendation of the Nominating and Corporate Governance Committee and nominated the following persons to stand for election at the Annual Meeting.

Name	Age	Position with the Company	Director Since
Dinesh S. Lathi	46	Chairman of the Board	2016
David H. Edwab	62	Vice Chairman of the Board	1991
Douglas S. Ewert	53	Chief Executive Officer and Director	2011
Irene Chang Britt	54	Director	2015
Rinaldo S. Brutoco	70	Director	1992
Theo Killion	66	Director	—
Grace Nichols	70	Director	2011
William B. Sechrest	74	Director	2004
Sheldon I. Stein	63	Director	1995

2        Tailored Brands, Inc. 2017 Proxy Statement

        As required by our bylaws, each nominee has delivered a written, irrevocable resignation to the Company's Corporate Secretary to be considered by the Board in the event that a nominee receives less than a majority of the votes cast in an uncontested election of directors and effective thereafter only if the Board votes to accept the resignation by at least a majority vote of all directors.

        It is expected that all of the nominees will be able to serve. However, if before the election, one or more of the nominees are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

        Biographical information about our nominees for director and the experience, qualifications, attributes, and skills considered by our Nominating and Corporate Governance Committee and Board of Directors in determining that the nominee should serve as a director appears below.

Dinesh S. Lathi

        Mr. Lathi is the former Chief Executive Officer of One Kings Lane, Inc., a leading online destination for premium home décor, having joined the company in 2011 and holding a number of roles including Chief Financial Officer and Chief Operating Officer. Prior to One Kings Lane, Mr. Lathi spent seven years in various senior executive roles at eBay, Inc. Prior to eBay, Mr. Lathi spent eight years in investment banking and private equity.

        Mr. Lathi's extensive experience in leadership, operation and financial management of online retailing as well as his financial expertise gained as an investment banker, private equity executive and chief financial officer qualify him to sit on our Board.

        Mr. Lathi serves as non-executive Chairman of the Board of Directors and is a member of the Audit Committee and the Compensation Committee.

David H. Edwab

        Mr. Edwab joined the Company in 1991 and has served the Company as non-executive Vice Chairman since his retirement as an executive officer and employee of the Company in October 2014. Prior thereto, he served the Company in various leadership roles, including Senior Vice President, Treasurer and Chief Financial Officer, Chief Operating Officer, President and executive Vice Chairman of the Company. Mr. Edwab is also a director of New York & Company, Inc., where he serves as chairman of their nomination and governance committee and is on their audit committee, and Vitamin Shoppe, Inc., where he serves on their audit committee and nomination and governance committee. Mr. Edwab is an inactive CPA and has experience in investment banking and private equity.

        Mr. Edwab's broad financial, operational and transactional experience in retailing and extensive experience serving on the boards of directors of retail companies qualify him to sit on our Board.

Douglas S. Ewert

        Mr. Ewert joined the Company in 1995 and has served as Chief Executive Officer since June 2011. Prior thereto he served the Company in various leadership roles, including General Merchandise Manager, Senior Vice President – Merchandising, Executive Vice President and Chief Operating Officer of K&G Men's Company, Executive Vice President and Chief Operating Officer of the Company and President.

        Mr. Ewert's demonstrated leadership and long-term experience with the Company, as well as extensive experience with men's retailing generally, qualify him to sit on our Board.

Tailored Brands, Inc. 2017 Proxy Statement        3

Irene Chang Britt

        Ms. Britt is a former Fortune 500 C-Suite executive, having spent 30 years in companies such as Kimberly-Clark, Kraft Foods and Campbell Soup Co, in progressively higher leadership roles. Her more recent roles at Campbell were President, Pepperidge Farm, SVP Global Baking and Snacking, Global Chief Strategy Officer and President, North America Foodservice. Prior to Campbell, she held leadership roles with Kraft Foods and Kimberly-Clark. Ms. Britt currently serves on the boards of TerraVia Inc., including as Chairperson of the board and as member of their audit committee, and Dunkin Brands Group, Inc., including as Chair of their nominating and corporate governance committee and as a member of their audit committee, and formerly served on the Board of Sunoco, Inc. from November 2011 to October 2012.

        Ms. Britt's deep knowledge of the consumer products industry with extensive executive experience and expertise in global strategy development, marketing services and consumer insights, as well as extensive experience serving on the boards of directors of other public companies, qualify her to sit on our Board.

        Ms. Britt is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Rinaldo S. Brutoco

        Mr. Brutoco has served as President and Chief Executive Officer of ShangriLa Consulting, Inc., which is affiliated with the ShangriLa Group, a privately held consulting and merchant banking concern, and he is President of Seven Oaks Ranch, Inc. and Live Well Brands, Inc., both of which are manufacturers and distributors of organic products. He also is founder, President and Chief Executive Officer of the World Business Academy and has authored multiple books and articles on business theory, economics, corporate governance, corporate responsibility, energy policy and innovation.

        Mr. Brutoco's significant legal, financial, retailing and organizational experience, as well as extensive knowledge of new technologies and business methodologies, qualify him to sit on our Board.

        Mr. Brutoco is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Theo Killion

        Since November 2016, Mr. Killion has been a managing partner of The Sierra Institute, a Dallas based human resources consortium, and he was Vice Chairman of Herbert Mines Associates, an executive search firm, from May 2015 to March 2016. Mr. Killion worked for the Zale Corporation from January 2008 until July 2014, serving as Chief Executive Officer from January 2010 until his retirement in 2014. Prior to Zale, Mr. Killion served in a variety of positions at a number of iconic retailers including Tommy Hilfiger, Limited Brands (now L Brands), The Home Shopping Network and Macy's. Mr. Killion has served on the board of directors of Express, Inc. since April 2012 and Libbey, Inc. since May 2014. Mr. Killion intends to resign from both boards effective June 2017 concurrent with his election to the Tailored Brands board. He also served on the board of directors of The Zale Corporation when he was CEO, from September 2010 to May 2014.

        Mr. Killion's extensive experience as a senior executive and director in the retail industry, with particular expertise in merchandising and operations, human resources and organizational design, consumer brand marketing and advertising, and his ability to understand key issues for complex organizations such as business and leadership development and strategic planning qualify him to sit on our Board.

4        Tailored Brands, Inc. 2017 Proxy Statement

Grace Nichols

        Ms. Nichols spent more than 20 years at Limited Brands, including 14 years as Chief Executive Officer of Victoria's Secret Stores from 1992 until she retired in January 2007. Prior to joining Limited Brands, Ms. Nichols held various senior merchandising positions in teen's and women's apparel at The Broadway Southern California divisions of Carter, Hawley, Hale, Inc. Ms. Nichols is also a director of New York & Company, Inc., where she serves as non-executive chairperson and is on the nomination and governance committee and the compensation committee.

        Ms. Nichols' extensive experience as a senior executive and director in the retail industry, with particular expertise in branding and merchandising, and her ability to understand and analyze the operational and management challenges associated with large retail companies qualify her to sit on our Board.

        Ms. Nichols serves as Chair of the Nominating and Corporate Governance Committee and is a member of the Compensation Committee.

William B. Sechrest

        Mr. Sechrest was a founding shareholder in the law firm of Winstead Sechrest & Minick P.C. from 1973 to 2006, specializing in finance and banking practice. Currently, Mr. Sechrest is actively involved as a founding shareholder and member of the board of directors of OCB Bancorp and SimpliPhi Power, Inc. (an energy management and storage company), is the chief financial officer of SimpliPhi Power, Inc., and is a member of the law firm Calhoun, Bhella & Sechrest LLP. Mr. Sechrest is a member of the American College of Real Estate Lawyers.

        Mr. Sechrest's extensive experience advising others with respect to developing, financing and protecting businesses and his combination of skill in legal, financial and organizational matters qualify him to sit on our Board.

        Mr. Sechrest is a member of the Audit Committee.

Sheldon I. Stein

        As of July 1, 2016, Mr. Stein is the President of Southern Glazers Wine and Spirits, North America's largest distributor of wine and spirits, and Chief Executive Officer of Glazer's Beer and Beverage, one of the country's largest distributors of malt products. Prior thereto, Mr. Stein was the President and Chief Executive Officer of Glazer's Distributors, one of the country's largest distributors of wine, spirits, and malt products. From 2008 until July 2010, Mr. Stein was a Vice Chairman of Global Investment Banking and Head of Southwest Investment Banking for Bank of America, Merrill Lynch. Before joining Merrill Lynch, Mr. Stein had been with Bear Stearns for over twenty years as a Senior Managing Director running Bear Stearns' Southwest Investment Banking Group and as a member of Bear Stearns' President Advisory Council. Mr. Stein is also a director of Alon USA Partners, LP, where he serves on the audit committee.

        Mr. Stein's long history of serving as a strategic advisor to chief executive officers of large public companies, as well as extensive experience and skills in corporate finance and mergers and acquisitions, qualify him to sit on our Board.

        Mr. Stein serves as Chairman of the Compensation Committee and is a member of the Nominating and Corporate Governance Committee.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

Tailored Brands, Inc. 2017 Proxy Statement        5

DIRECTOR COMPENSATION

        Mr. Ewert, our sole employee director, does not receive any additional compensation for his service as a director. Each of our non-employee directors receives an annual cash retainer of $125,000. In addition, the Chairman of the Board, receives an additional annual cash retainer of $125,000. The Chair of the Audit Committee receives an additional annual cash retainer of $25,000, members of the Audit Committee who do not serve as the Chairman of the Board or a chair of another committee receive an additional annual cash retainer of $15,000 and any members of the Audit Committee who are also the Chairman of the Board or a chair of another committee receive an additional annual cash retainer of $10,000. The Chair of the Compensation Committee receives an additional annual cash retainer of $20,000 and the Chair of the Nominating and Corporate Governance Committee receives an additional annual cash retainer of $15,000.

        Beginning in June 2016, each non-employee director receives an annual equity grant equal to a number of shares of restricted stock or deferred stock units equal to $125,000 divided by the closing price of our common stock as reported on the New York Stock Exchange ("NYSE") on the date of grant, which will be the date of our annual meeting of shareholders. If a director is appointed to the Board prior to an annual meeting, the appointed director receives a grant of 2,500 restricted shares of our common stock. As a result, in fiscal 2016:

  •
  each non-employee director on the last day of the first fiscal quarter received a final quarterly equity grant of 1,794 shares of restricted stock (equal to $31,250 divided by the closing price of our common stock on April 29, 2016, the last trading day of such fiscal quarter);

  •
  each non-employee director elected at the annual meeting of shareholders received an annual equity grant of 10,602 DSUs (equal to $125,000 divided by the closing price of our common stock on June 16, 2016), and

  •
  Mr. Lathi received 2,500 restricted shares on March 14, 2016.

        All such awards are subject to the terms of the Tailored Brands, Inc. 2004 Long-Term Incentive Plan (the "2004 LTIP"). The restrictions on awards lapse one year after the date of grant or, if earlier, upon the occurrence of a change in control of the Company. All future awards will be granted under the Tailored Brands, Inc. 2016 Long-Term Incentive Plan (the "2016 LTIP").

Procedures and Processes for Determining Director Compensation

        As set forth in the Corporate Governance Guidelines (the "Guidelines"), the Compensation Committee reviews and determines, and makes recommendations to the full Board of Directors for approval, the form and amount of director compensation, including cash, equity-based awards, and other director compensation. The Guidelines further provide that, in determining director compensation, the following should be considered: (1) fair and competitive compensation for the time commitment to appropriately discharge the work required for a company of similar size and scope; (2) alignment of the director's interest with the long-term interests of the Company; and (3) a transparent and readily understandable compensation program. From time to time, the Compensation Committee reviews director compensation with its independent compensation consultants and makes recommendations to the full Board for approval of any changes to director compensation.

6        Tailored Brands, Inc. 2017 Proxy Statement

Retirement Payments and Benefits for David Edwab

        Mr. Edwab retired as an executive officer and employee of the Company effective October 1, 2014, but continues to serve as the non-executive Vice Chairman of the Board. The Compensation Committee and the Board determined, based on the services he would perform and the Board's belief that the change in his role would be in the best interest of the Company, that his service as a director satisfied his responsibilities under his employment agreement and permitted the vesting of his equity awards, in each case as contemplated by his employment agreement. Therefore, in accordance with the terms of his employment agreement and in connection with his retirement, as of February 6, 2015, Mr. Edwab became entitled to receive the following:

  •
  Quarterly installment payments of $437,500 for the two-year period beginning on February 6, 2015;

  •
  Medical insurance benefits until Mr. Edwab and his spouse become eligible for coverage under Medicare, at an aggregate cost to us of approximately $86,000; and

  •
  Eight hours per week of administrative services to be provided by the Company.

        In addition, Mr. Edwab was required to provide up to ten hours a month of consulting services to us through February 6, 2017 for no additional consideration. Services provided in excess of ten hours a month were compensated at a rate equal to $750 per hour.

        For periods on or after July 1, 2015, Mr. Edwab is also compensated as a non-employee director.

Director Compensation Table

        The following table summarizes compensation paid to each non-employee director during the fiscal year ended January 28, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock/Units Awards ($) (1)(2)		Option Awards ($) (2)	All Other Compensation ($) (3)		Total ($)
Dinesh S. Lathi	121,690	198,874	(4)	—	2,769		323,333
David H. Edwab	125,000	156,249		—	1,779,898	(5)	2,061,147
B. Michael Becker (6)	150,000	156,249		—	3,319		309,568
Irene Chang Britt	140,000	156,249		—	3,960		300,209
Rinaldo S. Brutoco	140,000	156,249		—	3,319		299,568
Grace Nichols	140,000	156,249		—	6,384	(7)	302,633
Allen I. Questrom (6)	125,000	156,249		—	3,319		284,568
William B. Sechrest (8)	260,000	156,249		—	7,534	(9)	423,783
Sheldon I. Stein	145,000	156,249		—	3,319		304,568

(1)
Represents aggregate grant date fair value of awards computed in accordance with FASB ASC topic 718 (for additional information see Note 13 of Notes to Consolidated Financial Statements including in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017).

Tailored Brands, Inc. 2017 Proxy Statement        7

(2)
The aggregate number of unvested stock awards and outstanding options held by each non-employee director as of January 28, 2017 was as follows:

	Aggregate Unvested Restricted Stock Outstanding as of January 28, 2017	Aggregate Unvested Unit Awards Outstanding as of January 28, 2017	Aggregate Options Outstanding as of January 28, 2017
Dinesh S. Lathi	4,294	10,602	—
David H. Edwab	4,073	10,602	—
B. Michael Becker	4,073	10,602	—
Irene Chang Britt	4,073	10,602	—
Rinaldo S. Brutoco	4,073	10,602	3,000
Grace Nichols	4,073	10,602	—
Allen I. Questrom	4,073	10,602	—
William B. Sechrest	4,073	10,602	—
Sheldon I. Stein	4,073	10,602	—
(3)
Includes amount of dividends paid to the director on unvested restricted stock awards.
(4)
Includes $42,625 related to the one-time award of 2,500 shares issued to Mr. Lathi upon his appointment as a director.
(5)
Includes retirement payments made to Mr. Edwab in accordance with his employment agreement. Also includes $7,177 paid by us in fiscal 2016 with respect to the non-participant portion of the insurance premiums for Mr. Edwab as a result of his participation in our group medical plan.
(6)
Mr. Becker and Mr. Questrom declined to stand for re-election for personal reasons.
(7)
Includes $3,065 paid by us in fiscal 2016 with respect to the non-participant portion of the insurance premiums for Ms. Nichols as a result of her participation in our group medical plan.
(8)
Mr. Sechrest served as Chairman of the Board until March 23, 2017.
(9)
Includes $4,215 paid by us in fiscal 2016 with respect to the non-participant portion of the insurance premiums for Mr. Sechrest as a result of his participation in our group medical and dental plans.

DIRECTOR NOMINATIONS AND QUALIFICATIONS

Responsibility for Selection of Director Candidates

        The Board is responsible for selecting director candidates. The Board has delegated the screening process for potential directors to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and executives of the Company will be asked to take part in the process as appropriate. The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends such individuals to the Board for its consideration.

Director Qualifications

        The Nominating and Corporate Governance Committee is responsible for reviewing with the Board the requisite skills, experiences, and characteristics needed on the Board. When evaluating candidates, the Board takes into account the composition of the entire Board, including the requirement that a majority of Board members be independent; the diversity of experiences and backgrounds represented on the Board; the need for financial, business, public company and other expertise on the Board and its Committees; and the need to have directors who will work collegially to represent the best interests of the Company and its shareholders, its employees, and the communities in which we do business. This evaluation includes assessing the knowledge and experience of Board candidates in retail, finance, administration, operations, technology, risk management, social media, and marketing.

8        Tailored Brands, Inc. 2017 Proxy Statement

        The Company considers diversity broadly to include differences of viewpoint, professional experience, individual characteristics, personal background, qualities, skills, qualifications, gender, and ethnicity/race. Although the Company does not have a formal policy with respect to the consideration of diversity in identifying director nominees, the Board believes that diversity in experiences, qualifications, backgrounds, and personal characteristics is important to the effectiveness of the Board's oversight of the Company. The Nominating and Corporate Governance Committee does not assign specific weight to particular factors and, depending on the current needs of the Board, may weigh certain factors more or less heavily.

        Director candidates should be able to provide insights and practical wisdom based on their experience and expertise. Directors are expected to prepare for, attend and participate in Board and Board Committee meetings, to ask direct questions and require straight answers, and to devote the time needed to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not, and that they have no conflict of interest that would, materially interfere with the member's service as a director. Service on other boards and other commitments are considered by the Nominating and Corporate Governance Committee when reviewing Board candidates.

        The Board believes that each of its directors is knowledgeable and has significant insight relevant to the Company's businesses, has high ethical standards and personal integrity, takes his or her responsibility to the Board seriously, demonstrates strong leadership skills in his or her area of present and past expertise, has the interest, time available and commitment to fulfill his or her responsibilities as director, and has the ability and willingness to contribute with other directors and with management.

        Based on these factors, the Company believes that each of its directors is qualified to serve on its Board of Directors.

Identifying and Evaluating Nominees for Directors

        The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Committee also regularly engages in Board succession planning by assessing the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the applicable criteria for directors. In addition, when the Committee seeks a new candidate for directorship, it seeks qualifications from the individual that will complement the attributes and perspectives of the other members of the Board. The Committee takes into consideration whether particular individuals satisfy the independence criteria set forth in the NYSE listing standards, together with any special criteria applicable to service on various committees of the Board.

        In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director from any reasonable source, including through current Board members, current management, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Committee or through one-on-one meetings between Committee members and Board candidates and may be considered at any point during the year. In evaluating any potential nominee, the Committee seeks to achieve a diverse view of thoughts based on each Board member's knowledge, life experiences, capabilities, and professional and personal background.

        With respect to the nomination of Mr. Killion, he was originally recommended by Ms. Nichols, who is one of our directors. After research, interviews and further deliberation, the Committee recommended Mr. Killion to the full Board for inclusion in the list of nominees to be elected at the Annual Meeting. The Board will consider which committees Mr. Killion will serve on upon his election.

Tailored Brands, Inc. 2017 Proxy Statement        9

Shareholder Nominees

        The policy of the Nominating and Corporate Governance Committee is to consider written recommendations from shareholders for positions on the Board of Directors. A shareholder who wishes to recommend a prospective nominee for director for general consideration by the Board should notify the Corporate Secretary of the Company or any member of the Committee in writing with whatever supporting material the shareholder considers appropriate, including the nominee's name and qualifications for Board membership. In evaluating the nominations, the Committee seeks to address the criteria set forth above. In addition, shareholders may nominate persons for election as directors at an annual shareholders' meeting if such nominations are made in accordance with the procedures set forth in the "Submitting Proposals For 2018 Annual Meeting" section on page 74 of this proxy statement. The Company received no shareholder nominations for the upcoming Annual Meeting.

CORPORATE GOVERNANCE

        Corporate governance is typically defined as the system that allocates duties and authority among a company's shareholders, Board of Directors, and management. The shareholders elect the Board and vote on extraordinary matters. The Board has the ultimate decision-making authority for the Company, except with respect to those matters specifically reserved to the shareholders. The Board has responsibility for the Company's long-term strategic plans, for establishing broad corporate policies, for hiring, overseeing and evaluating executive management, particularly the Chief Executive Officer, and for our overall performance and direction, but is not directly involved in our day-to-day operations. Management runs the Company's day-to-day operations. Board members keep informed about our business by participating in meetings of the Board and its Committees, by reviewing analyses, reports and other materials provided to them by Company management and through discussions with our Chief Executive Officer and other executive officers.

        Our Board of Directors currently consists of ten directors, including eight independent directors and two individuals who are not considered independent directors. If all of the nominees for election are elected, the Board will be comprised of seven independent directors and two non-independent directors.

        As noted, our business and affairs are managed under the direction of the Board of Directors to enhance the long-term value of the Company for our shareholders. In exercising its authority, the Board recognizes that the long-term interests of our shareholders are best advanced by appropriate consideration of other stakeholders and interested parties including employees and their families, customers, suppliers, communities and society as a whole. To assist the Board in fulfilling its responsibilities, the Board has adopted Corporate Governance Guidelines. The Guidelines are available at www.tailoredbrands.com under "Investor Relations – Corporate Governance – Governance Documents". The Board, with the assistance of the Nominating and Corporate Governance Committee, periodically reviews the Guidelines to ensure they comply with all applicable requirements of the NYSE rules. As contemplated by the Guidelines, the Board of Directors has regular executive sessions where non-management directors meet without management participation. The Chairman of the Board is the presiding director for each executive session.

Affirmative Determination of Directors Independence

        As set forth in the Guidelines, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and the applicable rules of the NYSE. In addition, at least two-thirds of the directors (or if two-thirds is not a whole number then at

10        Tailored Brands, Inc. 2017 Proxy Statement

least the nearest whole number to two-thirds that is less than two-thirds) must meet the following qualifications:

  •
  shall not have been employed by us as an executive officer in the past ten years;

  •
  is not an executive officer or director, or a person serving in a similar capacity with, nor an owner of more than 1% of the equity of, a significant customer, supplier, or service provider to us. For purposes hereof, "significant" shall mean circumstances where during the past fiscal year the business with the customer, supplier, or service provider equaled or exceeded either 1% of the revenue thereof or 1% of our revenue;

  •
  is not personally the accountant, lawyer, or financial advisor for compensation to any of our executive officers;

  •
  is not a trustee, director, or officer of any charitable organization that received contributions during the past fiscal year aggregating $100,000 or more from us;

  •
  has not within the last three years engaged in a related party transaction with us that was required to be disclosed in our proxy statement; and

  •
  is not a father, mother, wife, husband, daughter, son, father-in-law, mother-in-law, daughter-in-law, or son-in-law of a person who would not meet the foregoing qualifications.

        A director may not serve on more than four boards of directors of publicly-held companies (including our Board of Directors) unless the full Board determines that such service does not impair the director's performance of his or her duties to the Company. Directors are expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee and will be expected to offer to resign if the Nominating and Corporate Governance Committee concludes that the director no longer meets our requirements for service on the Board. The Nominating and Corporate Governance Committee of the Board may establish from time to time additional qualifications for directors, taking into account the composition and expertise of the entire Board.

        The Board of Directors has affirmatively determined that each member of the Board, with the exception of Mr. Edwab and Mr. Ewert, and each nominee for director is independent in accordance with NYSE Listing Standards and our Guidelines and has no current material relationship with the Company, except as a director. When determining whether a director qualifies as independent, the Board, in accordance with NYSE rules, broadly considers all relevant facts and circumstances to determine whether the director has any material relationship with the Company, either directly or indirectly (as a partner, shareholder or officer of an organization that has a relationship with the Company), other than serving as one of our directors.

Board Leadership Structure

        The Board of Directors believes that it is beneficial to the Company and increases the effectiveness of the Board to have an independent director integrally involved in establishing and leading the Board agenda and interacting with management on a regular basis. As a result, the Board of Directors has appointed Mr. Lathi to serve as the non-executive Chairman of the Board. In his capacity as Chairman, Mr. Lathi consults regularly with Mr. Ewert and other members of management; has primary responsibility with Mr. Ewert for preparing the agenda for Board meetings; leads the meetings of the Board of Directors with Mr. Ewert; and chairs the executive sessions of the Board. We believe that the bifurcation of the chairman and chief executive officer roles leads to more prudent risk management practices and brings a level of oversight to management activities that may not otherwise exist if the chairman and chief executive officer was a single individual. The Board periodically reviews our leadership structure and

Tailored Brands, Inc. 2017 Proxy Statement        11

retains the authority to modify the structure, as and when appropriate, to address our then current circumstances.

        In addition, the Company recently instituted an Office of the Chairman consisting of Mr. Lathi (non-executive Chairman of the Board), Mr. Ewert (Chief Executive Officer) and Bruce K. Thorn (President and Chief Operating Officer), which was created as a platform for these leaders to use their individual and collective expertise to work on strategic initiatives to improve our innovation, speed and quality of execution.

Board Role in Risk Oversight

        The Board and its Committees play an important role in overseeing management's identification, assessment, and mitigation of risks that are material to us. The Board has ultimate oversight responsibility for our risk management program and discharges many of its responsibilities and oversight functions with respect to risk through its Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

        In particular, the Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, legal and regulatory compliance, our audit, accounting and financial reporting processes, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees. The Audit Committee also periodically reviews with our General Counsel legal matters, if any, that may have a material adverse impact on our financial statements, compliance with laws, and material reports, if any, received from regulatory agencies.

        The Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs. In connection with its oversight responsibility, the Compensation Committee periodically reviews and evaluates our compensation programs to determine if there are any pay practices that may create, and any factors that may reduce the likelihood of, excessive risk taking by our employees to determine whether our compensation program presents a material risk to us. Based on its most current review and evaluation, the Compensation Committee has concluded that our compensation programs for our employees (including our executive officers) do not create risks that are reasonably likely to have a material adverse effect on us.

        The Nominating and Corporate Governance Committee oversees risks associated with corporate governance, business conduct, and ethics.

Attendance at the Annual Meeting of Shareholders

        Our Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Therefore, the directors are encouraged to and generally attend our Annual Meeting of Shareholders. Nine of our ten current directors attended our 2016 Annual Meeting of Shareholders.

Communications with the Board of Directors

        The Board believes that it is important for shareholders and other interested parties to have a process by which to send communications to the Board. Accordingly, any shareholder or other interested party wishing to send written communications to any one or more members of our Board Committees or the Board of Directors may do so by sending communications to them in care of the Corporate Secretary, 6100 Stevenson Blvd., Fremont, California 94538 or via email at CorporateSecretary@tailoredbrands.com. All such communications will be reviewed by the Company and forwarded to Board members as appropriate.

12        Tailored Brands, Inc. 2017 Proxy Statement

Committees of the Board of Directors and Meeting Attendance

        During the fiscal year ended January 28, 2017, the Board of Directors held five meetings. Each director attended at least 75% of the meetings of the Board of Directors and each committee of which the director was a member.

        The Board of Directors has established three standing committees: Audit, Compensation and Nominating and Corporate Governance. The committee(s) on which each director serves is set forth below:

	Audit	Compensation	Nominating and Corporate Governance
Dinesh S. Lathi	M	M
David H. Edwab
Douglas S. Ewert
B. Michael Becker	C
Irene Chang Britt	M		M
Rinaldo S. Brutoco	M		M
Grace Nichols		M	C
Allen I. Questrom		M
William B. Sechrest	M
Sheldon I. Stein		C	M

C = Chair
M = Member

Audit Committee

        The Audit Committee operates under a written charter adopted by the Board which reflects SEC and NYSE rules relating to audit committees. The Board affirmatively determined that all members of the Audit Committee are "independent" in accordance with the NYSE Listing Standards and Rule 10A-3(b)(1) of the Exchange Act. In addition, the Board has determined that each of the members of the Audit Committee is "financially literate" and that each is an "audit committee financial expert," as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee's responsibilities to the Board of Directors are detailed in the Audit Committee Charter, which can be found on the Company's website, and are discussed in further detail in the Audit Committee's report which appears on page 69 of this proxy statement. During the fiscal year ended January 28, 2017, the Audit Committee held seven meetings.

Compensation Committee

        The Compensation Committee operates under a written charter adopted by the Board which reflects SEC and NYSE rules relating to compensation committees. The Board affirmatively determined that each member of the Compensation Committee is "independent" in accordance with the NYSE Listing Standards, is a "non-employee director", as defined in Section 16 of the Exchange Act, and is an "outside director," as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee assists the Board in its oversight responsibilities related to the Company's compensation strategies, objectives, and programs; reviews and recommends to the Board for approval the principal elements of Board compensation; and reviews and approves compensation and benefit programs and pay levels for the Company's Chief Executive Officer and for executive officers below the

Tailored Brands, Inc. 2017 Proxy Statement        13

chief executive officer level. The Compensation Committee's responsibilities to the Board of Directors are detailed in the Compensation Committee Charter which can be found on the Company's website. During the fiscal year ended January 28, 2017, the Compensation Committee held seven meetings. The Compensation Committee's report appears on page 51 of this proxy statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board which reflects SEC and NYSE rules relating to nominating committees. The Board affirmatively determined that all members of the Nominating and Corporate Governance Committee are "independent" in accordance with the NYSE Listing Standards. The Nominating and Corporate Governance Committee is responsible for reviewing and approving the overall corporate governance policies for the Company, for identifying, screening, recruiting and presenting director candidates to the Board of Directors consistent with criteria approved by the Board, nominating directors for Board seats and committee membership, and overseeing Board and Board Committee evaluations. The Nominating and Corporate Governance Committee's responsibilities to the Board of Directors are detailed in the Nominating and Corporate Governance Committee Charter which can be found on the Company's website. During the fiscal year ended January 28, 2017, the Nominating and Corporate Governance Committee held three meetings.

Director Equity Ownership

        The Board believes that directors should be shareholders and have a financial stake in the Company. Therefore, the Board requires directors to hold an ownership position in the Company, equal to the lesser of 12,000 shares or $625,000 in aggregate market value. New directors must reach the ownership requirement within five years of becoming a director. Each director has met the requirement, except Mr. Lathi, who has until the end of fiscal 2021 to do so. If elected, Mr. Killion will have until the end of fiscal 2022 to meet the ownership requirement.

Corporate Governance Materials Available on the Company's Web Site

        Information relating to the Company's corporate governance, including the following governance documents, are available at the Company's website (www.tailoredbrands.com) under "Investors – Corporate Governance – Governance Documents":

  •
  Bylaws

  •
  Corporate Governance Guidelines

  •
  Audit Committee Charter

  •
  Compensation Committee Charter

  •
  Nominating and Corporate Governance Charter

  •
  Director and Senior Executive Officer Stock Ownership Guidelines

  •
  Insider Trading Policy

  •
  Code of Ethics and Business Conduct

  •
  Complaint Procedures for Accounting Matters

  •
  Regulation – Fair Disclosure Policy

  •
  Policy Regarding the Hiring of Employees or Former Employees of the Independent Auditor

  •
  Anti-Corruption Compliance Policy

14        Tailored Brands, Inc. 2017 Proxy Statement

The Company's shareholders may obtain printed copies of these documents by writing to Tailored Brands, Inc., Corporate Secretary, 6100 Stevenson Blvd., Fremont, CA 94538 or via email at CorporateSecretary@tailoredbrands.com.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2016, none of our executive officers served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

        During fiscal 2016, no member of the Compensation Committee was an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 404 of Regulation S-K of the General Rules and Regulations of the SEC or the NYSE Listing Standards.

PROPOSAL 2:
ADOPTION OF AN AMENDMENT TO THE 2016
LONG-TERM INCENTIVE PLAN AND REAPPROVAL
OF MATERIAL TERMS OF PERFORMANCE GOALS

        On April 12, 2017, pursuant to authority delegated by the Board on March 16, 2017, the Compensation Committee unanimously adopted, subject to approval by our shareholders, an amendment (the "Amendment") to the Tailored Brands, Inc. 2016 Long-Term Incentive Plan to: (1) expand the definition of "Preexisting Plan" to apply to The Men's Wearhouse, Inc. 1996 Long-Term Incentive Plan (the "1996 LTIP") in addition to the Tailored Brands, Inc. 2004 Long-Term Incentive Plan (the "2004 LTIP"); (2) increase the number of shares of common stock available for issuance under the 2016 LTIP by 2.9 million shares; (3) revise the share recirculation provision set forth in Section 4.2 of the 2016 LTIP; and (4) impose a minimum vesting requirement on all Awards (as defined below) under the 2016 LTIP. In this Proposal 2, we are asking our shareholders to approve the 2016 LTIP, as proposed to be amended by the Amendment, and reapprove the material terms of the performance goals for Cash-Based Awards, Performance Stock Awards and Performance Unit Awards (each, as defined below) under the 2016 LTIP for purposes of compliance

Tailored Brands, Inc. 2017 Proxy Statement        15

with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder ("Section 162(m)").

        The purpose of the 2016 LTIP is to advance the interests of the Company and its shareholders and promote the long-term growth of the Company by providing participants with incentives to maximize shareholder value and to otherwise contribute to the success of the Company, thereby aligning the interests of participants with the interests of the Company's shareholders and providing them additional incentives to continue in their employment or affiliation with the Company. The 2016 LTIP serves these purposes by making equity-based and equity-related awards ("Awards") available for grant to eligible participants in the form of:

  •
  nonqualified stock options to purchase our common stock ("NQSOs");

  •
  incentive stock options to purchase our common stock ("ISOs" and, together with NQSOs, "Options");

  •
  stock appreciation rights ("SARs");

  •
  restricted common stock ("Restricted Stock");

  •
  deferred stock units ("DSUs");

  •
  awards denominated in cash that are subject to the attainment of performance goals ("Cash-Based Awards");

  •
  awards similar to Restricted Stock Awards that are subject to the attainment of performance goals ("Performance Stock Awards");

  •
  awards similar to DSU Awards that are subject to the attainment of performance goals ("Performance Unit Awards"); and

  •
  equity-based or equity-related Awards not otherwise described by the terms and provisions of the 2016 LTIP ("Other Stock-Based Awards").

The Proposed Amendment

        The proposed Amendment makes the following changes to the 2016 LTIP.

        Expand Definition of "Preexisting Plan" to Apply to the 1996 LTIP.    The Amendment expands the definition of "Preexisting Plan" to also apply to the 1996 LTIP. The proposed expansion of the definition of "Preexisting Plan" subjects the 1996 LTIP to the share recirculation provision set forth in Section 4.2 of the 2016 LTIP and, as a result, any shares of common stock subject to outstanding awards under the 2004 LTIP or the 1996 LTIP as of May 5, 2016 that on or after May 5, 2016 cease for any reason to be subject to such awards other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares of common stock will immediately become available to be issued pursuant to an Award granted under the 2016 LTIP and would not count against the 9.3 million share limit (additional revisions to the share recirculation provision are described below in "– Revisions to Share Recirculation Provision". We believe that revising the definition of "Preexisting Plan" provision to also apply to the 1996 LTIP is consistent with the 2016 LTIP's treatment of the 2004 LTIP and would also advance the purposes described below in "– Increase in Share Authorization".

        Increase in Share Authorization.    We are proposing to increase the maximum aggregate number of shares of common stock available for issuance under the 2016 LTIP by 2.9 million shares from 6.4 million shares to 9.3 million shares. The Board and management believe equity compensation is a valuable tool to maintain the Company's ability to attract and retain key personnel, continue to provide them with strong incentives to contribute to the Company's future success and align the interests of our personnel with the

16        Tailored Brands, Inc. 2017 Proxy Statement

interests of our shareholders. Accordingly, we strongly believe that the Amendment is important to our future success. If our shareholders approve the Amendment, we would expect to have a sufficient number of shares of common stock available for issuance under the 2016 LTIP to continue to provide equity-based incentive compensation through fiscal 2019 and we would not intend to request shareholder approval of additional shares under any employee equity incentive plan prior to fiscal 2019. If our shareholders do not approve the Amendment, we may not have sufficient shares of common stock available for issuance under the 2016 LTIP to fully execute our equity compensation program beyond fiscal 2017. We believe that such a lack of available equity would materially limit our ability to attract, retain and motivate individuals integral to achieving our business goals and objectives and place us at a competitive disadvantage.

        We recognize that equity awards dilute existing shareholders. In reaching our conclusion as to the appropriate number of shares of common stock to seek to add to the 2016 LTIP in this proposal, we reviewed, among other things, our burn rate. Burn rate measures how rapidly a company is depleting its shares reserved for equity compensation, and is commonly used by investors and proxy advisory firms to evaluate proposals relating to equity compensation plans. Our average burn rate over the three years ended January 28, 2017 (calculated as equity-based awards granted at target under our equity compensation plan for the relevant year, divided by average basic common shares outstanding for that year) is approximately 2.1%. Our average burn rate over the three years ended January 28, 2017 is generally consistent with the recent median practice among our peers for compensation benchmarking purposes, and is well below the industry benchmark published by a major proxy advisory firm indicating an excessive burn rate. The potential dilution resulting from issuing the aggregate number of shares of common stock that would be available for issuance under the 2016 LTIP upon approval of this proposal (i.e., the approximately 5.9 million shares currently remaining for issuance plus the additional 2.9 million shares requested for issuance) and taking into account outstanding awards, would be 19.2% on a fully-diluted basis.

        For more information concerning the number of shares of common stock available for issuance under the 2016 LTIP and the outstanding awards under the 2016 LTIP and its predecessor plans, see "– New Plan Benefits" and "Equity Compensation Plan Information" on pages 30 and 31 of this proxy statement, respectively.

        Revise Share Recirculation Provision.    The 2016 LTIP's share recirculation provision provides that the following shares of common stock will count against the aggregate number of shares of common stock available for issuance under the 2016 LTIP: (1) shares withheld from payment of an Award (or an award under the 2004 LTIP) to satisfy tax obligations with respect to the Award; (2) shares tendered in payment of the Option Price of an Option (or an option under the 2004 LTIP); and (3) shares subject to a Stock Appreciation Right (or a stock appreciation right under the 2004 LTIP) that is settled in shares. The Amendment's share recirculation provision provides that the following shares of common stock will not become available to be issued pursuant to an Award: (1) shares withheld from payment of an Award (or an award under the 1996 LTIP or the 2004 LTIP) to satisfy tax obligations with respect to the Award; (2) shares tendered in payment of the Option Price of an Option (or an option under the 1996 LTIP or the 2004 LTIP); and (3) shares subject to a Stock Appreciation Right (or a stock appreciation right under the 1996 LTIP or the 2004 LTIP) that is settled in shares. We believe that the proposed revisions to the share recirculation provision conform the 2016 LTIP's share recirculation provision to the customary structure of contemporary share recirculation provisions by eliminating the possibility that shares subject to awards under the 1996 LTIP or the 2004 LTIP will count against the share authorization under multiple plans.

        Impose Minimum Vesting Requirements on All Award Types.    The 2016 LTIP provides that no Option or SAR will vest until at least one year following the grant date of the Award, except in the case of death, disability or change in control; provided, however, that up to 5% of the aggregate number of shares that may be issued under the 2016 LTIP may be subject to Awards that do not meet such vesting requirements. The Amendment extends this minimum vesting requirement to all Award types and

Tailored Brands, Inc. 2017 Proxy Statement        17

provides that no Award under the 2016 LTIP will vest until at least one year following the grant date of the Award, except in the case of death, disability or change in control; provided, however, that up to 5% of the aggregate number of shares that may be issued under the 2016 LTIP may be subject to Awards that do not meet such vesting requirements. We believe that extending the minimum vesting requirements to apply to all Awards is a developing best practice and reflects our commitment to good corporate governance.

Section 162(m) Reapproval

        In connection with the approval of the 2016 LTIP, as proposed to be amended by the Amendment, we are also asking our shareholders to reapprove the material terms of the performance goals for Cash-Based Awards, Performance Stock Awards and Performance Unit Awards set forth in the 2016 LTIP. Our shareholders approved these same performance goals at our 2016 Annual Meeting of Shareholders. This reapproval will provide us with the continued flexibility to grant awards under the 2016 LTIP that qualify as "performance-based" compensation under Section 162(m). Section 162(m) generally limits the deduction that we may take for certain remuneration paid in excess of $1,000,000 to any "covered employee" (as defined in Section 162(m)) in any one taxable year. Compensation that qualifies as "performance-based" is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 million limit. One of the requirements that must be satisfied to qualify as "performance-based" compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of the company's shareholders at least once every five years. For purposes of Section 162(m), the material terms of the performance goals generally include: (1) the individuals eligible to receive compensation upon achievement of performance goals; (2) the business criteria on which the performance goals may be based; and (3) the maximum amount that may be paid to an individual upon attainment of the performance goals.

        Each of these material terms as they relate to the 2016 LTIP is discussed below, and by approving the 2016 LTIP, as proposed to be amended by the Amendment, our shareholders also will be reapproving the material terms of the performance goals under the 2016 LTIP for purposes of the shareholder approval requirements of Section 162(m).

Key Plan Features

        The 2016 LTIP, as proposed to be amended by the Amendment, includes provisions designed to protect the interests of our shareholders and reflect corporate governance best practices, including:

  •
  NO SINGLE TRIGGER ACCELERATED VESTING UPON CHANGE IN CONTROL. The 2016 LTIP does not provide for any automatic mandatory vesting of awards upon a change in control.

  •
  NO LIBERAL SHARE COUNTING OR RECYCLING. The following shares of common stock will not become available again for issuance under the 2016 LTIP: (1) shares withheld from the payment of an Award (or an award under the 1996 LTIP or the 2004 LTIP) to satisfy tax obligations with respect to the Award; (2) shares tendered in payment of the exercise price of an Option (or an option under the 1996 LTIP or the 2004 LTIP); (3) shares not issued upon the "net settlement" of a SAR (or a stock appreciation right under the 1996 LTIP or the 2004 LTIP); and (4) shares that we repurchase on the open market with the proceeds of the exercise price of an Option (or proceeds of the exercise price of an Option under the 1996 LTIP or the 2004 LTIP).

  •
  MINIMUM VESTING REQUIREMENTS. The 2016 LTIP provides that no Award will vest until at least one year following the grant date of the award, except in the case of death, disability or change in control; provided, however, that up to 5% of the aggregate number of shares that may be issued under the 2016 LTIP may be subject to Awards that do not meet such vesting requirements.

18        Tailored Brands, Inc. 2017 Proxy Statement

  •
  AWARDS SUBJECT TO FORFEITURE/CLAWBACK. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, a current or former executive officer must forfeit and repay to the Company any compensation awarded under the 2016 LTIP to the extent specified in any of the Company's recoupment policies established or amended (now or in the future).

  •
  REPRICING/CASH BUYOUT OF UNDERWATER OPTIONS AND SARS NOT ALLOWED WITHOUT SHAREHOLDER APPROVAL. The Compensation Committee may not directly or indirectly lower the exercise price of a previously granted Option or SAR or cancel a previously granted Option or SAR for a payment of cash or other property, without the prior approval of the Company's shareholders.

  •
  NO EVERGREEN PROVISION. The 2016 LTIP does not contain an annual "evergreen" provision. The 2016 LTIP authorizes the issuance of a fixed number of shares and requires shareholder approval for the issuance of any additional shares, which provides our shareholders with direct input on our equity compensation programs.

  •
  NO LIBERAL CHANGE IN CONTROL DEFINITION; REQUIRE CONSUMMATION OF A CHANGE IN CONTROL EVENT. The change in control definition in the 2016 LTIP is not a "liberal" definition. A change in control transaction must actually occur to trigger the change in control provisions in the 2016 LTIP.

  •
  NO DISCOUNT STOCK OPTIONS OR SARS. All Options and SARs granted under the 2016 LTIP must have an exercise price equal to or greater than the fair market value of our common stock on the grant date.

  •
  NO DIVIDEND EQUIVALENTS ON UNVESTED OR UNEARNED AWARDS. Any dividend equivalents paid under an Award will be subject to restrictions and a substantial risk of forfeiture to the same extent as the Award with respect to which such dividend equivalents are to be paid.

  •
  LIMIT ON NON-EMPLOYEE DIRECTOR AWARDS. The maximum number of shares of common stock subject to Awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $500,000 in total value.

Summary of the 2016 Long-Term Incentive Plan as Proposed to be Amended

        The material features of the 2016 LTIP, as it is proposed to be amended by the Amendment, are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2016 LTIP, as it is proposed to be amended by the Amendment, which is attached to this Proxy Statement as Appendix A.

Administration

        The Compensation Committee will administer the 2016 LTIP. The 2016 LTIP requires the Compensation Committee to be comprised of at least two directors, each of whom will be an "outside director" (within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder) and a "non-employee" director (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee currently consists of three directors, each of whom is an "outside director" and a "non-employee director".

        In its capacity as plan administrator, the Compensation Committee will have full and exclusive power to interpret and apply the terms and provisions of the 2016 LTIP and Awards made under the 2016 LTIP, and to adopt such rules, regulations and guidelines for implementing the 2016 LTIP as the Compensation

Tailored Brands, Inc. 2017 Proxy Statement        19

Committee may deem necessary or proper. In carrying out its authority under the Plan, the Compensation Committee will have full and final authority and discretion, including the following rights, powers and authorities to: (1) determine the participants to whom and the times at which Awards will be made; (2) determine the number and exercise price of shares of our common stock covered in each Award; (3) determine the terms, provisions and conditions of each Award; (4) accelerate the time at which any outstanding Award will vest; (5) prescribe, amend and rescind rules and regulations relating to administration of the 2016 LTIP; and (6) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the 2016 LTIP.

        All determinations and decisions made by the Compensation Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Compensation Committee will be final, conclusive and binding on all parties.

        With respect to each Award granted under the 2016 LTIP, we will enter into a written or electronic award agreement with the participant which describes the terms and conditions of the Award, including (1) the type of Award and when and how it may be exercised or earned, (2) any exercise price associated with the Award, (3) how the Award will or may be settled and (4) any other applicable terms and conditions affecting the Award.

Eligibility

        The Compensation Committee may select any (1) employees of the Company and its affiliates, (2) persons who have agreed to become employees of the Company and its affiliates and are expected to become such within three months of the date of the Award, (3) non-employee directors of the Company and (4) consultants who render services to the Company or its affiliates (other than the prohibited services described in the 2016 LTIP) to receive Awards under the 2016 LTIP. As of the Record Date, there were approximately 23,000 employees of the Company and its affiliates and nine non-employee directors of the Company. We are unable to reasonably estimate the number of third-party consultants who will be eligible to receive Awards under the 2016 LTIP. We have not granted any Awards under the 2016 LTIP to consultants and we expect that any such Awards would be rare.

Available Common Stock

        Subject to the adjustments discussed below, the aggregate number of shares of our common stock available for the grant of Awards under the 2016 LTIP will be 9.3 million. The shares of our common stock that may be delivered under the 2016 LTIP may consist of (1) treasury shares and (2) authorized and unissued shares of common stock.

        Upon the grant of an ISO, a NQSO or a SAR, we will reduce the number of shares of our common stock available for issuance under the 2016 LTIP by an amount equal to the number of shares of common stock subject to such Award. Upon the grant of an Award other than an ISO, a NQSO or a SAR (a "Full Value Award"), we will reduce the number of shares of our common stock available for issuance under the 2016 LTIP by an amount equal to the number of shares of common stock subject to such Award multiplied by 2.0. In the case of any SAR which is settled in shares of our common stock, the number of shares of common stock subject to the SAR will be counted against the aggregate number of shares of our common stock available for future Awards for every share of common stock subject to the SAR, regardless of the number of shares of common stock used to settle the SAR upon exercise.

        The following shares of our common stock may be awarded under the 2016 LTIP and do not count against the 9.3 million share limit:

  •
  shares of common stock allocable to the portion of an Award granted under the 2016 LTIP that terminates or expires, is forfeited or cancelled, for any reason, or is settled in cash in lieu of shares of common stock or in a manner such that all or some of the shares of Stock covered by the Award are not issued or are exchanged for Awards that do not involve shares of common stock;

20        Tailored Brands, Inc. 2017 Proxy Statement

  •
  shares of common stock subject to outstanding awards under the 1996 LTIP or the 2004 LTIP as of the effective date of the 2016 LTIP that, on or after such effective date, cease to be subject to such awards other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares of Common stock; and

  •
  shares of common stock granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become eligible participants in the 2016 LTIP as the result of a merger, consolidation, acquisition or similar corporate transaction involving such company and the Company or any of its affiliates.

        During any fiscal year of the Company, the Compensation Committee may not grant any employee:

  •
  ISOs, NQSOs or SARs covering more than 500,000 shares of our common stock;

  •
  Performance Stock Awards or Performance Unit Awards covering more than 300,000 shares of our common stock;

  •
  Performance Stock Awards or Performance Unit Awards settled in cash that have a fair market value in excess of the fair market value of a share of common stock on the applicable payment or settlement date of the Award multiplied by 300,000; or

  •
  Cash-Based Awards of more than $7 million.

        The maximum number of shares of common stock subject to Awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $500,000 in total value (based on the grant date fair value of such Awards for financial reporting purposes).

        If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting our common stock, the Compensation Committee will adjust the number of shares of common stock available for issuance under the 2016 LTIP, any other limit applicable under the 2016 LTIP with respect to the number of Awards that may be granted thereunder, and the number, class and exercise price (if applicable) or base price (if applicable) of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable.

        On the Record Date, the closing price of our common stock on the NYSE was $12.08.

Types of Awards

        Options.    The Compensation Committee may grant Options at any time during the term of the 2016 LTIP in such number and upon such terms as it determines; provided, that to the extent that the aggregate fair market value (as defined in the 2016 LTIP) of shares of our common stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, such Options will be treated as NQSOs. The exercise price of any Option will at least equal the fair market value of our common stock (i.e., the closing price of the our common stock on the NYSE) on the date the Option is granted, and may be paid (1) in cash, (2) by tendering previously-acquired shares of our common stock, (3) by a cashless exercise or (4) through any other method approved by the Compensation Committee. The Compensation Committee will also determine the term of the option (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation Committee may grant all of the common stock available for issuance under the 2016 LTIP with respect to ISOs. However, the Compensation Committee may only grant ISOs to employees of the Company or its subsidiaries, and ISOs will be subject to certain

Tailored Brands, Inc. 2017 Proxy Statement        21

additional restrictions, including without limitation compliance with the requirements of Section 422 of the Code.

        Stock Appreciation Rights.    The Compensation Committee may grant SARs at any time during the term of the 2016 LTIP in such number and upon such terms as it determines. The exercise price of any SAR will at least equal the fair market value of our common stock on the date the SAR is granted. The Compensation Committee will also determine the term of the SAR (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of a SAR, a participant will be entitled to receive a payment from the Company in an amount determined by multiplying the excess of the fair market value of a share of our common stock on the date of exercise over the grant price of the SAR by the number of shares of our common stock with respect to which the SAR is exercised. A SAR may be settled in our common stock, cash or a combination thereof, as determined by the Compensation Committee.

        Restricted Stock.    The Compensation Committee may grant shares of Restricted Stock at any time during the term of the 2016 LTIP in such number and upon such terms as it determines. The Compensation Committee will determine the terms, conditions and any vesting, transferability and forfeiture restrictions applicable to each Restricted Stock Award, all of which will be reflected in the related award agreement. During the period that the shares of Restricted Stock remain subject to forfeiture, (1) we may retain the certificates representing shares of Restricted Stock, (2) a participant may not sell or otherwise transfer the shares of Restricted Stock and (3) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to the shares of Restricted Stock (except that receipt of any dividends will be subject to the same terms, conditions and restrictions as apply to the shares of Restricted Stock).

        Deferred Stock Unit Awards.    The Compensation Committee may grant DSUs at any time during the term of the 2016 LTIP in such number and upon such terms as it determines. The value of any DSU will equal the fair market value of a share of our common stock. The Compensation Committee will determine the terms, conditions and any vesting, transferability and forfeiture restrictions applicable to each DSU Award, all of which will be reflected in the related award agreement. The award agreement for a DSU may also specify that the holder of the DSU Award will be entitled to the payment of dividend equivalents under the Award. Any dividend equivalents paid under a DSU Award will be subject to the same vesting, transferability and forfeiture restrictions as the Award with respect to which such dividend equivalents are to be paid. A DSU may be settled in our common stock, cash or a combination thereof, as determined by the Compensation Committee at such time as is specified in the applicable award agreement.

        Performance Awards.    The Compensation Committee may grant Cash-Based Awards, Performance Stock Awards and Performance Unit Awards at any time during the term of the 2016 LTIP in such number and upon such terms as it determines. The Compensation Committee will determine the terms, conditions and any vesting, transferability and forfeiture restrictions applicable to each Cash-Based Award, Performance Stock Award and Performance Unit Award, all of which will be reflected in the related award agreement. Such restrictions will be based upon the attainment of performance goals determined by the Compensation Committee. The Compensation Committee will base the performance goals on one or more of the following performance criteria enumerated in the 2016 LTIP:

  •
  revenue, revenue growth, product revenue growth, revenue ratios and net revenue;

  •
  net income or loss, operating income and pre-tax or after-tax income or loss (before or after allocation of corporate overhead and bonus);

  •
  earnings, net earnings, earnings before interest, taxes, depreciation, and amortization, earnings before any one of, or combination of two or more of, interest, taxes, depreciation, amortization and/or any other financial adjustment to earnings reflected in the Company's audited financial

22        Tailored Brands, Inc. 2017 Proxy Statement

    statements that is allowed under generally accepted accounting principles, earnings per share and earnings per share growth;

  •
  economic value and economic value added;

  •
  gross profits, operating profits, net operating profit, net profits, profit return and profit before tax;

  •
  gross margin, profit margins, cash margins and operating margin;

  •
  year-end cash;

  •
  cash return on capitalization;

  •
  operating expense, operating expense as a percentage of revenue, improvement in or attainment of expense levels, expense reductions, cost reductions and cost ratios;

  •
  gross sales, net sales, sales growth and comparable sales growth;

  •
  stock price and comparisons with various stock market indices;

  •
  return on equity, return on assets, return on net assets, return on capital, return on capital compared to cost of capital, cost of capital, assets under management, return on capital employed and return on invested capital;

  •
  debt to capital ratio and debt reduction;

  •
  shareholder equity;

  •
  improvement in or attainment of working capital levels, including cash, inventory levels and accounts receivable levels;

  •
  total shareholder return, shareholder return, shareholder value and growth in shareholder value relative to a pre-determined index;

  •
  financial ratios (including those measuring liquidity, activity, profitability or leverage) and financial return ratio;

  •
  cash flow, net cash flow, cash flow from operations, net cash provided by operating activities, free cash flow, cash flow per share (before or after dividends), cash flow return on investment, cash value added performance and net cash flow before financing activities;

  •
  market share;

  •
  proceeds from dispositions;

  •
  project completion time and budget goals;

  •
  financing and other capital raising transactions (including sales of the company's equity or debt securities);

  •
  acquisitions and divestitures;

  •
  operating efficiencies;

  •
  total market value;

  •
  credit rating;

  •
  sales or licenses of the Company's and its affiliates' assets, including intellectual property, whether in a particular jurisdiction or territory or globally;

  •
  customer growth, customer satisfaction, customer satisfaction rating, customer complaint frequency, incident resolution success ratio and problem resolution success ratio;

  •
  strategic plan development and implementation and succession plan development and implementation; and

Tailored Brands, Inc. 2017 Proxy Statement        23

  •
  improvements in productivity, employee satisfaction, employee turnover and recruiting and maintaining personnel.

        As determined by the Compensation Committee, the selected performance criteria may relate to the individual participant, the Company, one or more business units, subsidiaries, divisions, departments, regions, stores, segments, products or functions of the Company or its affiliates, or the Company as a whole, and may be measured on a per share, per capita, per unit, per square foot, per employee, per store, per customer or other objective basis, on a pre-tax or after-tax basis or on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index).

        With respect to holders who are not covered employees and who, in the Compensation Committee's judgment, are not likely to be covered employees at any time during the applicable performance period or during any period in which Cash-Based Award, Performance Stock Award or Performance Unit Award may be paid following a performance period, the performance objectives established for the performance period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed in the 2016 LTIP, and such performance objectives will be subject to such other special rules and conditions as the Compensation Committee may establish at any time.

        To the extent permitted by Section 162(m) of the Code, the Compensation Committee may provide that amounts relating to or arising from one or more of the following may be included or excluded from the performance goals on a non-discretionary basis: (1) unusual, infrequently occurring or non-recurring events affecting the Company and/or its affiliates; (2) changes in applicable tax laws; (3) changes in accounting principles; (4) changes related to restructured or discontinued operations; (5) restatement of prior financial results; and (6) any other unusual, infrequently occurring or non-recurring gain or loss including those described in the Financial Accounting Standards Board's authoritative guidance, footnotes to the Company's financial statements, in management's discussion and analysis of financial condition and results of operations appearing in the Company's reports on Form 10-K, 10-Q or 8-K for the applicable year and/or appearing in a press release reporting the Company's earnings for any fiscal period. Under the 2016 LTIP, the Compensation Committee has the authority to exercise negative discretion and reduce (but not increase with respect to holders of Awards who are Covered Employees or who, in the Compensation Committee's judgment, are likely to be Covered Employees) the amount of a Cash-Based Award, Performance Stock Award or Performance Unit Award actually paid to a participant.

        For each Cash-Based Award, Performance Stock Award or Performance Unit Award granted to a covered employee, the Compensation Committee will establish the applicable performance goals while the outcome of the applicable performance goals is substantially uncertain, but in any event prior to the earlier to occur of (1) 90 days after the commencement of the period of service to which the performance goal relates and (2) the lapse of 25 percent of the period of service. Each performance goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met.

        Subject to the terms and conditions of the 2016 LTIP, each holder of a Performance Stock Award will have all the rights of a shareholder with respect to the shares of our common stock issued to the holder pursuant to the Award during any period in which such issued shares of our common stock are subject to forfeiture and restrictions on transfer, including the right to vote such shares of stock; provided, however, that the holder shall not receive payment of dividends until and only to the extent that the performance goals applicable to such Award are satisfied. An award agreement for a Performance Unit Award may specify that the holder of such Award will be entitled to the payment of dividend equivalents under the Award; provided, however, that the holder will not receive payment of such dividend equivalents until and only to the extent that the performance goals applicable to such Award are satisfied. A Performance Unit Award may be settled in our common stock, cash or a combination thereof, as determined by the Compensation Committee.

24        Tailored Brands, Inc. 2017 Proxy Statement

        Other Stock-Based Awards.    The Compensation Committee may grant Other Stock-Based Awards at any time during the term of the 2016 LTIP in such number and upon such terms as it determines. The Compensation Committee will determine the terms, conditions and any vesting, transferability and forfeiture restrictions applicable to each Other Stock-Based Award, all of which will be reflected in the related award agreement. Other Stock-Based Awards may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. The award agreement for an Other Stock Based Award may also specify that the holder of the Other Stock Based Award will be entitled to the payment of dividend equivalents under the Award. Any dividend equivalents paid under an Other Stock Based Award will be subject to the same vesting, transferability and forfeiture restrictions as the Award with respect to which such dividend equivalents are to be paid. Other Stock-Based Awards may be settled in our common stock, cash or a combination thereof, as determined by the Compensation Committee at such time as is specified in the applicable award agreement.

Termination of Employment or Service

        The Compensation Committee will determine the extent to which each Award granted under the 2016 LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the Award in connection with a participant's termination of employment or service. Such provisions, which will be reflected in the related award agreement, need not be uniform among all Awards and may reflect distinctions based on the reasons for termination.

Change in Control

        If a Change in Control (as defined in the 2016 LTIP) occurs while unexercised or unvested Awards remain outstanding under the 2016 LTIP, then, except as otherwise provided in an Award agreement or other agreement between the holder of the Award and the Company, the Compensation Committee will effect one or more of the following alternatives (which may vary among Awards and among individual holders of Awards granted under the 2016 LTIP):

        (1)   accelerate the time at which some or all of the outstanding Awards may be exercised and specify the time at which all such Awards that remain unexercised will terminate;

        (2)   require (A) the mandatory surrender to the Company of some or all of the outstanding Awards as of a date before or after such Change in Control and (B) the payment by the Company of a cash amount per share to the holders of the Awards upon such surrender equal to the excess, if any, of the per share price offered to shareholders of the Company in connection with such Change in Control over the exercise prices applicable to such Awards;

        (3)   in accordance with the terms of the 2016 LTIP, provide for the assumption or substitution of some or all of the outstanding Awards by a party to the Change in Control transaction that is employing, or affiliated or associated with, the holder of the Awards in the same or a substantially similar manner as the Company prior to the Change in Control;

        (4)   adjust the number of shares and class or series of our common stock covered by an Award so that, when exercised, the Award will cover the number of shares and class or series of our common stock or other securities or property (including, without limitation, cash) the holder of the Award would have been entitled to in connection with the Change in Control if, immediately prior to the Change in Control, the holder of the Award had been the holder of record of the number of shares of our common stock then covered by the Award; or

        (5)   make such adjustments to outstanding Awards then outstanding as the Compensation Committee deems appropriate to reflect such Change in Control.

        If the Compensation Committee chooses to effect one or more of the alternatives set forth in paragraphs (3), (4) or (5) above, it may accelerate the time at which some or all outstanding Awards may be exercised.

Tailored Brands, Inc. 2017 Proxy Statement        25

Transferability

        Except as otherwise provided in a related award agreement or in a domestic relations court order, (1) a participant may not transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of an Award, except by will or the laws of descent and distribution and (2) during a participant's lifetime, only the participant or his or her guardian or legal representative may exercise an Award.

Forfeiture

        If a Forfeiture Determination (as defined in the 2016 LTIP) is made by the Compensation or a court of competent jurisdiction, as applicable, the Board of Directors may determine that some or all Awards granted to any participant (including vested Awards that have been exercised, vested Awards that have not been exercised, and Awards that have not yet vested) and some or all net proceeds realized with respect to any such Awards (including any dividends that have been paid with respect to shares of the common stock covered by the Award) will be forfeited to the Company on such terms as determined by the Board of Directors. The Compensation Committee may specify in an award agreement that the rights, payments and benefits of an Award granted under the 2016 LTIP will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

No Rights as a Shareholder

        Except as otherwise provided in the 2016 LTIP or in a related award agreement, a participant will not have any rights as a shareholder with respect to our common stock covered by an Award unless and until the participant becomes the record holder of such common stock.

Repricing

        The 2016 LTIP expressly prohibits the Board or Compensation Committee from amending the terms of an outstanding Award to (1) reduce the exercise price or grant price of an outstanding Option or SAR or (2) cancel an outstanding Option or SAR in exchange for a payment of cash or other property if the aggregate fair market value of such Option or SAR is less than the gross exercise price or grant price of such Option or SAR, in each case without shareholder approval.

Clawback

        If the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under applicable securities laws, the current or former holder who was a current or former executive officer of the Company or an affiliate must forfeit and repay to the Company any compensation awarded under the 2016 LTIP to the extent specified in any clawback or similar policy that may be implemented by the Company from time to time, including such policies that may be implemented after the date an Award is granted, pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or other agreement or arrangement with a holder.

Effective Date and Term

        The Amendment will become effective upon its approval by the shareholders and, unless earlier terminated, the 2016 LTIP will continue indefinitely until terminated in accordance with its terms.

Amendment or Termination

        The Board or Compensation Committee may amend or terminate the 2016 LTIP at any time, except that no amendment or termination may be made without shareholder approval if such approval is required by applicable law or stock exchange rules.

26        Tailored Brands, Inc. 2017 Proxy Statement

U.S. Federal Income Tax Consequences

        The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2016 LTIP. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2016 LTIP.

Incentive Stock Options

        The Company intends for ISOs to qualify for special treatment available under Section 422 of the Code. A participant will not recognize taxable income when an ISO is granted, and we will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO, provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant's employment is terminated due to disability).

        If the participant does not sell or otherwise dispose of our common stock acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the common stock, then, upon disposition of such common stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and we will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

        If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the common stock in an amount equal to the lesser of: (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price; or (2) the excess, if any, of the amount realized upon disposition of the common stock over the exercise price, and we will be entitled to a corresponding deduction. Any amount realized in excess of the value of the common stock on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the common stock.

        The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options

        A participant will not recognize any income when a NQSO is granted, and we will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of our common stock that the participant purchased on the date of exercise over the exercise price. If a participant uses our common stock or a combination of our common stock and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares of our common stock that the participant purchases over the number of shares of our common stock that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognizes.

        If the amount a participant receives upon disposition of our common stock that the participant acquired by exercising a NQSO is greater than the sum of the aggregate exercise price that the

Tailored Brands, Inc. 2017 Proxy Statement        27

participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common stock for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the common stock that the participant acquired by exercising a NQSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common stock for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights

        A participant will not recognize taxable income when a SAR is granted, and we will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the common stock the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction. If the amount a participant receives upon disposition of the common stock that the participant acquired by exercising a SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common stock for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the common stock that the participant acquired by exercising a SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common stock for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

        Unless a participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"), the participant generally will not recognize taxable income when Restricted Stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of common stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the common stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and we generally will be entitled to a deduction equal to the income that the participant recognizes.

        If the amount a participant receives upon disposition of these shares of common stock is greater than the fair market value of the common stock when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common stock for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the fair market value of the common stock when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common stock for more than one year after the Restricted Stock vested.

        If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the common stock subject to the Restricted Stock Award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognizes at that time.

        However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the common stock subject to a Restricted Stock Award, any appreciation between the grant date and the date the participant disposes of the common

28        Tailored Brands, Inc. 2017 Proxy Statement

stock will be treated as a long-term or short-term capital gain, depending on whether the participant held the common stock for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of the common stock is less than the fair market value of the common stock on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common stock for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Deferred Stock Unit Awards

        The grant of a DSU Award under the 2016 LTIP generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant. At the time a DSU Award vests, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of our common stock at the time the DSU is settled.

Cash-Based Awards

        A participant will not recognize ordinary income at the time a Cash-Based Award is granted, and we will not be entitled to a deduction at that time. In general, a participant will recognize ordinary income when the Cash-Based Award is settled equal to the amount of the cash received, and we will be entitled to a corresponding deduction.

Performance Stock and Performance Unit Awards

        Performance Stock Awards granted under the 2016 LTIP generally have the same tax consequences as Restricted Stock Awards as discussed above (except that the compensation deduction limitation under Section 162(m) of the Code generally will not apply). A recipient of a Performance Unit Award under the 2016 LTIP generally will not realize U.S. federal taxable income at the time of grant of the Award, and the Company will not be entitled to a deduction at that time with respect to the Award. When the performance goals applicable to the Performance Unit Award are attained and amounts are due under the Award, the holder of the Award will be treated as receiving compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction.

Other Stock-Based Awards

        Generally, a participant will not recognize taxable income when an Other Stock-Based Award is granted, and we will not receive a deduction at that time. However, upon the settlement of an Other Stock-Based Award, the participant will recognize ordinary income equal to the cash and/or fair market value of the common stock that the participant receives, less the aggregate exercise price of the Other Stock-Based Award, if any. We generally will be entitled to a deduction equal to the income that the participant recognizes.

        If the participant receives common stock upon the settlement of an Other Stock-Based Award and the amount the participant receives upon disposition of the common stock acquired upon the settlement of the Other Stock-Based Award is greater than the fair market value of the shares of common stock when they were issued to the participant, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after they were issued. Conversely, if the amount the participant receives upon disposition of the common stock is less than the value of the shares of common stock when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after they were issued.

Tailored Brands, Inc. 2017 Proxy Statement        29

Section 409A

        Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the Awards granted under the 2016 LTIP to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

New Plan Benefits

        All Awards granted under the 2016 LTIP will be at the discretion of the Compensation Committee and, in the case of Cash-Based Awards, Performance Stock Awards and Performance Unit Awards, dependent upon the Company's future performance. As a result, the specific number and terms of Awards that will be granted to participants in the future are not determinable.

        Since the adoption of the 2016 LTIP, we have only granted DSUs and Performance Unit Awards thereunder. As of the Record Date, there were (1) 52,436 outstanding DSUs and (2) 190,452 outstanding Performance Unit Awards (assuming satisfaction of the performance goals at the target level) under the 2016 LTIP. In accordance with SEC Rules, the following table sets forth all of the DSUs and Performance Unit Awards granted to each of our executive officers and the groups identified below since the adoption of the 2016 LTIP through the Record Date:

Name of Individual or Identity of Group and Position	Number of DSUs (1)	Number of Performance Units (2)
Douglas S. Ewert	—	—
Chief Executive Officer
Jack P. Calandra	—	—
Executive Vice President, Chief Financial Officer and Treasurer
Bruce K. Thorn	—	49,926
President and Chief Operating Officer
A. Alexander Rhodes	—	14,792
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Benjamin C. Baum	—	14,792
Executive Vice President – Customer Experience and Chief Digital Officer
Jon W. Kimmins	—	—
Former Executive Vice President, Chief Financial Officer, and Treasurer
All current executive officers, as a group (7 persons)	—	94,302
All current directors who are not executive officers, as a group (9 directors)	—	—
Each nominee for election as a director	—	—
Each associate of any of such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of awards under plan	—	—
All employees, including all current officers who are not executive officers, as a group	52,436	96,150

(1)
Includes 33,093 time-based DSUs granted on December 12, 2016, which represent the right to receive one share of common stock and vest 50% on each of December 12, 2018 and 2019, as well as an aggregate of 19,343 time-based DSUs granted under the 2016 LTIP in September and December 2016 as a result of new hires and promotions each of which vests at a rate of 33-1/3% per

30        Tailored Brands, Inc. 2017 Proxy Statement

  year on the anniversary date of such grant in 2017, 2018 and 2019. Each DSU award includes the right to receive dividend equivalents, which will be credited to a DSU when dividends are paid to our shareholders, but will not be paid out unless and until the underlying DSU award vests. If a grant is cancelled, the recipient will not receive any dividend equivalents with respect to such DSU award.

(2)
Includes performance units granted on December 12, 2016, which represent the right to receive one share of common stock and vest 50% on each of December 12, 2018 and 2019, subject to meeting a Net Cash Provided by Operating Activities threshold for fiscal year 2017. Each performance unit award includes the right to receive dividend equivalents, which will be credited to a performance unit when dividends are paid to our shareholders, but will not be paid out unless and until the underlying performance unit award is earned. If a grant is cancelled, the recipient will not receive any dividend equivalents with respect to such performance unit award. For further information, see "Executive Compensation – Compensation Discussion and Analysis – Detailed Report – Elements of 2016 Compensation – Equity Awards".

        As of the Record Date, there were (1) 1,154,447 outstanding stock options under the 2016 LTIP and its predecessor plans, (2) 704,556 outstanding DSUs under the 2016 LTIP and its predecessor plans, (3) 523,948 outstanding performance units under the 2016 LTIP and its predecessor plans (assuming satisfaction of the performance goals at the target level), (4) 16,146 outstanding shares of restricted stock under the 2016 LTIP and its predecessor plans and (5) 49,048,248 outstanding shares of common stock. The outstanding stock options have a weighted average exercise price of $29.30 and a weighted average term to expiration of 6.4 years.

        For information regarding our common stock to be issued and available for issuance under our existing equity compensation plans, see the "Equity Compensation Plan Information" table below.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE TAILORED BRANDS, INC. 2016 LONG-TERM INCENTIVE PLAN, AS PROPOSED TO BE AMENDED BY THE AMENDMENT, AND REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER.

EQUITY PLAN COMPENSATION INFORMATION

        The following table sets forth certain equity compensation plan information for the Company as of January 28, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a) (1)	Weighted- Average Exercise Price of Outstanding Options (b) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities in column (a)) (c) (3)
Equity Compensation Plans Approved by Security Holders	2,780,603	$29.70	6,295,902
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,780,603	$29.70	6,295,902

(1)
Consists of 1,194,690 shares issuable upon exercise of outstanding stock options and 1,585,913 shares issuable upon conversion of outstanding DSUs and performance units.
(2)
Calculated based upon outstanding stock options to purchase shares of our common stock.
(3)
Securities available for future issuance include 5,897,273 shares under the 2016 Plan and 398,629 shares under the Employee Stock Discount Plan. Refer to Note 13 and Note 14 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017.

Tailored Brands, Inc. 2017 Proxy Statement        31

EXECUTIVE OFFICERS

        The following table lists the name, age, current position and period of service with the Company for each executive officer. Each officer will hold office until his successor shall have been elected and qualified or appointed.

Name	Age	Position with the Company	Executive Officer Since
Douglas S. Ewert	53	Chief Executive Officer	2000
Benjamin C. Baum	44	Executive Vice President – Customer Experience and Chief Digital Officer	2015
Jack P. Calandra	49	Executive Vice President, Chief Financial Officer and Treasurer	2017
A. Alexander Rhodes	58	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2015
Matthew Stringer	41	Executive Vice President – Marketing	2014
Bruce K. Thorn	50	President and Chief Operating Officer	2015
Brian T. Vaclavik	50	Senior Vice President, Chief Accounting Officer and Principal Accounting Officer	2014

        See the discussion under "Board of Directors" for the business experience of Mr. Ewert.

        Benjamin C. Baum joined the Company in May 2015 as Executive Vice President and Chief Digital Officer and expanded his role in 2016 to Executive Vice President – Customer Experience and Chief Digital Officer. Prior to joining the Company, from March 2014 through March 2015, Mr. Baum founded and served as omni-channel retail executive for Digital Commerce and Retail Advisory, LLC. Mr. Baum's previous roles include executive vice president and chief digital officer of Bebe, Inc. since October 2012, head of business development, shopping at Google since May 2011, and several executive strategy and merchandising positions at Target.

        Jack P. Calandra joined the Company in January 2017 as Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Calandra was with Gap, Inc. since 2005, most recently as Senior Vice President, Corporate Finance and Investor Relations. During his time at Gap, Inc., Mr. Calandra also served as CFO of Banana Republic, CFO of Gap Direct and CFO of Gap International. Prior to joining Gap, Inc., Mr. Calandra served 11 years at Unilever's North America Division where he held progressively senior accounting and financial leadership roles.

        A. Alexander ("Sandy") Rhodes joined the Company in April 2015 as Executive Vice President and General Counsel. In July 2015, Mr. Rhodes also became Chief Compliance Officer of the Company and, in January 2016, Corporate Secretary of the Company. Prior to joining the Company, Mr. Rhodes was with Chico's FAS, Inc., a women's specialty apparel retailer, since January 2003 most recently serving as its executive vice president-general counsel and corporate secretary.

        Matthew Stringer joined the Company in 1999. In March 2008, Mr. Stringer was named Vice President – Marketing and, in March 2011, was named Senior Vice President – Marketing. In September 2014, Mr. Stringer was promoted to Executive Vice President – Marketing.

        Bruce K. Thorn joined the Company in 2015 as Executive Vice President and Chief Operating Officer. In March 2017, he was named President and Chief Operating Officer. Prior to joining the Company, Mr. Thorn held various enterprise level roles with PetSmart, Inc. since 2007, most recently as Executive Vice President, Store Operations, Services and Supply Chain. Mr. Thorn's other experiences include leadership positions with Gap, Inc., Cintas Corp, LESCO, Inc. and The United States Army.

        Brian T. Vaclavik joined the Company in 2000 as Assistant Controller. In April 2005, Mr. Vaclavik was promoted to Corporate Controller and, in April 2006, he was named Associate Vice President and Corporate Controller. In April 2007, Mr. Vaclavik was promoted to Vice President and Corporate

32        Tailored Brands, Inc. 2017 Proxy Statement

Controller and, in December 2012, he was named Vice President – Finance & Accounting. In June 2014, Mr. Vaclavik became Senior Vice President, Chief Accounting Officer and Principal Accounting Officer of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes our executive compensation philosophy, objectives and policies and focuses on the compensation of our Named Executive Officers in our 2016 fiscal year and how their 2016 compensation aligns with our pay for performance philosophy.

        Our Named Executive Officers for our 2016 fiscal year consisted of:

  •
  Douglas S. Ewert, our Chief Executive Officer;

  •
  Jack P. Calandra, our current Executive Vice President, Chief Financial Officer and Treasurer;

  •
  Bruce K. Thorn, our President and Chief Operating Officer;

  •
  A. Alexander Rhodes, our Executive Vice President-General Counsel, Chief Compliance Officer and Corporate Secretary;

  •
  Benjamin C. Baum, our Executive Vice President – Customer Experience and Chief Digital Officer; and

  •
  Jon W. Kimmins, our former Executive Vice President, Chief Financial Officer and Treasurer;

        Mr. Calandra joined the Company as Executive Vice President, Chief Financial Officer and Treasurer on January 3, 2017 and succeeded Mr. Kimmins, whose last day with the Company was December 31, 2016. Thus, there is no historical compensation information for Mr. Calandra other than the compensation received in fiscal 2016. In addition, please note that Mr. Thorn, Mr. Rhodes, and Mr. Baum joined the Company at various times during 2015. Thus, 2016 represents the first full year of compensation received for each of these three Named Executive Officers.

Executive Summary

Fiscal 2016 Performance

        In fiscal 2016, the challenging retail environment resulted in soft traffic across our retail brands, which drove lower than anticipated consolidated full year net sales and gross margin results. Despite these challenges, fiscal 2016 was a year of significant strategic progress for Tailored Brands as we executed on our plans to right-size our store base, optimize our cost structure and return Jos. A. Bank to a path of sustained profitable growth. We delivered on the operational initiatives that we established for 2016: we closed 233 stores under our store rationalization program; we achieved over $60 million of in-year cost savings through our profit improvement plan; and we stabilized and began to turn around Jos. A. Bank. With a focus on continued operational excellence, we built a strong foundation for future growth and were able to exceed our adjusted earnings and adjusted net consolidated earnings before interest and taxes ("EBIT") goals for the year. Key metrics for fiscal 2016 include:

  •
  Decreased overall net sales by 3.4%;

  •
  Decreased comparable sales of 0.6% at Men's Wearhouse, 9.5% at Jos. A. Bank, 2.6% at Moores and 2.4% at K&G;

  •
  Increased operating income to $132.8 million, an increase of $1,210.1 million compared to operating loss of $1,077.3 million in fiscal 2015, which included goodwill and intangible asset impairment charges of $1,243.4 million;

Tailored Brands, Inc. 2017 Proxy Statement        33

  •
  Increased diluted earnings per share to $0.51, an increase of $21.77;

  •
  Increased cash provided by operating activities to $242.6 million; an increase of 84.2%;

  •
  Decreased capital expenditures to $99.7 million; a decrease of 13.7%;

  •
  Repaid $42.5 million on our term loan;

  •
  Repurchased and retired $25.0 million of our senior notes; and

  •
  Returned $35.2 million to our shareholders through dividends.

Pay for Performance

        Our compensation philosophy emphasizes pay for performance and places a significant percentage of Named Executive Officer compensation "at risk". Despite the challenging retail environment in fiscal 2016 and disappointing top line results, we were still able to exceed our bottom line goals and expectations for the year as a result of the savings that resulted from the operational initiatives accomplished in 2016 as well as better than anticipated results at Jos. A. Bank. Therefore, our Named Executive Officers received 108.9% of the target financial performance portion of their bonuses. In addition, due to the strength of their execution on their personal goals in support of our strategic plans, our eligible Named Executive Officers, excluding the Chief Executive Officer, received an average of 127% of the target personal performance portion of their bonuses.

        Additional details regarding the total bonus received by our Named Executive Officers, including the portion each received under the personal performance portion of the annual cash performance bonus is described below under "– Detailed Report – Annual Cash Performance Bonus".

        While the Company met the bottom line performance goals set for fiscal 2016, the Company has determined that the performance based equity awards granted in September 2014 and throughout 2015 to our Named Executive Officers are not likely to vest given the Company's performance. In addition, the performance based equity awards granted in April 2016 are not likely to vest at the full target amount. In other words, because the Company is unlikely to achieve the performance criteria, some or all of the equity awards will be forfeited. Note, however, that the disclosure rules require us to include the grant date fair value of the performance units granted in fiscal 2014, 2015 and 2016 in the Summary Compensation Table on page 52, even if some or all of these awards are later forfeited, which we currently believe they will be. Additional information regarding realized vs. realizable pay is included under "– Detailed Report – Reported Pay vs. Realized Value".

        As a result, we believe that the fiscal 2016 performance-based compensation is well-aligned with the Company performance for the year and the link between pay and performance is strong.

2016 Executive Compensation Program

        In October 2015, the Company announced that it would transition away from the promotions previously offered by Jos. A. Bank, which were believed to be ultimately unsustainable for the business. This change to the Jos. A. Bank promotional model proved to be significantly more difficult than expected and negatively impacted our fiscal 2015 results, particularly in the fourth quarter of fiscal 2015. The financial metrics under our annual cash performance bonus and under the performance units granted in 2016 were set at thresholds which the Compensation Committee believed reflected challenging goals for the short-term and long-term, respectively.

        Key decisions made by the Compensation Committee with regard to the 2016 executive compensation program, with input from Pay Governance, the independent executive compensation

34        Tailored Brands, Inc. 2017 Proxy Statement

consultants engaged by the Compensation Committee, as well as the Chief Executive Officer and management, as appropriate, include the following:

  Base Salary:

    •
    Mr. Ewert and Mr. Kimmins received no increase in base salary.

    •
    The Compensation Committee approved increases in salary for Mr. Thorn, Mr. Rhodes and Mr. Baum.

    •
    When Mr. Calandra joined the Company in January 2017 as Executive Vice President, Chief Financial Officer and Treasurer, the Compensation Committee approved his compensation package, including an annual base salary of $500,000 and a signing bonus of $340,000, to be paid in two equal installments of $170,000 upon commencement of employment and six months thereafter.

  Annual Cash Performance Bonuses:

    •
    Consisted of a Company performance component based on adjusted EBIT (80%) and an individual performance component (20%).

    •
    Contingent on achieving a threshold net cash from operating activities target for any awards to be achieved.

    •
    Payout on the financial performance bonus was 108.9% and payout on the individual performance bonus averaged 127%, excluding the Chief Executive Officer.

    •
    Mr. Calandra was not eligible to receive an annual cash performance bonus for 2016.

  Equity Awards:

    •
    In April 2016, the Compensation Committee approved annual equity grants consisting of stock options, DSUs and performance units for the Named Executive Officers (except Mr. Calandra).

    •
    Performance Units are based on achievement of adjusted earnings per share performance target with multipliers ranging from 50% to 200% related to the Company's adjusted earnings per share for fiscal 2017.

    •
    In November 2016, special performance units were approved for certain key officers of the Company, including Mr. Thorn, Mr. Rhodes and Mr. Baum (Mr. Ewert, Mr. Kimmins and Mr. Calandra did not receive an award), and include a performance target tied to fiscal 2017 net cash provided by operating activities; these awards were intended to recognize the efforts of these officers and to serve as a retention tool to incent each to remain with the Company.

  Severance Arrangements:

    •
    Mr. Kimmins, former chief financial officer of the Company, separated from the Company as of December 31, 2016.

    •
    The Company and Mr. Kimmins entered into a Separation Agreement pursuant to which, in addition to the amounts to be received by Mr. Kimmins under his employment agreement, Mr. Kimmins received a payment from the Company in the amount of $275,000 and was eligible to receive a supplemental payment from the Company equal to the amount, if any, by which the bonus that Mr. Kimmins would have earned under the Company's annual incentive plan for fiscal 2016 exceeded his target bonus for such fiscal year.

Tailored Brands, Inc. 2017 Proxy Statement        35

    •
    The bonus that Mr. Kimmins would have received did not exceed his target bonus amount and, therefore, no supplemental bonus amounts were paid to Mr. Kimmins for fiscal 2016.

    •
    Mr. Kimmins also received a one-time consulting fee of $10,000 for his agreement to provide consulting and advisory services to the Company to assist with his transition through March 31, 2017.

2016 Advisory Vote on Executive Compensation

        At our 2016 Annual Meeting of Shareholders, our shareholders approved the compensation of our Named Executive Officers, with 98.2% of the votes cast in favor of our "say-on-pay" resolution. The Compensation Committee views this strong level of support as an affirmation of our executive pay practices. The Compensation Committee considered the results of the 2016 "say-on-pay" vote in its evaluation of our executive compensation program, and in light of the overwhelming support our shareholders expressed last year, it did not make any material changes to our executive compensation program as a result of the 2016 "say-on-pay" vote.

Summary of Compensation Practices and Policies

        Compensation practices that encourage and support good governance and mitigate excessive risk taking that we follow, and problematic compensation practices that we avoid, include the following:

WHAT WE DO

✓    Pay for Performance:    We align executive compensation with Company objectives on both a short-term and long-term basis. The majority of our target total direct compensation for our Named Executive Officers is comprised, over the long term, of variable compensation through our annual cash performance bonuses and equity awards. Actual total direct compensation varies based on the extent of achievement of, among other things, operational and financial performance goals and individual performance criteria.

✓    Establish target and maximum awards:    Our annual cash performance bonus includes target and maximum awards and requires achievement of a minimum threshold for any bonus to be earned.

✓    Stock Ownership Guidelines:    Our stock ownership guidelines expect executives to own or have an interest in stock valued at a multiple of base salary, including 5 times current base salary for the Chief Executive Officer, 2.5 times current base salary for the Chief Operating Officer and the Chief Financial Officer and generally 1.5 times current base salary for other senior executives who serve on the Company's executive committee.

✓    Mitigation of Risk:    Our compensation plans include provisions designed to mitigate excessive risk taking, including caps on the maximum level of payouts, clawback provisions, varied performance measurement periods, and multiple performance metrics. In addition, the Board and management perform a periodic risk assessment to identify potential risks created by our incentive plans. We do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

✓    Clawback Requirement: Clawback provisions for incentive compensation are included in our long-term incentive plans, employment agreements and change in control severance plans.

✓    Independent Compensation Consultant:    The Compensation Committee retained Pay Governance to serve as its independent executive compensation consultants. During fiscal 2016, Pay Governance did not provide any material services to the Company other than services related to employee and director compensation.

✓    Double Trigger:    Equity awards granted on or after September 1, 2014 will not automatically vest in the event of a change in control unless also accompanied by a qualifying termination of employment.

36        Tailored Brands, Inc. 2017 Proxy Statement

WHAT WE DON'T DO

c    No Tax Gross-Ups in Change in Control Severance Plans:    We do not provide for tax gross-ups for excise taxes that may be imposed as a result of payments made in connection with a change in control.

c    No Current Payment of Dividend Equivalents on Unvested Long-Term Incentives:    For all equity awards granted after April 3, 2013, dividend equivalents on unvested deferred stock units or performance units are only paid if the underlying award is ultimately earned.

c    No Repricing of Underwater Stock Options:    Our 2004 LTIP and 2016 LTIP do not permit us to reprice or exchange underwater options without shareholder approval.

c    No Hedging, Pledging, Short Sales, or Derivative Transactions:    Company policies prohibit our directors and executives from hedging, pledging, or trading in derivatives involving our common stock.

Detailed Report

Compensation Philosophy

        Our executive compensation program is constructed to successfully attract, motivate and retain highly-skilled executives in support of creating long-term shareholder value. The incentive pay elements are designed to reward them for delivery of sustained, profitable financial performance and outstanding leadership that reflects our values and culture.

        The Compensation Committee believes that the structure of our compensation program should be fundamentally the same across our entire management team. While individual compensation levels vary based on job responsibilities, individual performance and the compensation paid to similarly-positioned executives within our Peer Group (as described below), the Named Executive Officers generally receive the same components of compensation (i.e., base salary, annual cash performance bonus and long-term equity awards) as the rest of our senior executive management team. In addition, similar performance goals apply to the annual cash performance bonuses that the Named Executive Officers and the rest of the senior executive management team are eligible to receive. For example, in 2016, each senior executive management team member's annual cash performance bonus had, as a significant financial component, adjusted EBIT. The Compensation Committee believes this consistency fosters team work and a collaborative approach to managing our business, ensures that the entire senior management team focuses on the same corporate goals and objectives and shares in the risks and rewards of our performance in a similar manner and reduces the likelihood of excessive risk taking.

Objectives

        The Company's compensation program is designed to emphasize pay for performance. Our compensation elements seek to balance all aspects of an executive's responsibilities: base salary for day-to-day responsibilities, cash incentive bonus for shorter-term returns linked to annual Company performance, and equity awards for aligning the executives' focus with shareholder value and the long-term, future performance of the Company.

        We set the applicable performance goals for our annual cash performance bonus program near the beginning of the fiscal year using challenging but realizable targets so that achievement of the goals is both uncertain and objective. These goals are based upon and intended to support the annual financial plan and strategic direction of the Company as approved by the Board.

        In addition to our core elements of base salary, cash incentives, and equity awards, our compensation program includes other standard benefits that are available to all employees, such as

Tailored Brands, Inc. 2017 Proxy Statement        37

medical and dental insurance, life and disability insurance, a 401(k) Savings Plan, and a broad-based employee stock discount plan, among other optional benefits. Senior executives are also covered by a supplemental long-term disability plan and may also participate in an annual executive physical program.

        For fiscal 2016, the target weighting of each of the elements of compensation for the Chief Executive Officer and other Named Executive Officers was as follows:

CEO	Other NEOs

Role of Executive Officers

        Consistent with past practice, in fiscal 2016, the Compensation Committee requested that our Chief Executive Officer, with the assistance of other members of senior management, make initial recommendations to the Compensation Committee regarding our executive compensation program for fiscal 2016 and the compensation of our Named Executive Officers. In the course of establishing executive compensation for fiscal 2016, the Compensation Committee obtained the input of the Chief Executive Officer and other members of management. At the request of the Compensation Committee, the Chief Executive Officer and certain other members of management from time to time attended and participated in Compensation Committee meetings. The Compensation Committee believes this input is valuable because of the Chief Executive Officer's close working relationship with the other Named Executive Officers and management's comprehensive knowledge of our business, operations and financial and strategic goals. The Chief Executive Officer does not make recommendations regarding his own compensation, nor is he present when his compensation is being deliberated or determined. The Compensation Committee has sole authority to determine all elements of executive compensation and makes all final determinations regarding the Named Executive Officers' compensation.

Role of Compensation Consultant and Consultant Independence

        The Compensation Committee engaged Pay Governance to serve as its independent compensation consultant for 2016. Pay Governance's engagement focused on: (1) reviewing and evaluating our executive compensation program as a whole, each principal component and the mix of compensation; (2) analyzing and providing the Compensation Committee with competitive pay data with respect to other retail apparel companies; and (3) advising the Compensation Committee on executive compensation trends and developments. At the request of the Compensation Committee, Pay Governance attended certain Compensation Committee meetings relating to our executive compensation program for fiscal 2016 and discussed with management the recommendations that management planned to make to the Compensation Committee regarding fiscal 2016 compensation.

        During fiscal 2016, Pay Governance reported directly to the Compensation Committee and we did not engage Pay Governance for, and Pay Governance did not provide, any material services beyond those services it provided to the Compensation Committee. The Compensation Committee requested

38        Tailored Brands, Inc. 2017 Proxy Statement

and received a written statement from Pay Governance detailing its independence criteria and, based on such statement and other factors, the Compensation Committee determined that Pay Governance was independent under the applicable SEC rules and NYSE Listing Standards and that engaging Pay Governance did not present any conflicts of interest.

Determination of Compensation for Fiscal 2016

        In 2016, the Compensation Committee: (1) reviewed and approved annual compensation for all executives serving on the management Executive Committee; (2) reviewed and approved the executive compensation program as presented to the Compensation Committee by the Chief Executive Officer; and (3) reviewed and approved the annual equity awards granted to all employees as recommended to the Compensation Committee by management.

        When setting Named Executive Officer compensation, the Compensation Committee considers the aggregate compensation payable to the executive, the executive's current and prior compensation (including the vesting and value of previously granted equity awards) and the form and mix of the compensation awarded. The Compensation Committee seeks to achieve an appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. The Compensation Committee determines the number of shares of common stock granted to our Named Executive Officers through equity awards on a discretionary basis, rather than formulaically, by considering the executive's position, responsibilities, accomplishments, achievements and tenure with the Company. The Compensation Committee may modify the mix of base salary, annual awards and long-term awards as it deems appropriate based on a Named Executive Officer's specific circumstances.

        The Compensation Committee reviews and approves all elements of executive compensation on an established schedule, which may vary from year to year but generally occurs during the first quarter of the fiscal year. In connection with establishing the Named Executive Officers' compensation for fiscal 2016, the Compensation Committee reviewed: (1) the level of achievement of the financial, operating, and personal objectives applicable to our executive compensation program for fiscal 2015; and (2) the recommendations of our Chief Executive Officer with respect to our executive compensation program for fiscal 2016, including recommendations with respect to the compensation of our Named Executive Officers for fiscal 2016.

        After completing this review, the Compensation Committee approved the base salaries, the annual cash performance bonus program and equity awards for each of the then Named Executive Officers.

        The Compensation Committee may continue to periodically review salaries and equity awards as it deems necessary in order to address new appointments or promotions or other special circumstances that may arise during the fiscal year. During fiscal 2016, the Compensation Committee reviewed and approved (i) the increased base salary and annual cash performance bonus level for Mr. Baum as a result of his increased responsibilities, (ii) the base salary and signing bonus, as well as future annual cash performance bonus level and potential equity awards for Mr. Calandra during fiscal 2016 near his start date, (iii) the severance arrangements made with Mr. Kimmins in late fiscal 2016 and (iv) the special retention awards granted in the fourth quarter to certain key executives of the Company, including Mr. Thorn, Mr. Rhodes and Mr. Baum.

Tailored Brands, Inc. 2017 Proxy Statement        39

Benchmarking Compensation

        On an annual basis, Pay Governance provides the Compensation Committee with data with respect to other retail apparel companies that are similar in size to us based on revenues and market capitalization in order to benchmark compensation in the competitive market. In fiscal 2016, the compensation peer group included the following companies:

• Abercrombie & Fitch Co.	• Express, Inc.
• American Eagle Outfitters, Inc.	• Foot Locker, Inc.
• Ascena Retail Group, Inc.	• Genesco Inc.
• Caleres, Inc.	• Guess?, Inc.
• Chico's FAS, Inc.	• The Children's Place Retail Stores, Inc.
• DSW Inc.	• The Finish Line, Inc.
• Urban Outfitters, Inc.*

*
Note that Urban Outfitters, Inc. was not used for benchmarking Chief Executive Officer compensation as their chief executive officer is a founder with a non-traditional compensation arrangement.

        While the Compensation Committee considered this data in addition to other information when determining what would be appropriate compensation for the Named Executive Officers, it did not target compensation to any specific benchmark against the peer group or any particular member or subset of the peer group. However, target total direct compensation for the Named Executive Officers varies in comparison to the market due to differences in experience, time-in-role and comparability to the benchmark, with the Chief Executive Officer at about the median of the peer group.

Reported Pay vs. Realized Value

        It is important to note that the grant date fair value of the performance units, DSUs and the nonqualified stock options as set forth in our Summary Compensation Table on page 52 is provided for accounting and SEC disclosure purposes and does not reflect realized pay for the indicated years. The difference between reported pay and realized pay reinforces the concept that a significant portion of our Named Executive Officer's compensation is at risk of forfeiture and dependent on the performance of the Company.

  CEO

        The table below shows the pay Mr. Ewert realized for the past three fiscal years compared to the compensation reported in the Summary Compensation Table.

Year of Compensation	Reported Pay ($) (1)	Realized Pay ($) (2)	Realized Pay vs. Reported Pay ($)	Realized Pay as a Percentage of Reported Pay (%)
2016	6,370,090	2,687,308	–3,682,782	42.2
2015	1,296,022	2,661,841	+1,365,819	205.3
2014	9,672,031	6,132,902	–3,539,129	63.4

(1)
Reported Pay is the amount set forth in the "Total" column in the Summary Compensation Table.
(2)
Realized Pay is compensation actually received by Mr. Ewert during the indicated fiscal year, consisting of salary, cash bonuses received (including any bonus paid pursuant to our non-equity incentive bonus program), net spread on stock option exercises, market value at vesting of previously granted DSUs and performance units and amounts reported in the "All

40        Tailored Brands, Inc. 2017 Proxy Statement

  Other Compensation" column in the Summary Compensation Table for the indicated fiscal year. Excludes the value of any unearned and unvested DSUs and performance units which will not actually be received, if earned, until a future date.

        For 2016, Mr. Ewert's reported pay is more than double his realized pay, which is attributable to (1) the value of equity awards granted in 2016 that will not vest until future years, if at all, and (2) the decrease in the value of his DSUs due to the lower stock price at the time of vesting. His realized pay reflects approximately $317,000 in equity compensation from awards granted in prior years.

        As part of the implementation of our updated compensation program in fiscal 2014, the Compensation Committee determined that it was in the best interests of the Company to grant equity awards to certain senior executives, including Mr. Ewert, under the new program in September 2014 instead of during our regular annual grant process in fiscal 2015. The September 2014 awards represent an accelerated grant of the equity awards that the Compensation Committee would customarily grant during fiscal 2015. As a result, Mr. Ewert's reported compensation for 2015 is significantly lower than his realized pay. His lower reported compensation is attributable to: (1) the acceleration of fiscal 2015 equity grant into fiscal 2014, and (2) not earning an annual cash performance bonus for fiscal 2015 because the applicable performance targets were not achieved. Mr. Ewert's realized pay for fiscal 2015 reflects approximately $1.37 million in equity compensation from awards granted in prior years.

  Other NEOs

        The table below shows the pay each of our Named Executive Officers other than the Chief Executive Officer realized for fiscal 2016 compared to the compensation reported in the Summary Compensation Table.

Named Executive Officer	Reported Pay ($) (1)	Realized Pay ($) (2)	Realized Pay vs. Reported Pay ($)	Realized Pay as a Percentage of Reported Pay (%)
Jack P. Calandra	206,538	206,538	—	100.0
Bruce K. Thorn	4,110,166	1,443,157	–2,667,009	35.1
A. Alexander Rhodes	1,575,608	788,910	–786,698	50.1
Benjamin C. Baum	1,425,723	734,867	–690,856	51.5
Jon W. Kimmins	3,511,677	3,242,931	–268,746	92.3

(1)
Reported Pay is the amount set forth in the "Total" column in the Summary Compensation Table.
(2)
Realized Pay is compensation actually received by the indicated Named Executive Officer during the indicated fiscal year, consisting of salary, cash bonuses received (including any bonus paid pursuant to our non-equity incentive bonus program), net spread on stock option exercises, market value at vesting of previously granted DSUs and performance units and amounts reported in the "All Other Compensation" column in the Summary Compensation Table for the indicated fiscal year. Excludes the value of any unearned and unvested DSUs and performance units which will not actually be received, if earned, until a future date.

        Consistent with Mr. Ewert's compensation, for 2016 reported pay is significantly more than realized pay for Mr. Thorn, Mr. Rhodes and Mr. Baum. Even after giving effect to Mr. Kimmins' severance package, his realized pay was only 92.3% of his reported pay. Mr. Calandra realized his full reported pay, which consisted of approximately one month's base salary and the first installment of his signing bonus.

Tailored Brands, Inc. 2017 Proxy Statement        41

Elements of 2016 Executive Compensation

        For fiscal 2016, the principal components of our executive compensation program were:

  •
  base salary;

  •
  annual cash performance bonus; and

  •
  equity awards.

Compensation Element	Purpose	Link to Performance	Fixed or Performance- Based	Short- or Long-Term
Base Salary	Provides an appropriate level of fixed compensation to attract and retain leaders	Based on individual performance	Fixed	Short-Term
Annual Cash Bonus	Encourages executives to achieve annual results that create shareholder value	Linked to annual achievement of predetermined Company objectives as well as individual performance	Performance-Based	Short-Term
Equity Awards (including non-qualified stock options, restricted stock awards, DSUs, performance units, or a combination thereof)

•

Directly links executives' and shareholders' interests by tying long-term incentives to stock appreciation and/or the Company's financial performance

•

Encourages executives to achieve long-term business goals and objectives (including achieving financial performance that balances growth, profitability, and asset management)

•

Rewards management for taking prudent actions and achieving results that create shareholder value

•

Helps to retain management through business cycles

		Initial grant value is linked to individual performance; however, the ultimate value of the award is linked to stock price performance over a period of time or, in the case of performance units, the Company's financial performance and stock price performance over a period of time	Performance-Based (non-qualified stock options and performance units) Fixed (DSUs)	Long-Term

Base Salary

        Base salary is the fixed component of the Named Executive Officers' compensation. We intend for base salary to provide a core amount of compensation so that executives do not feel pressured to take unnecessary or excessive risks or focus on the price of our common stock to the detriment of other important financial and operational measures. The Compensation Committee annually reviews and subjectively determines each Named Executive Officer's base salary based on the following factors:

  •
  the executive's scope of responsibility, level of experience and tenure;

  •
  individual and corporate performance;

  •
  competitive market conditions and retention concerns; and

  •
  the Chief Executive Officer's base salary recommendations.

42        Tailored Brands, Inc. 2017 Proxy Statement

        The following table sets forth the annual base salary for each of our Named Executive Officers in effect on the last day of each of the following fiscal years:

Name	2015 Base Salary ($)	2016 Base Salary ($)	% Change
Douglas S. Ewert	1,250,000	1,250,000	—
Jack P. Calandra	—	500,000	—
Bruce K. Thorn	650,000	750,000	15.4
A. Alexander Rhodes	380,000	450,000	18.4
Benjamin C. Baum	425,000	500,000	17.6
Jon W. Kimmins	550,000	550,000	—

        Based on its review, the Compensation Committee determined to keep Mr. Ewert's and Mr. Kimmins' base salaries in fiscal 2016 unchanged from their levels at the end of fiscal 2015, primarily as a result of the base salary adjustments made in September 2014. In February 2016, the Compensation Committee determined that it was appropriate to increase the base salaries of Mr. Thorn and Mr. Rhodes to reflect the superior contributions of each to the Company as well as to align their base compensation to market levels.

        During September 2016, Mr. Baum's role was expanded to include responsibility for innovation, strategy and business insights and as a result the Compensation Committee determined that it was appropriate to increase his 2016 base salary, bonus opportunity and long-term incentive target to reflect his new responsibilities. Prior to Mr. Calandra joining the Company in January 2017, the Compensation Committee approved his compensation package, the terms of which were formulated with input from Pay Governance.

Annual Cash Performance Bonuses

        To align executive pay with Company financial and individual performance, our Named Executive Officers are eligible to receive annual cash bonuses pursuant to our 2016 Cash Incentive Plan. For fiscal 2016, our annual cash performance bonus program for our Named Executive Officers required that we achieve a threshold of at least $80.0 million in net cash from operating activities for any bonuses to be paid. This threshold ensured that the Company's debt obligations and dividend responsibilities were met prior to any bonus being considered for the Named Executive Officers. In addition, this threshold performance requirement preserved the deductibility of the bonus compensation paid to our Named Executive Officers under Section 162(m) of the Code, which is discussed in greater detail below. This threshold was achieved allowing for the payment of the cash bonuses in the amounts described below based on further Company and individual performance criteria.

        The Compensation Committee established a Company performance component and an individual performance component for our fiscal 2016 annual cash performance bonus program. The Company performance component is structured to constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. As qualified performance-based compensation, this component of the annual cash performance bonuses is not subject to the limitations on deductibility of certain compensation under Section 162(m). The Compensation Committee established the percentages of the annual cash performance bonus opportunity based on Company performance and individual performance at 80% and 20%, respectively, for our Named Executive Officers.

        The Compensation Committee believes that this allocation fosters a results-driven, pay-for-performance culture, builds accountability and aligns the interests of our Named Executive Officers and our shareholders.

Tailored Brands, Inc. 2017 Proxy Statement        43

        During the first quarter of fiscal 2016, the Compensation Committee established the annual cash performance bonus program for fiscal 2016, including (1) the award formula and the Company and individual performance goals that will determine the bonus (if any) that each Named Executive Officer would earn and (2) the threshold, target and maximum bonuses that each Named Executive Officer would be eligible to earn. The Compensation Committee selected the threshold, target and maximum bonuses subjectively after considering the annual performance bonus opportunities for similarly-positioned executives in the competitive market, our past practices, the Named Executive Officer's scope of responsibility and the recommendations of our Chief Executive Officer. For fiscal 2016, the individual target bonuses were set based on a percentage of each Named Executive Officer's base salary as follows: Mr. Ewert, 100%; Mr. Thorn, 75%; Mr. Rhodes, 65%; and Mr. Baum, 65% Mr. Kimmins' employment agreement provided that his bonus target was to be equal to $450,000; Mr. Calandra was not eligible to receive an annual cash performance bonus for 2016.

Financial Performance Bonus – 80% of Award Formula

        Subject to our achievement of the threshold net cash from operating activities requirement, the annual cash performance amount attributable to the financial performance component is determined based on performance against adjusted EBIT goals. The Compensation Committee selected adjusted EBIT as the financial measure for the executive bonus plan because the Compensation Committee feels that adjusted EBIT is a measure that is closely aligned with increasing long-term shareholder value. The adjusted EBIT goals were set as follows:

Adjusted EBIT ($M)	Payout (% of Target)
270.2	200%
225.2	100%
202.7	50%
Below 202.7	0%

        For purposes of our annual cash performance bonus program adjusted EBIT means earnings before interest expense and income tax, as adjusted for any income or expense that is unusual, non-recurring or extraordinary, as the Compensation Committee deems appropriate. For fiscal 2016, such items consisted of restructuring and other charges related to the Company's profit improvement and store rationalization programs, integration costs related to Jos. A. Bank, asset impairment charges, gain on extinguishment of debt and separation costs with former executives. For fiscal 2016, the Company's adjusted EBIT was 101.8% of the $225.2 million target.

        The Company performance goals under our annual cash performance bonus for fiscal 2016 were set at thresholds which the Compensation Committee believed to reflect challenging short-term goals due to the uncertainty in the business at the time compensation for fiscal 2016 was being considered and goals were being determined. This uncertainty was created by (1) the Company's transition away from the promotions previously offered by Jos. A. Bank, which we believed to be ultimately unsustainable for the business, though the transition away from such promotional model proved to be significantly more difficult than we expected and negatively impacted our fiscal 2015 results, particularly in the fourth quarter of fiscal 2015, and (2) a challenging macroeconomic environment for omni-channel retailers. As a result, while the Company was actively engaged in formulating and implementing plans to right-size our store base, optimize our cost structure and return Jos. A. Bank to a path of sustained profitable growth, it was difficult to predict how quickly business would turnaround at Jos. A. Bank. As a result of the savings that resulted from the operational initiatives accomplished in 2016 as well as the better than anticipated results at Jos. A. Bank, the Company's adjusted EBIT of 101.8% of target resulted in the payout of 108.9% of the financial performance bonus to the Named Executive Officers who were eligible to receive the cash bonus.

44        Tailored Brands, Inc. 2017 Proxy Statement

Individual Performance Bonus – 20% of Award Formula

        In April 2016, the Compensation Committee (with input from our Chief Executive Officer) established the performance goals for the individual performance component of the annual cash performance bonus program for fiscal 2016 for Mr. Ewert, Mr. Thorn, Mr. Rhodes, Mr. Baum and Mr. Kimmins. Because he joined the Company so late in the year, Mr. Calandra was not eligible to participate in the annual cash performance bonus program for 2016. The individual performance goals relate to specific strategic and business objectives relevant to each Named Executive Officer's area of responsibility and, as a result, the individual performance goals are unique for each Named Executive Officer. Following the end of the fiscal year, the Compensation Committee (with input from our Chief Executive Officer) determined, based on its evaluation of the satisfaction of the individual performance goals, whether the Named Executive Officer's overall performance met, partially met, exceeded or did not meet performance levels applicable to the individual performance component of the annual cash performance bonus for fiscal 2016 and, therefore, merited the award of an individual performance bonus.

        At the March 15, 2017 Compensation Committee meeting the Committee determined that Mr. Thorn and Mr. Rhodes and Mr. Baum achieved 150%, 120% and 110%, respectively, of their individual performance goals. The Compensation Committee determined that in light of the Company's decline in sales, the performance to date of the tuxedo shops within Macy's stores and the recent performance of the Company's stock, Mr. Ewert would not receive an individual performance allocation.

        The following table sets forth details regarding the payout for each of the Named Executive Officers in fiscal 2016:

Executive	Target Performance Bonus	Financial Performance Bonus	Individual Strategic Bonus	Total Bonus	As a % of Target
Douglas S. Ewert	$1,250,000	$1,089,370	—	$1,089,370	87.1
Jack P. Calandra (1)	—	—	—	—	—
Bruce K. Thorn	$562,500	$490,217	$168,750	$658,967	117.1
A. Alexander Rhodes	$292,500	$254,913	$70,200	$325,113	111.1
Benjamin C. Baum	$251,442	$219,131	$55,317	$274,448	109.1
Jon W. Kimmins	$450,000	—	—	—	—

(1)
Because he joined the Company so late in the fiscal year, Mr. Calandra was not eligible to participate in the annual cash performance bonus program for 2016.

Equity Awards

        The equity component of our executive compensation programs is designed to provide compensation that motivates and rewards long-term performance, aligns the interests of our Named Executive Officers and our shareholders, promotes retention, and balances long-term operating decisions with short-term goals. To accomplish these objectives, the Compensation Committee generally grants our Named Executive Officers equity awards on an annual basis in the form of (1) stock options, (2) time-based deferred stock units, or DSUs, and (3) performance-based deferred stock units, or performance units.

Tailored Brands, Inc. 2017 Proxy Statement        45

        Equity awards for our Named Executive Officers are targeted to the following mix:

CEO	Other NEOs

        The Compensation Committee believes that providing a "portfolio" of equity awards balances the objectives of the long-term incentive program by rewarding the creation of shareholder value with stock options, retaining executive talent with time-based DSUs, and motivating the achievement of financial goals with performance units. For additional discussion regarding the details of the grants made to Mr. Ewert, Mr. Thorn, Mr. Rhodes, Mr. Baum and Mr. Kimmins in 2016, see "– Grants of Plan Based Awards Table" on page 55. Because he did not join the Company until January 2017, Mr. Calandra did not receive any equity awards in fiscal 2016.

        During fiscal 2016, the Named Executive Officers received the following equity awards (for additional information, please see "– Grants of Plan-Based Awards Table"):

Executive	Stock Options	Time-Based DSUs	Performance Units April 2016 (1)	Performance Units December 2016	Aggregate Number of Shares Covered	Aggregate Grant-Date Value of Awards (2)
Douglas S. Ewert	231,615	45,897	114,744	—	392,256	$3,999,970
Jack P. Calandra	—	—	—	—	—	—
Bruce K. Thorn	78,170	23,235	30,981	49,926	182,312	$2,699,983
A. Alexander Rhodes	23,161	6,884	9,179	14,792	54,016	$799,951
Benjamin C. Baum	17,371	5,163	6,884	14,792	44,210	$699,954
Jon W. Kimmins	46,323	13,769	18,359	—	78,451	$799,990

(1)
Reflects number of target shares covered by such performance units; for information regarding threshold and maximum and performance conditions associated with such grants, please see "– Grants of Plan-Based Awards Table".
(2)
Full value awards other than the December 2016 performance units are based on the closing stock price on the date of grant which was $17.43. The December 2016 performance units are based on the closing stock price on the date of grant which was $27.04.

Stock Options

        Nonqualified stock options provide our Named Executive Officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market prices. Since a stock option becomes valuable only if the holder of the option remains employed during the period required for the option to "vest" and if the market price is above the exercise price, stock options provide an incentive for an option holder to remain employed by us. In addition, since a stock option becomes valuable to the holder only if the market price of our common stock price increases above its exercise price (which is the market price on the date of grant), stock options align the interests of our Named Executive Officers and our shareholders by providing an incentive to achieve long-term business goals and objectives and

46        Tailored Brands, Inc. 2017 Proxy Statement

increase the market price of our stock. Stock options vest ratably over a three-year period and must be exercised within ten years of the date of grant.

        As of the end of fiscal 2016, except for those stock options granted in April 2016, all outstanding stock options granted to the Named Executive Officers were "under water", meaning that the exercise price was higher than the then current price of our common stock and therefore has no present realizable value to such officer. An underwater stock option is of no realizable value to the holder unless and until the exercise price is less than the stock price at the time of exercise. As a result, unless there is a substantial increase in the price of our common stock, the Named Executive Officers will not realize the value for those stock options reported in the Summary Compensation Table for such year. For additional details regarding stock option grants made to Mr. Ewert, Mr. Thorn, Mr. Rhodes, Mr. Baum and Mr. Kimmins prior to 2016, see "– Outstanding Equity Awards at Fiscal Year-End Table" on page 57.

Time-Based Deferred Stock Units

        A DSU is a commitment by us to issue a share of our common stock for each DSU at the time the restrictions set forth in the award agreement lapse. The Compensation Committee believes that granting time-based DSUs to our Named Executive Officers aligns the interests of the Named Executive Officers with the interests of our shareholders and encourages retention. Dividend equivalents will be credited to a DSU when dividends are paid to our shareholders, but will not be paid unless and until the underlying DSU award is earned. DSUs are generally forfeited upon termination of employment with us if the restrictions set forth in the award agreements are not satisfied. Time-based DSUs granted to Named Executive Officers may not vest more quickly than on a pro-rata basis over three years except in unusual circumstances determined by the Compensation Committee (such as a person nearing retirement age). Generally, DSUs vest ratably over a three-year period. A DSU has no realizable value to a Named Executive Officer until it vests, which means if the stock price is lower upon vesting than at the time of issuance, the officer will not receive the same value for such shares as he would have if the value were the same or higher than the stock price at the time of issuance. With the exception of DSUs granted in April 2016, all outstanding DSU awards to the Named Executive Officers were made based on stock prices significantly higher than our stock price at the end of fiscal 2016. As a result, unless there is a substantial increase in the price of our common stock, the Named Executive Officers will realize less upon vesting of prior year equity grants than was reported in the Summary Compensation Table for such year.

Performance-Based Deferred Stock Units or Performance Units

        A performance-based DSU, or performance unit, is an agreement by the Company to issue a stated number of shares of our common stock to the recipient upon vesting if the Company meets or exceeds certain predetermined financial performance criteria. As with time-vested DSUs, dividend equivalents will be credited when dividends are paid to our shareholders, but will not be paid unless and until the underlying award is earned. The vesting for such awards has varied but is typically over a three-year period. We believe performance-based DSUs reflect our compensation philosophy by establishing a clear connection between the compensation of our executives, including our Named Executive Officers, and the achievement of performance goals that are important for long-term shareholder value creation. Performance units provide an incentive to the recipient to work toward the financial success of the Company over the vesting period in order for the performance units to vest, thereby aligning the financial interest of the recipient with that of the Company and driving increased shareholder value.

        As with time-based DSUs, performance units have no realizable value to a Named Executive Officer until they vest (if at all), which means if the stock price is lower upon vesting than at the time of issuance, the officer will not receive the same value for such shares as he would have if the value were the same or higher than the stock price at the time of issuance. As a result, even if the performance criteria are met to allow one or more of such awards to vest, if our stock price is lower at the time of vesting than at the time of

Tailored Brands, Inc. 2017 Proxy Statement        47

grant, the Named Executive Officers will realize less upon vesting of such performance units than was reported in the Summary Compensation Table for the year of grant.

        In addition to the annual equity grants, in November 2016, the Compensation Committee determined that, in light of the risks associated with the unusually low value associated with the senior executive's outstanding and unvested equity values and opportunities that created for potential departures of key executives, it would be in the Company's best interest to make an additional equity grant to key executives, including the Named Executive Officers (excluding Mr. Ewert and Mr. Kimmins). After working closely with Pay Governance to develop the grant amounts, instrument, suitable performance criterion and vesting schedule, special retention awards, which consisted of performance units for senior executive officers, were approved which included a performance target tied to fiscal 2017 net cash provided by operating activities. These awards were intended to recognize the efforts of these officers and serve as a powerful retention tool to incent each to remain with the Company.

  Status of Outstanding Performance Unit Awards

Grant Date	Performance Period	Performance Measure/ Multiplier (1)	Vesting Dates	Current Status
9/2014-6/2015	February 1, 2015 – February 3, 2018	• Adjusted earnings per share • Multipliers ranging from 50% to 150%, based on: (1) level of EPS attained and (2) relative TSR	April 13, 2018 (100%)	• Will certify in March 2018 • Unlikely to vest given the Company's performance

4/4/2016	January 31, 2016 – February 3, 2018	• Adjusted earnings per share • Multiplier ranging from 50% to 200% based on level of EPS attained	April 4, 2018 and 2019 (50% each)	• Will certify in March 2018 • Remains probable to meet the threshold adjusted earnings per share with a multiplier at or near low end

12/12/2016	January 29, 2017 – February 3, 2018	• Net cash provided by operating activities • No multiplier	December 12, 2018 and 2019 (50% each)	• Will certify in March 2018 • Expected to meet target and to vest in full

(1)
Performance targets will be disclosed in our proxy statement following the completion of the performance period.

Benefits and Perquisites

        Employee Benefits.    We offer a variety of health and welfare and retirement programs to all eligible employees. Executives are generally eligible for the same benefit programs on the same basis as our other employees. Our health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance, and accidental death and disability.

        We also maintain defined contribution plans pursuant to the provisions of Section 401(k) of the Internal Revenue Code. The plans cover our full-time employees who meet age and service requirements. The plans provide for pre-tax, elective employee contributions with a matching contribution from us. For calendar 2016, the Company contribution made on behalf of each Named Executive Officer who participates in the 401(k) plan was $200. For calendar 2017, the Company will match 25% of the first 6% of compensation deferred under the plan. Our Named Executive Officers participate in our defined contribution plans on the same terms as our other employees.

48        Tailored Brands, Inc. 2017 Proxy Statement

        Perquisites.    In fiscal 2016, we did not provide our Named Executive Officers with any material perquisites.

Senior Executive Change in Control Severance Plan

        In 2016, the Company adopted a Senior Executive Change in Control Severance Plan which superseded the previously existing Change in Control agreements with each of our senior executives, including the agreements in place with Mr. Ewert, Mr. Thorn, Mr. Rhodes, Mr. Baum and Mr. Kimmins. The terms of the Senior Executive Change in Control Severance Plan are substantially similar to the terms of the Change in Control agreements and generally provide that if a Change in Control occurs and we fail to extend the executive's agreement or terminate the executive's employment without cause or if the executive terminates his or her employment for good reason, the executive will receive an amount equal to two times the sum of the executive's base salary plus an amount equal to the target annual performance bonus in the fiscal year in which a Change in Control occurs or the immediately preceding fiscal year, whichever is higher, plus basic benefits as more fully described in the Senior Executive Change in Control Severance Plan. The benefits payable under the Senior Executive Change in Control Severance Plan in certain circumstances are disclosed below on pages 59-62.

        The Compensation Committee determined that it was in our best interests to enter into the Change in Control arrangements to: (1) serve as a retention tool and incentivize the Named Executive Officers to continue focusing on our business in the event of a potential change in control transaction; (2) ensure the Named Executive Officers pursue business alternatives that maximize shareholder value without a concern for job security; and (3) ensure our compensation practices remained competitive.

Clawback Provisions

Employment Agreements

        The employment agreements with Mr. Ewert, Mr. Thorn, and Mr. Kimmins provide that if it is determined that Mr. Ewert, Mr. Thorn, or Mr. Kimmins, respectively, before or after the termination of their employment relationship with us, has committed certain acts which materially and adversely affect us, then some or all (A) benefits payable or to be provided, or previously paid or provided, to him under his employment agreement or (B) cash bonuses paid to him by us on or after the date of his employment agreement, or equity awards granted to him by us that vest, on or after the date of his employment agreement will be forfeited or repaid to us. For additional discussion regarding these clawback provisions, including those acts which could trigger such forfeiture, see the discussion regarding their respective employment agreements under "– Employment Agreements" on pages 53-55.

Senior Executive Change in Control Severance Plan

        The Senior Executive Change in Control Severance Plan also contains clawback provisions which provide that in the event that it is determined that an executive, before or after the termination of his or her employment relationship with us, has committed certain acts which materially and adversely affect the Company, then some or all of such executive's awards (including cash bonuses paid to such executive by us or equity awards that vest after the effective date of the Senior Executive Change in Control Severance Plan) will be forfeited or repaid to us. For additional discussion regarding these clawback provisions, including those acts which could trigger such forfeiture, see the discussion under "– Potential Payments Upon Termination or Change in Control – Senior Executive Change in Control Severance Plan" on pages 59-62.

Tailored Brands, Inc. 2017 Proxy Statement        49

Pension Plans and Retirement Plans

        We do not maintain defined benefit pension plans or supplemental executive retirement plans for our executive officers or any defined contribution plans which provide for the deferral of compensation on a basis that is not tax-qualified.

Executive Officer Equity Ownership

        The Board of Directors has adopted stock ownership guidelines for directors and senior executives, including our Named Executive Officers. These guidelines are designed to build a culture of stock ownership within the Company and to align the financial interests of our directors and executives with those of our shareholders. Participants are expected to own shares of our common stock in accordance with the following schedule within five years of becoming subject to the guidelines:

Leadership Position	Value of Shares
Non-Employee Director	12,000 shares or shares having a value equal to at least $625,000
CEO	Shares having a value equal to at least 5x the executive's base salary
COO, CFO	Shares having a value equal to at least 2.5x the executive's base salary
Members of the Executive Committee	Shares having a value equal to at least 1.5x or 1x the executive's base salary as designated by the Compensation Committee

        Ownership for purposes of this program will include shares of our Common Stock held as follows: shares owned directly, shares owned through the Company's 401(k) Savings Plan or Employee Stock Discount Plan, unvested full-value shares granted, unvested performance units subject only to service vesting or those designated as retention awards and the value of vested stock options, net of taxes. In addition, shares owned by a spouse, child or trust meeting specified criteria within the guidelines shall be counted. The guidelines are available at the Company's website (www.tailoredbrands.com) under "Investors – Corporate Governance – Governance Documents".

        If the stock ownership of a director or senior executive is not in line with his or her ownership guideline, he or she will be expected to retain at least 75% of any newly vested shares and all newly acquired shares under any award of long-term compensation paid to such executive officer or payment of fees to a non-employee director (after-tax) until he or she achieves ownership at or above the guideline amount.

No Hedging or Pledging Our Common Stock

        Pursuant to the Company's insider trading policies, our directors, officers and employees are prohibited from hedging or pledging equity positions in our common stock arising from equity compensation awards.

Impact of Accounting and Tax Treatment

        In recognizing share-based compensation, we follow the provisions of the authoritative guidance regarding share-based awards. This guidance establishes fair value as the measurement objective in accounting for stock awards and requires the application of a fair value based measurement method in accounting for compensation cost, which is recognized over the requisite service period. We use the Black-Scholes option pricing model to estimate the fair value of stock options on the date of grant. The fair value of restricted stock awards and DSUs is determined based on the number of shares granted and the quoted price of our common stock on the date of grant. The fair value of awards that contain a market

50        Tailored Brands, Inc. 2017 Proxy Statement

condition is measured using a Monte Carlo simulation method. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service period. For grants that are subject to pro-rata vesting over a service period (other than performance-based awards), we recognize expense on a straight-line basis over the requisite service period for the entire award.

        Section 162(m) of the Internal Revenue Code generally prohibits a company from deducting compensation paid to certain "covered employees" (its principal executive officer and three other most highly compensated executive officers (other than the principal financial officer)) in excess of $1 million in any fiscal year. Compensation that qualifies as "performance-based" is excluded from the $1 million limit. The Compensation Committee believes that it is generally in the Company's best interests to satisfy the requirements for deductibility under Section 162(m). However, notwithstanding this general policy, the Compensation Committee also believes that there may be circumstances in which the Company's interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

        Section 409A of the Internal Revenue Code provides that deferrals of compensation under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements or exemptions are met. We structure any deferred compensation arrangements to comply with Section 409A of the Internal Revenue Code.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the Company's management. Based upon such review and the related discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

                      COMPENSATION COMMITTEE
                      Sheldon I. Stein, Chair
                      Dinesh S. Lathi
                      Grace Nichols
                      Allen I. Questrom

Tailored Brands, Inc. 2017 Proxy Statement        51

Summary Compensation Table

        The following table sets forth certain information regarding compensation paid in respect of our fiscal year ended January 28, 2017, to each individual who served as our Chief Executive Officer or Chief Financial Officer during the year, and the next three most highly compensated executive officers (collectively, the "Named Executive Officers"):

Name and Principal Position (1)	Year	Salary ($) (2)	Bonus ($)		Stock Awards ($) (3)		Option Awards ($) (3)		Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Douglas S. Ewert	2016	1,250,000	—		2,799,973		1,199,997		1,089,370	—	30,750	(7)(8)	6,370,090
Chief Executive Officer	2015	1,250,000	—		—		—		—	—	46,022	(7)(8)(9)	1,296,022
	2014	1,250,000	500,000	(5)	4,135,552	(6)	2,051,278	(6)	1,718,750	—	16,451	(7)(8)	9,672,031
Jack P. Calandra	2016	36,538	170,000	(10)	—		—		—	—	—		206,538
Executive Vice President, Chief Financial Officer and Treasurer
Bruce K. Thorn	2016	750,000	—		2,294,984		404,999		658,967	—	1,216	(7)(8)	4,110,166
President and Chief Operating Officer	2015	387,500	443,750	(11)	839,983		359,992		—	—	33,370	(7)(12)	2,064,595
A. Alexander Rhodes	2016	450,000	—		679,954		119,997		325,113	—	544	(7)	1,575,608
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2015	306,923	150,000	(10)	279,982		120,006		—	—	8,600	(13)	865,511
Benjamin C. Baum	2016	450,947	—		609,955		89,999		274,448	—	374	(8)	1,425,723
Executive Vice President – Customer Experience and Chief Digital Officer	2015	292,611	181,250	(14)	209,987		90,002		—	—	—		773,850
Jon W. Kimmins	2016	518,269	—		559,991		239,999		—	—	2,193,418	(8)(15)	3,511,677
Former Executive Vice President,	2015	550,000	—		—		—		—	—	9,973	(8)	559,973
Chief Financial Officer, and Treasurer	2014	484,615	300,000	(5)	670,310	(6)	410,249	(6)	618,750	—	4,352	(8)	2,488,276

(1)
Mr. Calandra was not a Named Executive Officer prior to fiscal 2016. Mr. Thorn, Mr. Rhodes and Mr. Baum were not Named Executive Officers prior to fiscal 2015.
(2)
Mr. Calandra's 2016 salary represents amount paid to him from the date he commenced his employment with the Company on January 3, 2017. Mr. Thorn, Mr. Rhodes and Mr. Baum's 2015 salaries represent amount paid to them from the date they commenced their employment with the Company: June 29, 2015, April 13, 2015 and May 26, 2015, respectively.
(3)
Represents aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The value of performance units has been determined assuming the achievement of the performance conditions on the date of grant and represents the target amount that can be earned under the units, which also represents the maximum under the units granted in April 2014 and December 2016. For performance units granted in September 2014 and in 2015, the aggregate grant date fair value assuming achievement of the maximum performance level would be: Mr. Ewert, $4,880,010; Mr. Thorn, $1,080,019; Mr. Rhodes, $359,959; Mr. Baum, $269,932; and Mr. Kimmins $780,777; and for performance units granted in April 2016, the aggregate grant date fair value assuming achievement of the maximum performance level would be: Mr. Ewert $3,999,976; Mr. Thorn $1,079,998; Mr. Rhodes $319,980; Mr. Baum $239,976; and Mr. Kimmins $639,995. These values exclude the accounting effect of any estimate of future service-based forfeitures and may not correspond to the amounts that will actually be realized by the Named Executive Officers. For additional information, including a discussion of the assumptions used to calculate these values, see Note 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017. For additional information regarding these equity awards, see "Compensation Discussion and Analysis – Detailed Report – Elements of 2016 Compensation – Equity Awards", "– Grants of Plan-Based Awards Table" and "– Outstanding Equity Awards at Fiscal Year End Table".
(4)
Represents bonuses paid pursuant to our non-equity incentive bonus program (for additional information, see "Compensation Discussion and Analysis – Detailed Report – Elements of 2016 Compensation – Annual Cash Performance Bonuses").
(5)
Represents a one-time special cash bonus paid in June 2014 to certain senior executive officers, including Mr. Ewert and Mr. Kimmins, in recognition of the efforts of senior management in connection with the acquisition of Jos. A. Bank.
(6)
As part of our implementation of the updated compensation program in September 2014, the Compensation Committee determined that it was in the best interests of the Company to grant equity awards to certain senior executive officers, including Mr. Ewert and Mr. Kimmins, under the new program in September 2014 instead of during our regular annual grant process in 2015. As a result of this accelerated issuance of equity awards and the special one-time cash bonus paid to Mr. Ewert and Mr. Kimmins in June 2014, the reported pay of Mr. Ewert and Mr. Kimmins for fiscal 2014 in the Summary Compensation able is significantly higher than amounts reported in other fiscal years. The following table provides

52        Tailored Brands, Inc. 2017 Proxy Statement

  additional information regarding amounts included in the Summary Compensation Table attributable to the special one-time cash bonus paid in June 2014 and the equity awards granted in September 2014 in lieu of during our regular annual grant process in 2015:

Name	2014 Total As Reported Above ($)	Special Jos. A. Bank Completion Bonus Paid in June 2014 ($)	Stock Awards Granted in September 2014 ($)	Option Awards Granted in September 2014 ($)	2014 Total Without Special Bonus and September 2014 Equity Grants ($)
Douglas S. Ewert	9,672,031	500,000	2,968,892	1,200,006	5,003,133
Jon W. Kimmins	2,488,276	300,000	586,991	239,994	1,361,291
(7)
Includes $200 Company matching contribution to The Men's Wearhouse, Inc. 401(k) Savings Plan account of the Named Executive Officer.
(8)
Includes dividend or dividend equivalent payments on unvested DSUs issued prior to 2013 and on vested DSUs issued on and after April 3, 2013, paid to the Named Executive Officer during the indicated fiscal year.
(9)
Includes a one-time payout of $24,038 related to accrued sabbatical time.
(10)
Represents a signing bonus paid to Mr. Calandra in fiscal 2016 and Mr. Rhodes in fiscal 2015.
(11)
Includes a $200,000 signing bonus as well as the $243,750 portion of Mr. Thorn's bonus paid as a result of the one-time contractual cash inducement payment for 2015 pursuant to the terms of his employment agreement (for additional information, see "– Employment Agreements – Bruce K. Thorn" below).
(12)
Includes commuting, housing and other living expenses of $33,170 paid by the Company on behalf of Mr. Thorn.
(13)
Includes temporary housing costs paid by the Company in connection with Mr. Rhodes relocation.
(14)
Includes a $75,000 signing bonus as well as the $106,250 portion of Mr. Baum's bonus paid as a result of the one-time contractual cash inducement payment for 2015.
(15)
As previously announced, on January 5, 2017, the Company entered into a Separation Agreement with Mr. Kimmins. In addition to the amounts Mr. Kimmins is entitled to receive under the termination provisions of his employment agreement, he received a payment from the Company in the amount of $275,000. Mr. Kimmins also received a one-time consulting fee of $10,000 for his agreement to provide consulting and advisory services to the Company to assist with his transition through March 31, 2017. For additional information, see "– Potential Payments upon Termination or Change in Control – Employment Agreements" below.

Employment Agreements

        We have entered into employment agreements with Mr. Ewert, Mr. Thorn and Mr. Kimmins. The basic terms of those agreements are summarized below. For information regarding payments to be received by Mr. Ewert and Mr. Thorn in the event of potential termination of their employment, and by Mr. Kimmins following his recent termination, see "– Potential Payments Upon Termination or Change in Control – Employment Agreements" on pages 62-65 of this proxy statement.

Douglas S. Ewert

        The Company entered into an Amended and Restated Employment Agreement with Mr. Ewert on April 22, 2015. The initial term of Mr. Ewert's amended employment agreement is for a period of three years and will automatically extend for successive twelve-month periods unless either we or Mr. Ewert gives written notice of an election not to extend the employment agreement not less than 90 days prior to the end of any employment period. Under Mr. Ewert's amended employment agreement, we agreed, among other things, to:

  •
  pay Mr. Ewert an annual base salary of at least $1,250,000;

  •
  provide Mr. Ewert an opportunity to earn an annual cash bonus based on the achievement of performance objectives, with a target equal to or greater than Mr. Ewert's base salary;

  •
  provide life, accident, disability and health insurance coverage, and certain other benefits;

  •
  award Mr. Ewert with grants of restricted stock, DSUs, performance units or stock options, or some combination thereof, annually; and

  •
  permit Mr. Ewert to serve on the board of directors of up to one other public company, with the prior consent of the Company's Board, provided such service does not violate the restrictive covenants contained in his employment agreement or interfere in any material respect with his duties and responsibilities as Chief Executive Officer of the Company.

Tailored Brands, Inc. 2017 Proxy Statement        53

Bruce K. Thorn

        We entered into an employment agreement with Mr. Thorn, effective as of June 29, 2015. The initial term of Mr. Thorn's employment agreement shall be for a period of one year and thereafter automatically extends for successive twelve-month periods unless we or Mr. Thorn gives written notice of an election not to extend the employment agreement not less than 90 days prior to the end of any extended employment period. Under Mr. Thorn's employment agreement, we agreed, among other things, to:

  •
  pay Mr. Thorn an annual base salary of $650,000, which was increased by action of the Compensation Committee in February 2016 to $750,000 per annum;

  •
  provide Mr. Thorn an opportunity to earn an annual cash bonus based on the achievement of performance objectives, with a target equal to or greater than 75% of his annual salary; and

  •
  provide life, accident, disability and health insurance coverage, and certain other benefits.

        In addition, under the terms of his employment agreement, during fiscal 2015 Mr. Thorn received:

  •
  a one-time signing bonus in the amount of $200,000; provided that, if Mr. Thorn does not remain continually employed with the Company, for any reason other than layoff or reduction in force, through June 29, 2018, Mr. Thorn will be required to pay back the signing bonus to us on a pro rata basis (i.e., each full month of employment will reduce the amount to be repaid by one twenty-fourth (1/24)) and we may offset any such repayment owed against any amounts owed by us to Mr. Thorn;

  •
  a one-time contractual minimum cash inducement payment of $243,750;

  •
  DSUs having a fair market value equal to $360,000 on the date of grant, to vest in equal, pro rata installments over a period of three years, (b) stock options having a fair market equal to $360,000 on the date of grant, to vest in equal, pro rata installments over a period of three years and (c) performance units having a fair market value equal to $480,000 on the date of grant, to vest on or about April 13, 2018 if certain performance criteria are met; and

  •
  reasonable relocation costs and costs for temporary housing for the first six months of his employment.

Jon W. Kimmins

        We entered into an employment agreement with Mr. Kimmins, effective as of April 1, 2013. Under Mr. Kimmins' employment agreement, we agreed, among other things, to:

  •
  pay Mr. Kimmins an annual base salary of $450,000, which was increased by action of the Compensation Committee, effective September 28, 2015, to $550,000 per annum;

  •
  provide Mr. Kimmins an opportunity to earn an annual cash bonus based on the achievement of performance objectives, with a target equal to or greater than $450,000; and

  •
  provide life, accident, disability and health insurance coverage, and certain other benefits.

Mr. Kimmins separated from the Company as of December 31, 2016. The Company and Mr. Kimmins entered into a Separation Agreement pursuant to which, in addition to the amounts to be received by Mr. Kimmins under his employment agreement, Mr. Kimmins received a payment from the Company in the amount of $275,000 and was eligible to receive a payment from the Company equal to the amount, if any, by which the bonus that Mr. Kimmins would have earned under the Company's annual incentive plan for fiscal 2016 exceeded his target bonus for such fiscal year. The bonus that Mr. Kimmins would have received did not exceed his target bonus amount and, therefore, no bonus amounts were paid to Mr. Kimmins for fiscal 2016. Mr. Kimmins also received a one-time consulting fee of $10,000 for his agreement to provide consulting and advisory services to the Company to assist with his transition through March 31, 2017.

54        Tailored Brands, Inc. 2017 Proxy Statement

Restrictive Covenants and Clawbacks

        In addition, Mr. Ewert, Mr. Thorn and Mr. Kimmins have each agreed not to compete with us during the term of his employment agreement and for any period in which he is receiving payments from us under his employment agreement (other than the continuation of medical benefits).

        The employment agreements also provide that if Mr. Ewert, Mr. Thorn, or Mr. Kimmins, respectively, before or after the termination of his employment relationship with us, commit certain acts which materially and adversely affect us, then some or all of the (A) benefits payable or to be provided, or previously paid or provided, to him under his employment agreement, (B) cash bonuses paid to him by us on or after the date of his employment agreement, or (C) equity awards granted to him by us that vest, on or after the date of his employment agreement, will be forfeited to us. The acts which could trigger such a forfeiture generally include:

  •
  fraud, embezzlement, theft, felony or an act of dishonesty;

  •
  knowingly causing or assisting in causing us or one of our subsidiaries to engage in criminal misconduct;

  •
  knowing that we were publicly releasing financial statements of the Company that were materially misstated and misleading;

  •
  intentionally, or as a result of his gross negligence, disclosing trade secrets of the Company or an affiliate; or

  •
  intentionally, or as a result of his gross negligence, violating the terms of any non-competition, non-disclosure or similar agreement with respect to us or any of our affiliates, to which he is a party.

Grants of Plan-Based Awards Table

        The following table sets forth certain information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended January 28, 2017:

											All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (6)
Name	Grant Date (1)	Threshold ($) (2)		Target ($) (2)		Maximum ($) (2)		Threshold (#) (3)	Target (#) (3)	Maximum (#) (3)
Douglas S. Ewert	4/4/16	625,000		1,250,000		2,500,000		57,372	114,744	229,488	45,897	231,615	17.43	3,999,970
Jack P. Calandra	—	—		—		—		—	—	—	—	—	—	—
Bruce K. Thorn	4/4/16	281,250		562,500		1,125,000		15,491	30,981	61,962	23,235	78,170	17.43	1,349,984
	12/12/16	—		—		—		—	49,926	—	—	—	—	1,349,999
A. Alexander Rhodes	4/4/16	146,250		292,500		585,000		4,590	9,179	18,358	6,884	23,161	17.43	399,975
	12/12/16	—		—		—		—	14,792	—	—	—	—	399,976
Benjamin C. Baum	4/4/16	106,250	(7)	212,500	(7)	425,000	(7)	3,442	6,884	13,768	5,163	17,371	17.43	299,978
	12/12/16	—		—		—		—	14,792	—	—	—	—	399,976
Jon W. Kimmins	4/4/16	225,000		450,000		900,000		9,180	18,359	36,718	13,769	46,323	17.43	799,990

(1)
Represents the date when the Compensation Committee approved the targets for the Named Executive Officers' annual cash incentive bonus program or the equity grant was issued to such Named Executive Officer. With respect to December 12, 2016 awards for Mr. Thorn, Mr. Rhodes and Mr. Baum, the awards were approved by the Compensation Committee on November 30, 2016 and then issued on the first day of the next open trading window period pursuant to the Company's Insider Trading Policy.
(2)
Relates to our annual cash performance bonus program in which executive officers participate annually; 80% of the bonus criteria is quantitative and based on the Company achieving certain adjusted EBIT targets (the "Performance Target Bonus") and the remaining 20% of the bonus criteria is based on the recipient achieving personal non-financial performance objectives ("Personal Performance Bonus"); provided, that for recipients to receive any bonus payout, a net cash from operating activities threshold must be met ("Threshold Performance Requirement"). For 2016, the Compensation Committee approved an $80.0 million Threshold Performance Requirement, and financial performance factors for the Performance Target Bonus determined based on performance against adjusted EBIT goals as follows: (1) less than $202.7 million, 0%, (2) $202.7 million, 50%, (3) $225.2 million, 100%, and (4) $270.2 million, 200%. The qualitative assessment of each Named Executive Officer's

Tailored Brands, Inc. 2017 Proxy Statement        55

individual performance is made by the Compensation Committee and is based on personal performance objectives set for each person participating in the program. The Compensation Committee may at its sole discretion determine the appropriate percentage to be paid out with respect to the Personal Performance Bonus, ranging from 0% to 200%, depending on whether the performance goals are determined not to have been met, partially met, met or exceeded. For purposes of this table, the columns assume that the Threshold Performance Requirement is met and payouts are as follows: (A) Threshold: Performance Target Bonus of 50% and Personal Performance Bonus of 50%; (B) Target: Performance Target Bonus of 100% and Personal Performance Bonus of 100%; and (C) Maximum: Performance Target Bonus of 200% and Personal Performance Bonus of 200%. For additional information, see "Compensation Discussion and Analysis – Detailed Report – Elements of 2016 Compensation – Annual Cash Performance Bonuses". For the actual amounts paid to the Named Executive Officers pursuant to these grants under the 2016 bonus program, see the column titled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.
(3)
Represents performance units granted on April 4, 2016 under our 2004 LTIP and on December 12, 2016 under our 2016 LTIP. The April grants represent the right to receive up to two shares of common stock for each performance unit indicated above and vest 50% on each of April 4, 2018 and 2019, subject to meeting the adjusted earnings per share performance target for fiscal 2017. Assuming the performance target is achieved, the number of performance units earned will be adjusted based on a multiplier, ranging from 50% to 200%, related to the Company's adjusted earnings per share for fiscal 2017. The December grants represent the right to receive one share of common stock and vest 50% on each of December 12, 2018 and 2019, subject to meeting the Net Cash Provided by Operating Activities threshold for fiscal year 2017. Each performance unit award includes the right to receive dividend equivalents, which will be credited to a performance unit when dividends are paid to our shareholders, but will not be paid out unless and until the underlying performance unit award is earned. If a grant is cancelled, the recipient will not receive any dividend equivalents with respect to such performance unit award. For further information, see "Compensation Discussion and Analysis – Detailed Report – Elements of 2016 Compensation – Equity Awards".
(4)
Represents time-based DSUs granted under our 2004 LTIP. Each DSU grant vests at a rate of 33-1/3% per year on each of April 4, 2017, 2018 and 2019. Each DSU award includes the right to receive dividend equivalents, which will be credited to a DSU when dividends are paid to our shareholders, but will not be paid out unless and until the underlying DSU award vests. If a grant is cancelled, the recipient will not receive any dividend equivalents with respect to such DSU award.
(5)
Represents stock options granted under our 2004 LTIP. Each stock option grant vests at a rate of 33-1/3% per year on each of April 4, 2017, 2018 and 2019 and must be exercised within ten years of the date of grant. The stock options have an exercise price equal to the closing price of our common stock on the NYSE on the date of grant.
(6)
Represents aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The value of performance units has been determined assuming the achievement of the performance conditions on the date of grant at target in the case of performance unit awards. These values exclude the accounting effect of any estimate of future service-based forfeitures and may not correspond to the amounts that will actually be realized by the Named Executive Officers. For additional information, including a discussion of the assumptions used to calculate these values, see Note 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017.
(7)
During September 2016, Mr. Baum's role was expanded to include responsibility for innovation, strategy and business insights and as a result the Compensation Committee determined that it was appropriate to increase his 2016 base salary and bonus opportunity to reflect his new responsibilities. As a result, his target bonus increased from $212,500 to $325,000 (threshold: $162,500, target: $325,000 and maximum: $650,000) and his 2016 bonus payout was determined on a pro rata basis using the bonus amounts as approved for the applicable time periods in fiscal 2016.

56        Tailored Brands, Inc. 2017 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End Table

        The following table summarizes certain information regarding equity awards outstanding and held by each of the Named Executive Officers as of the end of the fiscal year ended January 28, 2017:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Douglas S. Ewert	90,000		10,000	(2)	—	41.33	11/16/2017	—		—	—		—
	43,996		11,009	(3)	—	22.72	3/28/2018	—		—	—		—
	42,867		—		—	27.94	4/6/2021	—		—	—		—
	29,053		—		—	40.13	3/27/2022	—		—	—		—
	25,943		25,942	(4)	—	47.26	4/17/2024	—		—	—		—
	23,217		46,435	(5)	—	50.80	9/12/2024	—		—	—		—
	—		231,615	(6)	—	17.43	4/4/2026	—		—	—		—
	—		—		—	—	—	5,290	(7)	103,049	—		—
	—		—		—	—	—	10,499	(8)	204,521	—		—
	—		—		—	—	—	45,897	(9)	894,074	—		—
	—		—		—	—	—	—		—	9,843	(10)	191,742
	—		—		—	—	—	—		—	57,372	(11)	1,117,607
Jack P. Calandra	—		—		—	—	—	—		—	—		—
Bruce K. Thorn	5,965		11,930	(12)	—	63.78	6/29/2025	—		—	—		—
	—		78,170	(6)	—	17.43	4/4/2026	—		—	—		—
	—		—		—	—	—	3,763	(13)	73,303	—		—
	—		—		—	—	—	23,235	(9)	452,618	—		—
	—		—		—	—	—	—		—	1,588	(10)	30,934
	—		—		—	—	—	—		—	15,491	(11)	301,765
	—		—		—	—	—	—		—	49,926	(14)	972,558
A. Alexander Rhodes	2,304		4,610	(12)	—	52.91	4/13/2025	—		—	—		—
	—		23,161	(6)	—	17.43	4/4/2026	—		—	—		—
	—		—		—	—	—	1,512	(13)	29,454	—		—
	—		—		—	—	—	6,884	(9)	134,100	—		—
	—		—		—	—	—	—		—	728	(10)	14,181
	—		—		—	—	—	—		—	4,590	(11)	89,413
	—		—		—	—	—	—		—	14,792	(14)	288,148
Benjamin C. Baum	1,605		3,210	(12)	—	57.74	5/26/2025	—		—	—		—
	—		17,371	(6)	—	17.43	4/4/2026	—		—	—		—
	—		—		—	—	—	1,040	(13)	20,259	—		—
	—		—		—	—	—	5,163	(9)	100,575	—		—
	—		—		—	—	—	—		—	458	(10)	8,922
	—		—		—	—	—	—		—	3,442	(11)	67,050
	—		—		—	—	—	—		—	14,792	(14)	288,148
Jon W. Kimmins	19,080	(15)	—		—	33.09	1/30/2017	—		—	—		—
	10,377	(15)	—		—	47.26	1/30/2017	—		—	—		—
	9,286	(15)	—		—	50.80	1/30/2017	—		—	—		—

(1)
Based on the closing price of $19.48 per share for our Common Stock on the NYSE on January 27, 2017, which was the last trading day of our fiscal year and, in the case of performance units included under the Equity Incentive Plan Awards columns, assumes achievement of the performance conditions at the threshold level for each such award, if applicable.
(2)
Relates to an option award granted in November 2007, the remainder of which vests on October 16, 2017.
(3)
Relates to an option award granted in March 2008, the remainder of which vests on March 28, 2017.
(4)
Relates to an option award granted in April 2014, the remainder of which vests on April 13, 2017.

Tailored Brands, Inc. 2017 Proxy Statement        57

(5)
Relates to an option award granted in September 2014, the remainder of which vests ratably on each of April 13, 2017 and 2018.
(6)
Relates to an option award granted in April 2016 which vests at a rate of 33-1/3% per year on each of April 4, 2017, 2018 and 2019.
(7)
Relates to DSUs granted in April 2014, the remainder of which vests on April 13, 2017.
(8)
Relates to DSUs granted in September 2014, the remainder of which vests ratably on each of April 13, 2017 and 2018.
(9)
Relates to DSUs granted in April 2016 which vests at a rate of 33-1/3% per year on each of April 4, 2017, 2018 and 2019.
(10)
Relates to performance units, representing the right to receive up to 2.25 shares of Common Stock for each share indicated above. These performance units vest on April 13, 2018, subject to meeting an annual performance target for fiscal 2017. Assuming the performance target is achieved, the number of performance units earned will be adjusted based on multipliers, ranging from 50% to 150%, based on (1) the Company's adjusted earnings per share for fiscal 2017 and (2) the Company's relative total shareholder return ("TSR") compared to the TSR of other select companies for the period beginning on September 12, 2014 and ending on February 3, 2018. The Company has determined that these performance units are no longer likely to vest given the Company's performance. For further information, see "Compensation Discussion and Analysis – Detailed Report – Equity Awards – Performance-Based Deferred Stock Units or Performance Units".
(11)
Relates to performance units granted in April 2016 under our 2004 LTIP, representing the right to receive up to two shares of common stock for each performance unit indicated above. These performance units vest 50% on each of April 4, 2018 and 2019, subject to meeting the adjusted earnings per share performance target for fiscal 2017. Assuming the performance target is achieved, the number of performance units earned will be adjusted based on a multiplier, ranging from 50% to 200%, related to the Company's adjusted earnings per share for fiscal 2017. The Company has determined that these performance units are not likely to vest at the full target amount. For further information, see "Compensation Discussion and Analysis – Detailed Report – Elements of 2016 Compensation – Equity Awards".
(12)
Relates to an option award granted in 2015, the remainder of which vests ratably on each of April 13, 2017 and 2018.
(13)
Relates to DSUs granted in 2015, the remainder of which vest ratably on each of April 13, 2017 and 2018.
(14)
Relates to performance units granted in December 2016 which vest 50% on each of December 12, 2018 and 2019, subject to meeting the Net Cash Provided by Operating Activities threshold for fiscal year 2017. For further information, see "Compensation Discussion and Analysis – Detailed Report – Elements of 2016 Compensation – Equity Awards".
(15)
In accordance with the terms of Mr. Kimmins' employment agreement, upon the date of the termination of his employment with the Company, all stock options held by Mr. Kimmins that would have vested within one year of his termination date became immediately exercisable. All of these options expired on the option expiration date.

Option Exercises and Stock Vested Table

        The following table sets forth the amount realized (before any tax withholding) by each of the Named Executive Officers regarding the exercise of options and the vesting of performance units and DSUs during the fiscal year ended January 28, 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Douglas S. Ewert	—	—	18,094	317,188
Jack P. Calandra	—	—	—	—
Bruce K. Thorn	—	—	1,881	32,974
A. Alexander Rhodes	—	—	756	13,253
Benjamin C. Baum	—	—	519	9,098
Jon W. Kimmins (2)	15,441	85,812	19,825	445,432

(1)
Value realized upon vesting is based upon closing price of our common stock on the vesting date and the value of these shares as of the last trading day of the fiscal year, based on our closing price of $19.48, would have been $352,471, $36,642, $14,727, $10,110, and $386,191 for Mr. Ewert, Mr. Thorn, Mr. Rhodes, Mr. Baum and Mr. Kimmins, respectively.
(2)
In accordance with the terms of Mr. Kimmins' employment agreement, upon the date of the termination of his employment with the Company, all stock options held by Mr. Kimmins that would have vested within one year of his termination date became immediately exercisable and any Restricted Stock or Deferred Stock Units held by Mr. Kimmins that would have vested within one year of the termination date became fully vested.

58        Tailored Brands, Inc. 2017 Proxy Statement

Pension Benefits

        We currently have no defined benefit pension plans in which our executive officers participate.

Nonqualified Deferred Compensation

        We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change in Control

Senior Executive Change in Control Severance Plan

General

        In 2016, the Company adopted a Senior Executive Change in Control Severance Plan which superseded the previously existing Change in Control agreements with each of our senior executives, including the agreements in place with Mr. Ewert, Mr. Thorn, Mr. Rhodes, Mr. Baum and Mr. Kimmins. The terms of the Senior Executive Change in Control Severance Plan are substantially similar to the terms of the Change in Control agreements and does not limit or otherwise affect any rights an executive may have under any other contract or agreement with the Company or any of our affiliates.

        Pursuant to the plan, a "Change in Control" generally occurs when:

  •
  our directors cease to constitute a majority of the members of the Board of Directors;

  •
  a merger, consolidation or similar transaction of the Company with another entity is consummated;

  •
  a merger of a significant wholly-owned subsidiary with another entity (other than an affiliated entity);

  •
  any person, other than a specified owner (as defined in the agreement), becomes a beneficial owner, directly or indirectly, of 30% or more of the combined voting power of our then outstanding voting securities;

  •
  a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company is consummated; or

  •
  our shareholders approve a plan of complete liquidation or dissolution of the Company.

Change in Control Benefits

        If a Change in Control occurs and an executive's employment by the Company is terminated, the executive shall be entitled to the following benefits:

  •
  If the executive's employment by the Company is:

  ·
  terminated by the Company as a result of the occurrence of an Event of Termination for Cause (as defined below) or by the executive before the occurrence of an Event of Termination for Good Reason (as defined below),

  ·
  automatically terminated as a result of the executive's death, or

  ·
  automatically terminated as a result of the executive's disability (as defined in the Senior Executive Change in Control Severance Plan),

    then we shall pay to the executive, or the executive's estate or beneficiaries, as applicable, those amounts earned or benefits accumulated due to the executive's continued service through his termination date.

Tailored Brands, Inc. 2017 Proxy Statement        59

  •
  If the executive's employment by the Company is terminated by us otherwise than as a result of the occurrence of an Event of Termination for Cause or by the executive after the occurrence of an Event of Termination for Good Reason, then we shall pay to the executive those amounts earned or benefits accumulated due to the executive's continued service through his termination date as well as:

  ·
  a lump sum equal to two times the sum of (1) the amount of the base salary for the fiscal year in which the executive's termination date occurs or for the immediately preceding fiscal year, whichever is higher and (2) an amount equal to the executive's target annual performance bonus for the fiscal year in which the executive's termination date occurs or the immediately preceding fiscal year, whichever is higher, and

  ·
  a lump sum equal to 24 months of total monthly basic life insurance premium (both the portion paid by us and the portion paid by the executive) applicable to the executive's basic life insurance coverage on his termination date (provided that if a conversion option is applicable under our group life insurance program, the executive may, at his option, convert his basic life insurance coverage to an individual policy after his termination date by completing the forms required by us).

    In addition, we at our sole expense shall take the following actions: (1) for two years, or the date on which the executive becomes employed on a full-time basis by another person (the "Coverage Period"), we shall maintain, and not materially reduce the benefits provided by, our group health plan; and (2) we shall arrange for the executive's uninterrupted participation throughout the Coverage Period in our group health plan; provided that if the executive's participation after the termination date in such group health plan is not permitted by the terms of that plan, then throughout the Coverage Period, we shall provide the executive with substantially the same benefits.

        Assuming that a Change in Control occurred during fiscal 2016 and each of the executives were terminated under the above-described circumstances effective as of January 28, 2017, the Named Executive Officers would have been entitled to receive the following:

Name	2x Base & Bonus ($)	Insurance Premiums ($)	Health Coverage ($)	Total ($) (1)
Douglas S. Ewert	5,000,000	1,759	46,936	5,048,695
Jack P. Calandra (2)	1,000,000	—	—	1,000,000
Bruce K. Thorn	2,625,000	1,759	28,203	2,654,962
A. Alexander Rhodes	1,485,000	1,674	24,705	1,511,379
Benjamin C. Baum	1,650,000	1,759	42,058	1,693,817
Jon W. Kimmins (3)	—	—	—	—

(1)
Does not include amounts earned or benefits accumulated due to continued service through January 28, 2017.
(2)
Mr. Calandra was not eligible to receive amounts under the Company's annual cash performance bonus for 2016; therefore, he would have only been entitled to receive two times his base salary.
(3)
Mr. Kimmins was no longer employed by the Company on January 28, 2017; therefore, he would not have been entitled to receive the described benefits.

        Pursuant to the terms of the Senior Executive Change in Control Severnace Plan, an "Event of Termination for Cause" shall be deemed to have occurred if, after a Change in Control, the executive shall have committed:

  •
  gross negligence or willful misconduct in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

  •
  an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

60        Tailored Brands, Inc. 2017 Proxy Statement

  •
  intentional wrongful damage to property (other than of a de minimis nature) of the Company or any wholly-owned subsidiary;

  •
  intentional wrongful disclosure of secret processes or confidential information of the Company or any wholly-owned subsidiary which the executive believes or reasonably should believe will have a material adverse effect on the Company; or

  •
  an act leading to a conviction of a felony, or a misdemeanor involving moral turpitude.

        Further, an "Event of Termination for Good Reason" shall generally occur if any of the following occur on or after a Change in Control:

  •
  a material reduction in status, title, position or responsibilities;

  •
  a reduction in annual base salary as in effect immediately before the occurrence of the Change in Control or as annual base salary may be increased from time to time after that occurrence;

  •
  a reduction in target and/or maximum bonus potential;

  •
  a mandatory relocation of employment with the Company;

  •
  any material changes to the Company's basic benefit plans, paid vacation days or any other non-contractual benefits that were provided by the Company immediately before the occurrence of the Change in Control; or

  •
  in the case of Mr. Ewert or Mr. Thorn, any failure to honor any provision of his employment agreement.

        In addition, pursuant to the terms of the Senior Executive Change in Control Severance Plan, immediately upon the occurrence of a Change in Control, all options to acquire our voting securities held by an executive shall become fully exercisable, all restrictions on our restricted voting securities granted to an executive prior to a Change in Control shall be removed and the securities shall be freely transferable and all deferred stock units shall immediately vest and the Company shall issue one share of our common stock for each DSU. In addition, the award agreements between the Named Executive Officers and the Company related to performance units provide for vesting under various scenarios in the event of a Change in Control depending on the timing of the Change in Control relative to the end of the applicable performance period. If a Change in Control occurred on January 28, 2017 and each of the executives were terminated without cause or for good reason, the following awards would have vested for each of the Named Executive Officers which, based on the closing sales price of $19.48 for our common stock on January 27, 2017 (the last trading day of the fiscal year ended January 28, 2017), would have resulted in the indicated realized value to the Named Executive Officers:

	Option Awards		Restricted Stock, DSU and Performance Unit Awards
Name	Number of Shares (#)	Value Realized ($)	Number of Shares or Units (#)	Value Realized ($)	Total Value Realized ($) (1)
Douglas S. Ewert	325,001	474,811	215,800	4,203,784	4,678,595
Jack P. Calandra	—	—	—	—	—
Bruce K. Thorn	90,100	160,249	114,256	2,225,707	2,385,956
A. Alexander Rhodes	27,771	47,480	35,280	687,254	734,734
Benjamin C. Baum	20,581	35,611	29,712	578,790	614,401
Jon W. Kimmins (2)	—	—	—	—	—

(1)
Does not include dividend equivalents or other amounts earned or benefits accumulated due to continued service through January 28, 2017.
(2)
Mr. Kimmins was no longer employed by the Company on January 28, 2017; therefore, he would not have been entitled to receive the described benefits.

Tailored Brands, Inc. 2017 Proxy Statement        61

Clawback Provisions

        Finally, the Senior Executive Change in Control Severance Plan provides that if an executive, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect the Company, then some or all (A) benefits payable or to be provided, or previously paid or provided, to the executive under the Senior Executive Change in Control Severance Plan or (B) cash bonuses paid to the executive by the Company, or equity awards granted to the executive by the Company that vest, on or after the effective date of the Senior Executive Change in Control Severance Plan will be forfeited to us on such terms as determined by the Board of Directors. Those acts which could trigger such a forfeiture include:

  •
  fraud, embezzlement, theft, felony, or similar acts of dishonesty in the course of the executive's employment with us which damaged the Company,

  •
  knowingly causing or assisting in causing our financial statements to be misstated or the Company to engage in criminal misconduct,

  •
  disclosing our trade secrets, or

  •
  violating the terms of any non-competition, non-disclosure, or similar agreement with respect to us to which the executive is a party.

Employment Agreements

        We may terminate the employment agreements with Mr. Ewert and Mr. Thorn with or without cause and Mr. Ewert and Mr. Thorn may each terminate his respective agreement with good reason. The respective employment agreement will also be terminated as a result of Mr. Ewert or Mr. Thorn's death or permanent disability. On December 31, 2016, the employment agreement with Mr. Kimmins was terminated without cause by the Company.

        As a condition to the receipt of any amounts or benefits after termination of employment for whatever reason, Mr. Ewert, Mr. Thorn, or Mr. Kimmins, or his respective personal representative, shall be required to execute a written release agreement in a form satisfactory to the Company containing, among other things, a general release of claims against us and our affiliates except for rights and claims under the employment agreement and pursuant to the terms of any benefit plans, equity grants or other similar plans or agreements, or pursuant to the Senior Executive Change in Control Severance Plan.

Upon Death or Disability

        If Mr. Ewert's or Mr. Thorn's employment is terminated as a result of his respective death or permanent disability, then, in addition to any other benefits which may be owing in accordance with our plans and policies, we will be required to pay to Mr. Ewert or Mr. Thorn or his respective estate a lump sum payment in cash equal to the number of days in our fiscal year up to and including the date of disability or death divided by the total number of days in our fiscal year multiplied by the bonus earned for our fiscal year ending contemporaneously with or immediately following the date of his disability or death.

        In addition, all options, restricted stock and DSUs of the Company held by Mr. Ewert and Mr. Thorn immediately prior to his termination date that would have vested if his employment continued for two years and one year, respectively, after the termination date shall vest. In addition, on the date on which any performance units (or performance-based DSUs) held by Mr. Ewert or Mr. Thorn immediately prior to the date of termination would have vested, all restrictions shall be removed on a number of shares of our common stock equal to the number of shares calculated in accordance with the vesting provisions of any such performance unit (or performance-based DSU) award agreement.

62        Tailored Brands, Inc. 2017 Proxy Statement

Without Cause or For Good Reason

        Under the employment agreements, "cause" is generally limited to:

  •
  conviction of or a plea of nolo contendere to the charge of a felony (which, through the lapse of time or otherwise, is not subject to appeal);

  •
  willful refusal without proper legal cause to perform, or gross negligence in performing, his duties and responsibilities;

  •
  material breach of fiduciary duty to us through the misappropriation of Company funds or property or through fraud;

  •
  material breach or default of his obligations or agreements under his employment agreement or any other agreement with us containing restrictive covenants or willful failure to follow in any material respect the lawful directions or policies of the Board; or

  •
  unauthorized absence from work (other than for sick leave or personal disability) for a period of 60 working days or more during a period of 90 working days.

        Under the employment agreements, "good reason" generally means, subject to notification and opportunity for us to cure the alleged conduct:

  •
  a material reduction in status, title, position or responsibilities;

  •
  a reduction in annual base salary below the then current level;

  •
  any material breach by us of the employment agreement;

  •
  any purported termination of employment for cause which does not comply with the terms of the employment agreement; or

  •
  a mandatory relocation of employment.

        In the case of Mr. Ewert, "good reason" also includes the failure to receive an annual equity grant and the Board's failure to nominate Mr. Ewert for election to the Board at such times as his membership on the Board comes up for re-election, unless the Board determines in good faith, based on guidance from Institutional Shareholder Services (or a similar nationally recognized organization), that it is generally considered poor corporate governance practice for the Chief Executive Officer to serve on a Company's board of directors.

        In the event of a termination of employment of any of Mr. Ewert, Mr. Thorn, or Mr. Kimmins without "cause" or any of them terminates his employment for "good reason" or if we notify any of Mr. Ewert or Mr. Thorn that we do not intend to extend his employment under his employment agreement at the end of the current term or any extended term, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

  •
  we are or will be required to pay Mr. Ewert, Mr. Thorn, and Mr. Kimmins:

  ·
  a lump sum payment of all amounts owed through the date of his termination; and

  ·
  his annual base salary for a period of one year (two years in the case of Mr. Ewert) following the date of his termination;

  •
  we will be required to pay Mr. Ewert:

  ·
  a lump sum payment in cash equal to a pro rata portion of Mr. Ewert's bonus earned for our fiscal year ending contemporaneously with or immediately following the termination date (to be paid on the April 15th immediately following the end of our fiscal year bonus period to which such bonus relates); and

Tailored Brands, Inc. 2017 Proxy Statement        63

    ·
    installment payments in cash equal to two times the target bonus for the year in which his employment is terminated; and

  •
  we are or will be required to pay Mr. Thorn and Mr. Kimmins a lump sum payment in cash equal to two times his full target bonus for our fiscal year ending contemporaneously with or immediately following the date of termination (to be paid on the April 15th immediately following the end of our fiscal year bonus period to which such target bonus relates).

        In addition, all options, restricted stock and DSUs of the Company held immediately prior to his termination date that would have vested if his employment continued for one year (two years in the case of Mr. Ewert) after the termination date shall vest. Restrictions on any performance units (or performance-based DSUs) held immediately prior to the date of termination shall lapse, if at all, in accordance with the terms of the relevant performance unit (or performance-based DSU) award agreement.

Health Coverage Upon Termination

        If Mr. Ewert's employment agreement is terminated (1) as a result of his death or permanent disability, or (2) by us without cause or by our non-renewal of his employment agreement, or (3) by Mr. Ewert for good reason, we will arrange to provide Mr. Ewert and his spouse and eligible dependents who were covered under our group health plan on the date of his termination and who, in the case of eligible dependents, continue to be eligible dependents, group health plan coverage until Mr. Ewert reaches age 65, or in the case of a termination due to Mr. Ewert's death, until his spouse reaches age 65; provided, however, that such benefits shall be reduced (A) to the extent health benefits are received by him, his spouse or any eligible dependent from any other person during such period or he obtains other employment that offers participation in a health insurance plan providing substantially similar benefits during such period, or (B) Mr. Ewert violates the restrictive covenants in the employment agreement.

        Upon termination of Mr. Thorn's or Mr. Kimmins' employment agreement, (1) as a result of his death or permanent disability, or (2) by us without cause or by our non-renewal of his employment agreement or (3) by him for good reason, we shall pay his COBRA health benefits premium for an 18-month period following his termination; provided, however, that such benefits shall be reduced to the extent health benefits are received by him, his spouse or any eligible dependent from any other person during such period and he will be required to use any medical insurance provided by a new employer, if available, during such 18-month period.

Summary Table

Actual Payments to Mr. Kimmins

        Mr. Kimmins separated from the Company as of December 31, 2016. The Company and Mr. Kimmins entered into a Separation Agreement pursuant to which, in addition to the amounts described above to be received by Mr. Kimmins under his employment agreement, Mr. Kimmins received a payment from the Company in the amount of $275,000 and was eligible to receive a payment from the Company equal to the amount, if any, by which the bonus that Mr. Kimmins would have earned under the Company's annual incentive plan for fiscal 2016 exceeded his target bonus for such fiscal year. The bonus that Mr. Kimmins would have received did not exceed his target bonus amount and, therefore, no additional bonus amounts were paid to Mr. Kimmins under the annual incentive plan for fiscal 2016. Mr. Kimmins also received a one-time consulting fee of $10,000 for his agreement to provide consulting

64        Tailored Brands, Inc. 2017 Proxy Statement

and advisory services to the Company to assist with his transition through March 31, 2017. The following table summarizes the payments to Mr. Kimmins as a result of his separation:

Cash Severance ($) (1)	Equity ($) (2)	Health Coverage ($) (3)	Additional Payments ($) (4)	Total ($)
1,450,000	397,701	24,049	285,000	2,156,750

(1)
Represents annual base salary for a period of one year following the date of his termination and a lump sum payment equal to two times full target bonus.
(2)
Represents realized value of accelerated stock options and DSUs.
(3)
Represents COBRA health benefits premium for an 18-month period following his termination.
(4)
Represents the additional payments pursuant to the Separation Agreement entered into with Mr. Kimmins.

Potential Payments to Mr. Ewert and Mr. Thorn

        The following table summarizes the potential payments each of Mr. Ewert and Mr. Thorn would have received pursuant to their respective employment agreements in the event that a termination of their employment with the Company occurred on January 28, 2017. The amounts in the table are calculated pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Name and Termination Scenarios	Cash Severance ($) (1)	Equity ($) (2)	Health Coverage ($) (3)	Total ($) (4)
Douglas S. Ewert
for Cause or w/o Good Reason	—	—	—	—
death or disability	—	2,229,168	305,081	2,534,249
w/o Cause or for Good Reason	6,250,000	1,220,160	269,880	7,740,040
Bruce K. Thorn
for Cause or w/o Good Reason	—	—	—	—
death or disability	—	835,403	21,152	856,555
w/o Cause or for Good Reason	1,875,000	240,930	21,152	2,137,082

(1)
The cash severance related to bonus payments for purposes of death or disability includes 100% as the pro rata bonus amounts as the full year would have been completed as of January 28, 2017. The cash severance payable in the event of termination without Cause or for Good Reason includes base salary which is to be paid as income continuation over the applicable period (two years for Mr. Ewert and one year for Mr. Thorn), but is shown in the aggregate and not as a discounted present value. In the event of termination without Cause or for Good Reason, Mr. Ewert is entitled to receive his full target bonus plus an additional amount equal to two times his target bonus and Mr. Thorn is entitled to receive his full target bonus plus an additional amount equal to his full target bonus.
(2)
Includes realized value based on the closing sales price of $19.48 for our common stock on January 27, 2017 (the last trading day of the fiscal year ended January 28, 2017) and reflects a reasonable estimate of the anticipated payment or benefits to be realized based on our current stock price and performance expectations as of January 28, 2017. In the event of death or disability, all options and time-vesting deferred stock units become 100% vested and certain performance based units may ultimately vest on a pro rata basis if the related performance conditions are met. In the event of termination without Cause or for Good Reason, all options and time-vesting deferred stock units which would have vested within two years of Mr. Ewert's termination date, and one year of Mr. Thorn's termination date, shall vest and/or become fully exercisable.
(3)
In the event of Mr. Ewert's termination, we will arrange to provide Mr. Ewert and his eligible dependents group health plan coverage until Mr. Ewert turns 65, or his spouse turns 65 in the event of Mr. Ewert's death or disability. In the event of Mr. Thorn's termination, we will pay his COBRA health premiums for a period of 18 months following his termination.
(4)
Does not include amounts earned or benefits accumulated due to continued service through January 28, 2017; Mr. Ewert and Mr. Thorn are not entitled to receive any excise tax gross up in connection with any of their respective termination payments.

Jack P. Calandra

        As part of his offer letter, the Company agreed that in the event of termination without cause, Mr. Calandra will receive 52 weeks of salary and a pro-rata share of his target bonus under the Company's annual cash incentive plan. If Mr. Calandra were to have been terminated without cause on January 28, 2017, he would have been entitled to receive $500,000 as he was not eligible to receive amounts under the Company's annual cash performance bonus for 2016.

Tailored Brands, Inc. 2017 Proxy Statement        65

PROPOSAL 3:
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        The Company is asking you to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the Executive Compensation section of this proxy statement. In considering how to vote on this proposal, we encourage you to read our Compensation Discussion and Analysis on pages 33-51 for the details of our executive compensation program.

        The Company is committed to sound executive compensation practices and corporate governance principles, and continually works to ensure that its practices protect and further the interests of shareholders. We believe that our executive compensation programs are structured (i) to promote a performance-based culture which links the interests of management and shareholders, (ii) to support our business objectives, and (iii) to align our programs with recognized corporate governance best practices. Our compensation elements seek to balance all aspects of an executive's responsibilities: base salary for day-to-day responsibilities, cash incentive bonus for shorter-term returns linked to annual Company performance, and equity awards for aligning the executives' focus with shareholder value and the long-term, future performance of the Company. As a result, we believe that the link between pay and performance is strong.

        Accordingly, we ask our shareholders to vote to approve the following resolution at the Annual Meeting:

        "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED".

        While the Board of Directors and its Compensation Committee will carefully consider the shareholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company. However, our Board of Directors values the opinions of our shareholders and, to the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

66        Tailored Brands, Inc. 2017 Proxy Statement

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        We are seeking a non-binding determination from our shareholders as to how often they believe the advisory vote to approve the compensation of our Named Executive Officers should be held in the future. Under the Dodd-Frank Act, every six years the Company is required to seek a non-binding advisory shareholder vote regarding the frequency of the submission to shareholder of an advisory vote to approve the compensation of our Named Executive Officers. The Dodd-Frank Act specifies that shareholders be given the opportunity to vote on executive compensation every one, two or three years or abstain. When this advisory vote was last held in 2011, shareholders indicated a preference to hold the advisory vote to approve the compensation of our Named Executive Officers each year and the Board implemented this standard.

        The Board believes that an annual advisory vote on executive compensation is consistent with having a regular dialogue with our shareholders on corporate governance matters, including the compensation of our Named Executive Officers. An annual shareholder vote allows our shareholders to provide us with regular feedback regarding the effectiveness of our compensation programs, and provides our Board and Compensation Committee with the opportunity to consider shareholder views as part of its regular compensation review.

        Although the advisory vote is non-binding, our Board will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation. Regardless of the frequency of the advisory vote to approve the compensation of our Named Executive Officers, the Compensation Committee will remain committed to considering feedback from shareholders regarding the Company's compensation programs.

        The voting options on the proposal to hold the advisory vote to approve the compensation of our Named Executive Officers include "1 YEAR", "2 YEARS" or "3 YEARS".

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR "1 YEAR" WITH REGARD TO THE ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Tailored Brands, Inc. 2017 Proxy Statement        67

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

        During the fiscal year ended January 28, 2017, there were no transactions with related persons, as described in Item 404(a) of Regulation S-K.

Policies and Procedures for Approval of Related Person Transactions

        The Board of Directors formally adopted a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we or any of our subsidiaries are a participant, (ii) any related person has a direct or indirect interest and (iii) the amount involved exceeds $120,000. The Audit Committee is responsible for reviewing, approving and ratifying any related person transaction. The Audit Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Fees for professional services provided by Deloitte & Touche LLP ("D&T"), the Company's independent registered public accounting firm, in each of the last two fiscal years in each of the following categories were:

	Fiscal Year
	2016	2015
Audit Fees (1)	$2,186,000	$2,495,000
Audit Related Fees (2)	30,000	30,000
Tax Fees (3)	2,163,600	1,933,600
All Other Fees (4)	3,000	3,000

	$4,382,600	$4,461,600

(1)
Audit fees consist of audit work performed in connection with the annual financial statements and the statutory audits for our UK-based entities, the audit of our internal control over financial reporting, and the reviews of unaudited quarterly financial statements as well as work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters, and review of documents filed with the SEC.
(2)
Audit related services relate to the audit of our marketing agreement with David's Bridal.
(3)
Tax fees include work performed for a variety of federal, state and international tax consulting projects and tax compliance services. For fiscal years 2016 and 2015, approximately $0.7 million and $1.1 million, respectively, of these fees were related to tax compliance services.
(4)
Other fees relate to accounting research tool fees.

        The Audit Committee has considered whether non-audit services provided by D&T to us are compatible with maintaining D&T's independence.

68        Tailored Brands, Inc. 2017 Proxy Statement

        The Audit Committee has implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by our independent registered public accounting firm to us or any of our subsidiaries. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, currently Mr. Becker, the Audit Committee Chair. There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during fiscal years 2016 and 2015. During the 2016 and 2015 fiscal years, all services provided by D&T were pre-approved in accordance with the terms of the Audit Committee's pre-approval policies and procedures.

AUDIT COMMITTEE REPORT

        The Audit Committee is composed entirely of non-management directors. The members of the Audit Committee meet the independence and financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE and the additional, heightened independence criteria applicable to members of the Audit Committee under Securities Exchange Commission ("SEC") and NYSE rules. The Board has determined that each member of the Audit Committee is an "audit committee financial expert" as defined by the SEC. The Audit Committee has adopted, and annually reviews, a charter which complies with all current regulatory requirements and describes the Audit Committee's responsibilities and the practices it follows.

        The role of the Audit Committee is to assist the Board of Directors in its oversight of (a) the integrity of the Company's financial statements and its accounting and reporting processes and financial statement audits; (b) the Company's system of disclosure controls and procedures and internal control over financial reporting; (c) the Company's compliance with applicable legal and regulatory requirements and with the Company's Code of Ethics & Business Conduct; (d) the Company's independent registered public accounting firm and their qualifications; and (e) the performance of the Company's internal audit function and independent registered public accounting firm. The Audit Committee also oversees the establishment of procedures to receive, retain and address complaints regarding accounting, internal controls and auditing matters.

        In fulfilling its role, the Audit Committee relies on the work and assurances of the Company's management and internal audit as well as the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, the system of internal controls, including internal control over financial reporting, risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm, Deloitte & Touche LLP ("D&T"), is responsible for auditing the consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company's internal control over financial reporting.

        During the fiscal year ended January 28, 2017 ("fiscal 2016"), the Audit Committee met and held discussions in open session with management, internal audit and D&T. The Audit Committee discussed with D&T and internal audit the overall audit strategy, scope and plans for their respective audits, the nature and extent of specialized skills used in their audits, and issues, if any, encountered in their audits. The Audit Committee also reviewed with management and D&T the risk management process and significant risks and exposures identified by management, the overall adequacy of the Company's legal, regulatory and ethical compliance programs, including the Company's Code of Ethics and Business Conduct and the Company's information technology security programs. In addition, the Audit Committee met separately and in private with each of D&T and internal audit without members of management present to discuss the results of their examinations.

Tailored Brands, Inc. 2017 Proxy Statement        69

        Management represented to the Audit Committee that the Company's consolidated financial statements included in the Company's 2016 Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for fiscal 2016, were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and D&T, including a discussion of the quality, not just the acceptability, of the accounting principles, significant financial reporting risks, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the financial statements, and the overall quality of the Company's financial reporting. The Audit Committee also reviewed earnings press releases with management prior to the release of the earnings announcements.

        In addition, the Audit Committee reviewed and discussed with management and D&T their evaluation of the adequacy and effectiveness of the Company's financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and D&T on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and the Chief Financial Officer of the Company their respective certifications with respect to the Company's 2016 Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for fiscal 2016. The Audit Committee discussed with D&T all matters required to be discussed under the standards of the Public Company Accounting Oversight Board ("PCAOB"), including those matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees, and Rule 2-07 of Regulation S-X.

        The Audit Committee also discussed with D&T its independence from the Company and its management, including the matters in the written disclosures regarding D&T's communications with the Audit Committee concerning independence, pursuant to applicable PCAOB requirements. The Audit Committee pre-approved the audit and non-audit services provided by D&T and reviewed and approved the fees for services rendered for fiscal 2016. The Company considered whether D&T's provision of non-audit services to the Company and the related fees was compatible with the D&T's independence. Based on these discussions, the Audit Committee concluded that D&T is independent from the Company and its management.

        D&T has been the Company's independent registered public accounting firm since 1992. The Audit Committee is directly responsible for the appointment, evaluation, retention, compensation, oversight, and when appropriate, the termination of the independent registered public accounting firm. The Audit Committee evaluates D&T's performance, including the lead audit partner and the engagement team, each year and determines whether to reengage D&T or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by D&T and its resources, capabilities, technical expertise and knowledge of the Company's operations, personnel, culture, accounting policies and practices, and internal control over financial reporting. The Audit Committee also considers the quality and candor of D&T's communications, the ability of D&T to remain independent, D&T's industry and sector specific experience, external data relating to audit quality and performance, including recent PCAOB reports on D&T and its peer firms, the results of a survey of the Company's management and Audit Committee members regarding D&T's service and quality, the appropriateness of fees charged for audit and non-audit services, the length of time that D&T has served in that role, the benefits of longer tenure and the impact of changing auditors. Based on this evaluation, the Audit Committee determined that it was in the best interests of the Company and its shareholders to continue the retention of D&T as our independent registered public accounting firm for the fiscal year ended February 3, 2018. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a good corporate governance practice, the Audit Committee will continue its practice of recommending that the Board ask the shareholders, at their annual meeting, to ratify the appointment of the independent registered public accounting firm.

70        Tailored Brands, Inc. 2017 Proxy Statement

        The lead engagement partner from D&T is required to rotate off our engagement at the completion of the audit for the fiscal year ending February 3, 2018. The process for selection of a new lead engagement partner includes meetings between the candidates for that role and senior management and then with the Chair of the Audit Committee, as well as discussions with the full Audit Committee.

        In reliance on the reviews and discussions referred to above, and the receipt of the unqualified opinions from D&T dated March 24, 2017, with respect to the consolidated financial statements of the Company as of and for fiscal 2016, and with respect to the effectiveness of the Company's internal control over financial reporting, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Company's Annual Report on Form 10-K for fiscal 2016, for filing with the SEC.

AUDIT COMMITTEE B. Michael Becker, Chair Irene Chang Britt Rinaldo S. Brutoco Dinesh S. Lathi William B. Sechrest

PROPOSAL 5:
RATIFICATION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        D&T has served as our independent registered public accounting firm providing auditing, financial and tax services since their engagement in fiscal 1992. At present, the Audit Committee intends to continue the appointment of D&T as our independent registered public accounting firm for the fiscal year ending February 3, 2018. In determining to appoint D&T, the Audit Committee carefully considered, among other things, D&T's past performance for the Company, its independence with respect to the services to be performed, and its general reputation for adherence to professional auditing standards.

        Representatives of D&T are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

        We are asking our shareholders to ratify the selection of D&T as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting

Tailored Brands, Inc. 2017 Proxy Statement        71

the selection of D&T to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth information known to us, as of the Record Date (except as noted below), with respect to the beneficial ownership of our common stock by (i) each director, (ii) each nominee for director, (iii) each Named Executive Officer listed in the Summary Compensation Table, (iv) each shareholder known by us to be the beneficial owner of more than 5% of our common stock and (v) all of our executive officers and directors as a group. Unless otherwise indicated, each person has sole voting power and dispositive power with respect to the shares attributed to him or her.

Name	Number Of Shares		% of Outstanding Shares
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	9,091,895	(1)	18.6
Eminence Capital, LLC 919 Third Avenue New York, New York 10022	7,253,578	(2)	14.9
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	5,528,022	(3)	11.3
Dinesh S. Lathi	14,896	(4)	*
David H. Edwab	53,208	(4)	*
Douglas S. Ewert	532,379	(5)	*
B. Michael Becker	27,156	(4)(6)	*
Irene Chang Britt	18,325	(4)	*
Rinaldo S. Brutoco	47,367	(4)(7)(8)	*
Theo Killion	—		*
Grace Nichols	35,056	(4)	*
Allen I. Questrom	25,597	(4)	*
William B. Sechrest	29,323	(4)	*
Sheldon I. Stein	76,581	(4)	*
Jack P. Calandra	—		*
Bruce K. Thorn	66,679	(9)	*
A. Alexander Rhodes	23,318	(10)	*
Benjamin C. Baum	10,716	(11)	*
Jon W. Kimmins	7,618	(12)	*
All executive officers and directors as a group (16 persons)	981,159	(6)(8)(13)(14)(15)	2.0%

*
Less than 2.0%
(1)
Based on a Schedule 13G, as amended, filed on April 10, 2017, The Vanguard Group ("Vanguard") has sole voting power with respect to 71,607 of these shares, shared voting power with respect to 4,522 of these shares, shared

72        Tailored Brands, Inc. 2017 Proxy Statement

dispositive power with respect to 72,657 of these shares and sole dispositive power with respect to 9,019,238 of these shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 68,135 of these shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 7,994 of these shares as a result of its serving as investment manager of Australian investment offerings.
(2)
Based on a Schedule 13D, as amended, filed on April 7, 2017, Eminence Capital, LP has shared voting and dispositive power with respect to all of these shares. Eminence GP, LLC is also deemed to have shared voting and dispositive power with respect to 5,669,266 of such shares. As described in the Schedule 13D filed on November 7, 2013: (i) the shares are held for the account of various funds (the "Eminence Funds") as well as a separately managed account (the "SMA"); (ii) Eminence Capital, LLC serves as the investment manager to the Eminence Funds and the investment adviser to the SMA and, therefore, Eminence Capital, LLC may be deemed to have shared voting and dispositive power over the shares held for the accounts of the Eminence Funds and the SMA; and (iii) Eminence GP, LLC serves as general partner or managing member of the partnerships and the master funds and may be deemed to have shared voting and dispositive power over all of the shares held for the accounts of such partnerships and master funds. Ricky C. Sandler is the Chief Executive Officer of Eminence Capital, LLC and the managing member of Eminence GP, LLC and is therefore deemed to have shared voting and dispositive power with respect to all shares directly owned by the Eminence Funds and the SMA, as applicable. Mr. Sandler also owns 3,100 shares of our common stock over which he has sole voting and dispositive power.
(3)
Based on a Schedule 13G, as amended, filed on January 17, 2017, Black Rock, Inc. has sole voting power with respect to 5,431,231 of these shares and sole dispositive power with respect to all of these shares.
(4)
Includes 1,794 restricted shares and 10,602 shares related to DSUs that will be acquired within 60 days upon the vesting of the underlying equity awards.
(5)
Includes 392,450 shares that may be acquired within 60 days upon the exercise of stock options and 9,564 shares allocated to the account of Mr. Ewert under The Men's Wearhouse, Inc. 401(k) Savings Plan.
(6)
Includes 8,140 shares allocated to Mr. Becker's Simplified Employee Pension account and 3,795 shares allocated to Mr. Becker's IRA account, over which Mr. Becker has sole voting and dispositive power.
(7)
Includes 1,500 shares that may be acquired within 60 days upon the exercise of stock options.
(8)
Includes 6,603 shares held by Rinaldo Brutoco Revocable Trust.
(9)
Includes 37,986 shares that may be acquired within 60 days upon the exercise of stock options.
(10)
Includes 12,329 shares that may be acquired within 60 days upon the exercise of stock options.
(11)
Includes 9,000 shares that may be acquired within 60 days upon the exercise of stock options.
(12)
Based on a Form 4 filed on January 4, 2017.
(13)
Includes an aggregate of 16,146 restricted shares and 95,418 shares related to DSUs that will be acquired within 60 days upon the vesting of the underlying equity awards as well as an aggregate of 462,538 shares that may be acquired within 60 days upon the exercise of stock options.
(14)
Includes 446 shares allocated to the accounts of certain of our executive officers under The Men's Wearhouse, Inc. Employee Stock Discount Plan and 9,995 shares allocated to the accounts of certain of our executive officers under The Men's Wearhouse, Inc. 401(k) Savings Plan. These plans provide that participants have voting and dispositive power over these shares.
(15)
Excludes any shares beneficially owned by Mr. Killion, as he is not currently a director, and Mr. Kimmins, as he is no longer employed by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        To our knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, during the fiscal year ended January 28, 2017, all Section 16(a) filing requirements applicable to our directors, executive officers, and greater than 10% beneficial owners have been met except for the Form 4s for each of our non-employee directors for their final quarterly grant of restricted shares on April 29, 2016 which were inadvertently filed one day late.

Tailored Brands, Inc. 2017 Proxy Statement        73

SUBMITTING PROPOSALS FOR 2018 ANNUAL MEETING

        The table below summarizes the requirements for shareholders to submit proposals, including director nominations, for next year's annual meeting. Shareholders are encouraged to consult SEC Rule 14a-8 or our bylaws, as applicable, to see all applicable requirements. Our bylaws are available at the Company's website (www.tailoredbrands.com) under "Investors – Corporate Governance – Governance Documents".

	Proposals for inclusion in 2018 Proxy	Other proposals/nominees to be presented at 2018 meeting
Type of proposal	SEC rules permit shareholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8	Shareholders may present proposals or director nominations directly at the annual meeting (and not for inclusion in our proxy statement) by notifying the Company in advance and satisfying the requirements specified in our bylaws
When proposal must be received by the Company	No later than close of business on January 4, 2018	No earlier than January 5, 2018 and no later than close of business on February 4, 2018
What to include	The information required by SEC Rule 14a-8	The information required by Section 2.05 and, if applicable Section 2.06 of our bylaws
Where to send	Tailored Brands, Inc., 6100 Stevenson Blvd., Fremont, California 94538, Attention: Corporate Secretary, via email at CorporateSecretary@tailoredbrands.com, or via facsimile at (713) 578-9871

74        Tailored Brands, Inc. 2017 Proxy Statement

VOTING AND OTHER INFORMATION

        Who is soliciting my vote?    The Board of Directors of Tailored Brands, Inc. is soliciting your vote at the Annual Meeting of Shareholders. Costs of the solicitation are being borne by the Company.

        What am I voting on and what is the vote required to pass?

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions and Broker Non-Votes
Election of Directors	FOR	Plurality (1)
Adoption of an amendment to the Tailored Brands, Inc. 2016 Long-Term Incentive Plan and reapproval of material terms of performance goals	FOR	Majority of Votes Cast	Abstentions: Count toward quorum; have no effect on outcome of a proposal
Advisory vote to approve the compensation of our named executive officers	FOR	Majority of Votes Cast	Broker Non-Votes: Count toward quorum; not counted as votes cast, therefore no effect on outcome of a proposal (2)
Advisory vote on the frequency of holding future advisory votes to approve the compensation of our named executive officers	1 YEAR	Majority of Votes Cast
Ratification of D&T as our independent registered public accounting firm	FOR	Majority of Votes Cast

(1)
While all directors receiving a plurality of votes cast will be elected to the Board, our bylaws provide that if a director does not receive a majority of the votes cast in an uncontested election of directors then the Board must consider and vote on accepting the resignation of such director (through a previously delivered irrevocable resignation letter that each director nominee has delivered to the Company's Corporate Secretary) and, within 90 days, notify the shareholders whether it has accepted the resignation and the reasons for such decision.
(2)
Under the NYSE Listing Standards, the ratification of the appointment of our independent registered public accounting firm is the only matter for consideration at this meeting that a broker may vote on without your instructions. Therefore, if you do not provide instructions to the record holder of your shares with respect to all other proposals, a broker non-vote as to your shares of our common stock will result with respect to these proposals.

        Who may vote?    You may vote if you were the holder of record of shares of our common stock at the close of business on April 18, 2017, also referred to as the "Record Date". Only holders of record at the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of our common stock for which you were the holder of record on the Record Date. If you held shares of our common stock in "street name" (usually through a bank, broker, or other nominee) on the Record Date, the record holder of your shares will generally vote those shares in accordance with your instructions.

Tailored Brands, Inc. 2017 Proxy Statement        75

        How do I vote?    The process for voting your shares of our common stock depends on how your shares are held. Generally, you may hold shares in your name as a "record holder" (that is, in your own name) or in "street name" (that is, through a nominee, such as a broker or bank).

        Record Holders.    If you are a record holder, you may vote your shares using one of the following methods:

  •
  Over the Internet.  Go to www.proxyvote.com. You can use the Internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern time on June 14, 2017. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

  •
  By telephone.  Call (800) 690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern time on June 14, 2017. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

  •
  By mail.  If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 14, 2017 to be voted at the Annual Meeting.

  •
  In person at the Annual Meeting.  Record holders are invited to attend the Annual Meeting and vote in person at the Annual Meeting.

        If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If you vote via the Internet or by telephone, do not return a proxy card.

        Held In Street Name.    If you hold shares of our common stock in the name of a broker, bank or other nominee, you should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by the broker, bank or other nominee to instruct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee is permitted to vote your shares with respect the "routine" proposal to ratify the appointment of the Company's independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.

        Can I vote in person at the Annual Meeting?    Recordholders may attend the meeting and vote in person or may execute a proxy designating a representative to attend and vote on their behalf. If you hold shares of our common stock the name of a broker, bank or other nominee and you want to vote in person, you will need to obtain (and bring with you to the Annual Meeting) a legal proxy from the record holder of your shares (who must have been the record holder of your shares of our common stock as of the close of business on April 18, 2017) indicating that you were a beneficial owner of shares of our common stock as of the close of business on April 18, 2017, as well as the number of shares of which you were the beneficial owner on such date, and appointing you as the record holder's proxy to vote the shares of our common stock covered by that proxy at the Annual Meeting.

        What is the quorum requirement for holding the Annual Meeting?    The holders of a majority of the total shares of our common stock issued and outstanding on April 18, 2017, must be present in person or represented by proxy for the meeting to be held. The shares held by each shareholder who properly submits a proxy will be counted for purposes of determining the presence of a quorum at the meeting. As of the close of business on April 18, 2017, we had 49,048,248 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

        What if I do not specify a choice for a matter when returning a proxy?    If you did not indicate otherwise (excluding broker non-votes), the persons named as proxies on the proxy card will vote your shares of our common stock in accordance with the Board recommendations indicated above.

76        Tailored Brands, Inc. 2017 Proxy Statement

        Can I revoke my proxy?    Yes, you may revoke your proxy if you are a record holder by:

  •
  delivering a written notice of revocation to us at or prior to the Annual Meeting;

  •
  signing a proxy bearing a later date than the proxy being revoked and delivering it to us before the Annual Meeting; or

  •
  voting in person at the Annual Meeting.

        If your shares of our common stock are held in street name through a broker, bank, or other nominee, you should contact the record holder of your shares regarding how to revoke your proxy.

        Why did I receive a Notice of Internet Availability of Proxy Materials?    Pursuant to the "notice and access" rules adopted by the SEC, we have elected to provide shareholders access to our proxy materials over the Internet. As a result, instead of a paper copy of our proxy materials, a Notice of Availability of Proxy Materials will be delivered to all of our shareholders, except for those shareholders who have previously requested to receive a paper copy of the proxy materials. This notice explains how you can access our proxy materials over the Internet and also describes how to request a printed copy of these materials. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

        How can I access the proxy materials over the Internet?    You can access this proxy statement and our 2016 Annual Report on Form 10-K at www.tailoredbrands.com under "Investors". If you wish to help reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all proxy materials for future annual meetings of shareholders electronically by e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

        How may I obtain a paper or e-mail copy of the proxy materials?    If you received a Notice of Internet Availability of Proxy Materials, you will find instructions about how to obtain a paper or e-mail copy of the proxy materials and our 2016 Annual Report on Form 10-K in your notice. We will mail paper copies of these documents to all shareholders to whom we do not send a Notice Regarding Internet Availability of Proxy Materials.

        What should I do if I receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials?    Certain shareholders may receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold shares of our common stock in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares of our common stock are registered in more than one name, you may receive a separate notice or a separate set of paper proxy materials and proxy card for each name in which you hold shares. To vote all of your shares of our common stock, you must complete, sign, date, and return each proxy card you receive or vote the shares to which each proxy card relates. If you hold shares of our common stock in one or more street names, you must complete, sign, date, and return to each bank, broker or other nominee through whom you hold shares each instruction card received from that bank, broker or other nominee.

        How can I attend the Annual Meeting?    If you wish to attend the meeting in person and you are the record holder of shares of our common stock on April 18, 2017, you must show a government issued form of identification which includes your picture. If you are a beneficial owner of shares of our common stock as of April 18, 2017 that are held for your benefit by a bank, broker or other nominee, in addition to the picture identification, you will need proof of ownership of our common stock on April 18, 2017 to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker, or other nominee holder that shows that you were an owner on April 18, 2017, are examples of proof of ownership.

        Where can I find the voting results for the Annual Meeting?    We will report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following our 2017 Annual Meeting. You can access this report at www.tailoredbrands.com – Investors – SEC Filings – Latest Current Report.

Tailored Brands, Inc. 2017 Proxy Statement        77

HOW TO VOTE

        Your vote is very important to us. Please cast your vote as soon as possible on each proposal to ensure your shares are represented at the Annual Meeting.

        Even if you plan to attend our Annual Meeting in person, please read this proxy statement carefully and vote as soon as possible using any of the following methods. In all cases, have your proxy card or voting instruction card in hand and follow the instructions.

        Please follow the directions on your proxy card or voting instruction card carefully. If you hold our common stock in a brokerage account (that is, in "street name"), your ability to vote by telephone or over the Internet depends on your broker's voting process. If you plan to vote in person at the Annual Meeting and you hold our common stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

        If you hold your stock through a Tailored Brands employee benefit plan, please follow the instructions provided to you by each plan or broker through which you hold shares (which may be different than the instructions provided above). To vote all of your shares of our common stock, you must complete, sign, date, and return each proxy card you receive or vote the shares as instructed for each set of proxy materials you receive.

OTHER MATTERS

        Our management knows of no other matters which may properly come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.

        The cost of solicitation of proxies will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers or employees may solicit the return of proxies personally or by telephone or other means.

        In some cases, only one copy of our proxy statement and our 2016 Annual Report on Form 10-K will be delivered to multiple shareholders who share the same address. If you received a household mailing this year and would like to receive additional copies of our proxy statement and/or 2016 Annual Report on Form 10-K, please submit your request in writing to: Tailored Brands, Inc., 6380 Rogerdale Road, Houston Texas 77072, Attention: Assistant Secretary, or by calling (281) 776-7000, and we will deliver a separate copy to you promptly upon your request. Any shareholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should notify the Company.

        We are providing without charge, to each person from whom a proxy is solicited, a copy of our Annual Report on Form 10-K for the fiscal year ended January 28, 2017. To request an additional copy of the Form 10-K, please send a request to us in care of at 6380 Rogerdale Road, Houston, Texas 77072.

78        Tailored Brands, Inc. 2017 Proxy Statement

Appendix A

TAILORED BRANDS, INC.

2016 LONG-TERM INCENTIVE PLAN

AS AMENDED

SUPPLEMENTED BY THE SUBPLAN FOR UK EMPLOYEES

Tailored Brands, Inc. 2017 Proxy Statement        A-1

A-2        Tailored Brands, Inc. 2017 Proxy Statement

Tailored Brands, Inc. 2017 Proxy Statement        A-3

A-4        Tailored Brands, Inc. 2017 Proxy Statement

Tailored Brands, Inc. 2017 Proxy Statement        A-5

TAILORED BRANDS, INC.
2016 LONG-TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

        1.1    Establishment.    The Company hereby establishes an incentive compensation plan, to be known as the "Tailored Brands, Inc. 2016 Long-Term Incentive Plan", as set forth in this document. The Plan permits the grant of Options (both Incentive Stock Options and Nonqualified Stock Options), Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Cash-Based Awards, Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards. The Plan shall become effective on the date the Plan is approved by the holders of at least a majority of the outstanding shares of voting stock of the Company at a meeting of the shareholders of the Company (the "Effective Date").

        1.2    Purpose of the Plan.    The Plan is intended to advance the interests of the Company, its Affiliates and its shareholders and promote the long-term growth of the Company by providing Employees, Non-Employee Directors and Third-Party Service Providers with incentives to maximize shareholder value and to otherwise contribute to the success of the Company and its Affiliates, thereby aligning the interests of such individuals with the interests of the Company's shareholders and providing them additional incentives to continue in their employment or affiliation with the Company or its Affiliates.

        1.3    Duration of the Plan.    The Plan shall continue indefinitely until it is terminated pursuant to Section 13.1. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding. Notwithstanding the foregoing, no Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE II

DEFINITIONS

        Each word and phrase defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

        2.1  "Affiliate" means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or comparable individuals of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

        2.2  "Assets" means assets of any kind owned by the Company, including but not limited to securities of the Company's direct and indirect subsidiaries.

        2.3  "Authorized Shares" shall have the meaning ascribed to that term in Section 4.1(a).

        2.4  "Award " means, individually or collectively, a grant under the Plan of an Incentive Stock Option, a Nonqualified Stock Option, a SAR, Restricted Stock, a DSU, a Cash-Based Award, a Performance Stock Award, a Performance Unit Award, or an Other Stock-Based Award, in each case subject to the terms and provisions of the Plan.

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        2.5  "Award Agreement " means a written or electronic agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

        2.6  "Beneficial Owner " has the meaning ascribed to the term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        2.7  "Board " means the Board of Directors of the Company.

        2.8  "Cash-Based Award " means a cash Award granted pursuant to Article IX.

        2.9  "Change in Control " means, except as otherwise provided in an Award Agreement, the occurrence of any of the following during the term of the applicable Award Agreement:

          (a)   the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;

          (b)   the consummation of a Merger of the Company with another Entity, unless:

              (i)  the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Voting Securities of either the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions, as to each other, as their ownership of the Company's Voting Securities immediately prior to such Merger; and

              (ii)  the individuals who comprise the Board immediately prior to such Merger constitute a majority of the board of directors or other governing body of either the surviving Entity or the parent of the surviving Entity;

          (c)   any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding Voting Securities;

          (d)   a sale, transfer, lease or other disposition of all or substantially all of the Assets is consummated (an "Asset Sale"), unless:

              (i)  the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company immediately prior to such Asset Sale own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Company's Voting Securities immediately prior to such Asset Sale; and

              (ii)  the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent; or

          (e)   The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

        2.10  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        2.11  "Committee" means (a) in the case of an Award granted to a Non-Employee Director, the Board, and (b) in the case of any other Award granted under the Plan, the Compensation Committee or, if the Compensation Committee chooses to delegate it duties, a committee of at least two persons who are members of the Compensation Committee and are appointed by the Compensation Committee to administer the Plan. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must

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satisfy the requirements of "outside director" status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 of the General Rules and Regulations under the Exchange Act, the requirements of Rule 16b-3(d)(1) of the General Rules and Regulations under the Exchange Act with respect to committee action must also be satisfied.

        2.12  "Company " means Tailored Brands, Inc., a Texas corporation, or any successor (by reincorporation, merger or otherwise).

        2.13  "Compensation Committee" means the Compensation Committee of the Board, the composition and governance of which is subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange.

        2.14  "Corporate Event " shall have the meaning ascribed to that term in Section 4.5(b).

        2.15  "Covered Employee" means an Employee who is a "covered employee," as defined in section 162(m) of the Code and the regulations and other guidance promulgated by the United States Department of Treasury or the Internal Revenue Service under section 162(m) of the Code, or any successor statute.

        2.16  "Deferred Stock Unit " or "DSU " means a deferred stock unit credited to a Holder's ledger account maintained by the Company pursuant to Article VIII.

        2.17  "Disability " means, as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A and is granted to a Holder who is covered by the Company's long-term disability insurance policy or plan, a physical or mental condition of the Holder that would entitle him or her to payment of disability income payments under such long-term disability insurance policy or plan as then in effect, (b) in the case of an Award that is exempt from the application of the requirements of Section 409A and is granted to a Holder who is not covered by the Company's long-term disability insurance policy or plan for whatever reason, or in the event the Company does not maintain such a long-term disability insurance policy or plan, and for purposes of an ISO granted under the Plan, a permanent and total disability as defined in section 22(e)(3) of the Code and (c) in the case of an Award that is not exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder where (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

        2.18  "Dividend Equivalent " means a payment equivalent in amount to a dividend paid with respect to a share of the Stock to the Company's shareholders.

        2.19  "DSU Award " means an Award granted pursuant to Article VIII.

        2.20  "Effective Date" shall have the meaning ascribed to that term in Section 1.1.

        2.21  "Employee" means (a) a person employed by the Company or any Affiliate as a common law employee and (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within three (3) months after the date of grant of the Award.

        2.22  "Entity " means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.

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        2.23  "Exchange Act " means the Securities Exchange Act of 1934, as amended, or any successor act.

        2.24  "Fair Market Value" of the Stock as of any particular date means,

          (a)   if the Stock is traded on a stock exchange,

              (i)  and if the Stock is traded on that date, the closing sale price of the Stock on that date; or

              (ii)  and if the Stock is not traded on that date, the closing sale price of the Stock on the last trading date immediately preceding that date;

  as reported on the principal securities exchange on which the Stock is traded; or

          (b)   if the Stock is traded in the over-the-counter market,

              (i)  and if the Stock is traded on that date, the average between the high bid and low asked price on that date; or

              (ii)  and if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

  as reported in such over-the-counter market; provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

        2.25  "Fiscal Year " means the Company's fiscal year.

        2.26  "Forfeiture Determination" shall have the meaning ascribed to that term in Section 4.7(a).

        2.27  "Full Value Award " means an Award that is settled by the issuance of shares of Stock, other than an Incentive Stock Option, a Nonqualified Stock Option or a Stock Appreciation Right.

        2.28  "Holder " means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

        2.29  "Incentive Stock Option" or "ISO" means an option to purchase Stock granted pursuant to Article V that is designated as an incentive stock option and that is intended to satisfy the requirements of section 422 of the Code.

        2.30  "Incumbent Director " means:

          (a)   a member of the Board on the Effective Date; or

          (b)   an individual:

              (i)  who becomes a member of the Board after the Effective Date;

              (ii)  whose appointment or election by the Board or nomination for election by the Company's shareholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and

             (iii)  whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

        2.31  "Merger " means a merger, consolidation or similar transaction.

        2.32  "Non-Employee Director " means a member of the Board who is not an Employee.

        2.33  "Nonqualified Stock Option" or "NQSO" means a "nonqualified stock option" to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code (any

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Option granted under the Plan that is not expressly designated as an ISO shall be deemed to be designated a Nonqualified Stock Option under the Plan).

        2.34  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

        2.35  "Option Price" shall have the meaning ascribed to that term in Section 5.4.

        2.36  "Other Stock-Based Award " means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.

        2.37  "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.38  "Performance-Based Compensation" means compensation under an Award that is intended to satisfy the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

        2.39  "Performance Goals" means one or more of the criteria described in Section 9.2 on which the performance goals applicable to a Performance Stock Award or a Performance Unit Award are based.

        2.40  "Performance Stock Award " means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

        2.41  "Performance Unit Award " means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

        2.42  "Period of Restriction" means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

        2.43  "Person" shall have the meaning ascribed to the term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof, except that the term shall not include (a) the Company or any of its Affiliates, (b) a trustee or other fiduciary holding Company securities under an employee benefit plan of the Company or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        2.44  "Plan" means the Tailored Brands, Inc. 2016 Long-Term Incentive Plan, as set forth in this document as it may be amended from time to time.

        2.45  "Preexisting Plans" means the Tailored Brands, Inc. 2004 Long-Term Incentive Plan and The Men's Wearhouse, Inc. 1996 Long-Term Incentive Plan. After the Effective Date, no further awards will be granted under the Preexisting Plans.

        2.46  "Restricted Stock" means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

        2.47  "Restricted Stock Award " means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

        2.48  "Retirement " means (a) in the case of an Employee, unless otherwise determined by the Committee, the Employee's voluntary Termination of Employment after attaining age 65 and (b) in the case of a Non-Employee Director, retirement from the Board in accordance with the Board's then applicable retirement policy.

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        2.49  "Section 409A" means section 409A of the Code and the regulations and other guidance promulgated by the United States Department of Treasury or the United States Internal Revenue Service under section 409A of the Code, or any successor statute.

        2.50  "Specified Owner " means any of the following:

          (a)   the Company;

          (b)   an Affiliate of the Company;

          (c)   an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company;

          (d)   a Person that becomes a Beneficial Owner of the Company's outstanding Voting Securities representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding Voting Securities as a result of the acquisition of securities directly from the Company and/or its Affiliates; or

          (e)   a Person that becomes a Beneficial Owner of the Company's outstanding Voting Securities representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the Voting Securities of any of the Company, the surviving Entity or the parent of the Company or the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of the Company outstanding immediately prior to such Merger.

        2.51  "Stock" means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company's shareholders).

        2.52  "Stock Appreciation Right " or "SAR " means a stock appreciation right granted under the Plan pursuant to Article VI.

        2.53  "Subsidiary Corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.54  "Substantial Risk of Forfeiture" shall have the meaning ascribed to that term in Section 409A.

        2.55  "Ten Percent Shareholder " means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

        2.56  "Termination of Employment " means, except as otherwise provided in the case of an ISO in the following sentence of this Section 2.56, (a) if the Award Agreement is not exempt from and is subject to Section 409A the termination of the Award recipient's employment with the Company and all Affiliates in a manner that constitutes a "separation from service" (as that term is defined for purposes of Section 409A using the default rules) as determined by the Committee and (b) if the Award Agreement is exempt from and not subject to Section 409A the termination of the Award recipient's employment

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relationship with the Company and all Affiliates as determined by the Committee. "Termination of Employment" means, in the case of an ISO, the termination of the Employee's employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

        2.57  "Termination of Service" means, in the case of an Award issued to a Non-Employee Director or a Third Party Service Provider, (a) if the Award Agreement is not exempt from and is subject to Section 409A the termination of the Award recipient's service relationship with the Company and all Affiliates in a manner that constitutes a "separation from service" (as that term is defined for purposes of Section 409A using the default rules) as determined by the Committee and (b) if the Award Agreement is exempt from and not subject to Section 409A, in the case of an Award to a Non-Employee Director, the termination of a Non-Employee Director's service on the Board, and, in the case of a Third Party Service Provider, the termination of the Third Party Service Provider's service relationship with the Company and all Affiliates as determined by the Committee.

        2.58  "Third Party Service Provider " means any consultant, agent, representative, advisor, or independent contractor who renders services to the Company or an Affiliate that (a) are not in connection with the offer and sale of the Company's securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

        2.59  "Voting Securities" means the outstanding securities entitled to vote generally in the election of directors or other governing body.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

        3.1    Eligibility.    Except as otherwise specified in this Article III, the persons who are eligible to receive Awards under the Plan are Employees, Non-Employee Directors and Third Party Service Providers, provided, however, that (a) only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan and (b) Non-Employee Directors and Third Party Service Providers are eligible to receive only NQSOs, SARs, Restricted Stock, and DSUs. Awards other than ISOs, Performance Stock Awards or Performance Units Awards may also be granted to a person who is expected to become a key Employee within three (3) months of the date of grant.

        3.2    Participation.    Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the eligible persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

        4.1    Authority to Grant Awards.    The Committee may grant Awards to those Employees, Non-Employee Directors and Third Party Service Providers as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. On an annual basis, as provided in Section 12.2(d), the Compensation Committee also may delegate to the Chief Executive Officer or other executive officer of the Company the authority to grant Awards (other than Awards pursuant to Article IX) to eligible persons who are neither (a) Non-Employee Directors or (b) officers of the Company or any

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Affiliate subject to the provisions of Section 16 of the Exchange Act. Subject to Section 4.2 and Section 4.5, the following rules shall apply to grants of Awards under the Plan:

          (a)   The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 9,300,000 less one (1.0) share of Stock for every one (1.0) share of Stock that was subject to a grant of an Option or Stock Appreciation Right under the Preexisting Plans after May 1, 2016 and two (2.0) shares of Stock for every one (1.0) share of Stock that was subject to a grant of a Full Value Award under the Preexisting Plans after May 1, 2016 (the "Authorized Shares").

          (b)   The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is equal to the Authorized Shares.

          (c)   (i) upon a grant of a Full Value Award, the number of shares of Stock available for issuance under the Plan shall be reduced by an amount equal to the product of (A) 2.0 and (B) the number of shares of Stock subject to such Full Value Award, and any shares of Stock underlying a Full Value Award that become available for future grant under the Plan pursuant to Section 4.2 shall be added back to the Plan in an amount equal to the product of (C) 2.0 and (D) the number of shares of Stock subject to such an Award that become available for future grant under the Plan pursuant to Section 4.2 and (ii) upon a grant of an Option or Stock Appreciation Right, the number of shares of Stock available for issuance under the Plan shall be reduced by an amount equal to the number of shares of Stock subject to such Award, and any shares of Stock underlying an Option or Stock Appreciation Right that become available for future grant under the Plan pursuant to Section 4.2 shall be added back to the Plan in an amount equal to the number of shares of Stock subject to such an Award that become available for future grant under the Plan pursuant to Section 4.2.

          (d)   The maximum number of shares of Stock with respect to which ISOs may be granted to an Employee during a Fiscal Year is equal to 500,000. The maximum number of shares of Stock with respect to which NQSOs may be granted to an Employee during a Fiscal Year is equal to 500,000. The maximum number of shares of Stock with respect to which SARs may be granted to an Employee during a Fiscal Year is equal to 500,000. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is equal to 300,000. The maximum number of shares of Stock with respect to which Performance Unit Awards payable in shares of Stock may be granted to an Employee during a Fiscal Year is equal to 300,000. In the case of Performance Stock Awards or Performance Unit Awards that are settled in cash based on the Fair Market Value of a share of Stock, the maximum aggregate amount of cash that may respectively be paid pursuant to each such type of Award to any Employee in any Fiscal Year shall be equal to the per share Fair Market Value as of the relevant payment or settlement date multiplied by 300,000. The maximum value of cash with respect to which Cash-Based Awards may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Cash-Based Awards, is $7,000,000. The limitations set forth in this Section 4.1(d) shall be applied in a manner that is consistent with the provisions of Section 162(m) of the Code.

          (e)   The maximum number of shares of Stock subject to Awards granted during a single Fiscal Year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the Fiscal Year, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

          (f)    Each of the foregoing numerical limits stated in this Section 4.1 shall be subject to adjustment in accordance with the provisions of Section 4.5.

        4.2    Accounting for Shares Under the Authorized Shares Limit.

          (a)   To the extent that any outstanding Award terminates or expires, is forfeited or cancelled, for any reason, or is settled in cash in lieu of shares of Stock or in a manner such that all or some of the shares of Stock covered by the Award are not issued or are exchanged for Awards that do not involve

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  shares of Stock, the shares of Stock allocable to such portion of the Award will immediately become available to be issued pursuant to an Award granted under the Plan.

          (b)   Any shares of Stock subject to outstanding awards under the Preexisting Plans as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares of Stock will immediately become available to be issued pursuant to an Award granted under the Plan, except as otherwise provided in this Section 4.2.

          (c)   If shares of Stock are withheld from payment of an Award (or an award under the Preexisting Plans) to satisfy tax obligations with respect to the Award, such shares of Stock will not become available to be issued pursuant to an Award granted under the Plan.

          (d)   If shares of Stock are tendered in payment of the Option Price of an Option (or an option under the Preexisting Plans), such shares of Stock will not become available to be issued pursuant to an Award granted under the Plan.

          (e)   When a Stock Appreciation Right (or a stock appreciation right under the Preexisting Plans) is settled in shares of Stock, the number of shares of Stock subject to the Stock Appreciation Right under the Award Agreement will not become available to be issued pursuant to an Award granted under the Plan.

          (f)    If shares of Stock are repurchased by the Company on the open market with the proceeds of an Option exercise (or proceeds of an option exercise under the Preexisting Plans), such shares of Stock will not become available to be issued pursuant to an Award granted under the Plan.

          (g)   In the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a Subsidiary Corporation or Affiliate of the Company or with which the Company or a Subsidiary Corporation or Affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares of Stock issued or issuable in connection with such substitute Award shall not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

        4.3    Non-Transferability.    Except as specified in the applicable Award Agreement or in a domestic relations court order, no Award may be transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law, for consideration or otherwise) or be subject to execution, attachment or similar process, other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her. Any attempted transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt at transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition of an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

        4.4    Requirements of Law.    The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final,

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binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

        4.5    Changes in the Company's Capital Structure.

          (a)   The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b)   If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Stock (each, a "Corporate Event"), the Committee shall adjust the number of shares of Stock available for issuance under the Plan, any other limit applicable under the Plan with respect to the number of Awards that may be granted hereunder, and the number, class and exercise price (if applicable) or base price (if applicable) of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the Holder or Holders thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing sentence, in the event of any such Corporate Event, the Committee shall have the power to make such changes as it deems appropriate in (i) the number and type of shares or other securities covered by outstanding Awards, (ii) the prices specified therein (if applicable), (iii) the securities, cash or other property to be received upon the exercise, settlement or conversion of such outstanding Awards or otherwise to be received in connection with such outstanding Awards and (iv) any applicable Performance Goals. After any adjustment made by the Committee pursuant to this 4.5(b), the number of shares of Stock subject to each outstanding Award shall be rounded down to the nearest whole number of whole or fractional shares (as determined by the Committee), and (if applicable) the exercise price thereof shall be rounded up to the nearest cent.

          (c)   If while unexercised or unvested Awards remain outstanding under the Plan a Change in Control occurs, then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder:

            (1)   accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

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            (2)   require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Options and SARs held by such Holders (irrespective of whether such Options and SARs are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Options or SARs) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and SARs and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to shareholders of the Company in connection with such Change in Control over the exercise prices or grant prices under such Options and SARs for such shares;

            (3)   with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Change in Control and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Change in Control, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Award is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Award, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same or better terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

            (4)   provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Change in Control if, immediately prior to such Change in Control, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

            (5)   make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Change in Control).

          In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

          (d)   The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Awards.

        4.6    Election Under Section 83(b) of the Code.    In any case in which a Participant is permitted to make an election under section 83(b) of the Code in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue

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Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under section 83(b) of the Code or other applicable provision.

        4.7    Forfeiture for Cause.

          (a)   Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if a determination is made as provided in Section 4.7(b) (a "Forfeiture Determination") that (i) the Holder (or, if the Holder is not the original grantee of the applicable Award, the original grantee of the applicable Award), before or after the termination of such individuals employment or service with the Company and all Affiliates, (A) committed fraud, embezzlement, theft, felony or an act of dishonesty (as defined below) in the course of his employment by or service to the Company or an Affiliate, (B) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated or the Company or a subsidiary of the Company to engage in criminal misconduct, (C) disclosed trade secrets of the Company or an Affiliate or (D) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Holder (or, if the Holder is not the original grantee of the applicable Award, the original grantee of the applicable Award) is a party, and (ii) in the case of the actions described in clause (A), (C) and (D), such action materially and adversely affected the Company, then at or after the time such Forfeiture Determination is made the Board, in good faith, if such Forfeiture Determination is made prior to a Change in Control, or, as determined by a final, non-appealable order of a court of competent jurisdiction, if such Forfeiture Determination is made after a Change in Control, as a fair and equitable forfeiture to reflect the harm done to the Company and a reduction of the benefit bestowed on the Holder (or, if the Holder is not the original grantee of the applicable Award, the original grantee of the applicable Award) had the facts existing at the time the benefit was bestowed that led to the Forfeiture Determination been known to the Company at the time the benefit was bestowed, may determine that some or all (x) of the Holder's rights to shares of the Stock covered by an Award (including vested rights that have been exercised or paid, vested rights that have not been exercised or paid and rights that have not yet vested or been paid) or cash payments paid or payable under an Award (including payments for vested rights, amounts payable for vested rights that have not been paid and rights that have not yet vested), (y) some or all of the dividends that have been paid with respect to shares of the Stock covered by the Award, and (z) some or all shares of the Stock received as a result of the Holder's grant, receipt, exercise or holding of the Award and some or all net proceeds realized with respect to any shares of the Stock received as a result of the Holder's exercise or holding of the Award in excess of the price paid for such shares, will be forfeited to the Company on such terms as determined by the Board or the final, non-appealable order of a court of competent jurisdiction. For purposes of this Section 4.7, an "act of dishonesty " shall require a material breach by the Holder (or, if the Holder is not the original grantee of the applicable Award, the original grantee of the applicable Award) of his or her duties, obligations or undertakings owed to or on behalf of the Company and its Affiliates, as determined by the Board if such determination is made prior to a Change in Control, or, as determined by a final, non-appealable order of a court of competent jurisdiction, if such determination is made after a Change in Control. In determining whether a matter materially and adversely affects the Company, the Board shall be entitled to consider all relevant factors and exercise business judgment in making such determination, including but not limited to the financial consequences, adverse reputational consequences or legal consequences to the Company and/or its subsidiaries, individually or taken as a whole, as a result of such action.

          (b)   A Forfeiture Determination for purposes of Section 4.7(a) shall be made (i) before the occurrence of a Change in Control, by a majority vote of the Board and (ii) on or after the occurrence of a Change in Control, by the final, non-appealable order of a court of competent jurisdiction. The findings and decision of the Board with respect to a Forfeiture Determination made before the occurrence of a Change in Control, including those regarding the acts of the original grantee of the Award and the damage done to the Company, will be final for all purposes absent a showing by clear

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  and convincing evidence of manifest error by, or a lack of good faith on the part of, the Board. No decision of the Board, however, will affect the finality of the discharge of the original grantee of the Award by the Company or an Affiliate.

        4.8    Forfeiture Events.    Without limiting the applicability of Section 4.7 or Section 4.9, the Committee may specify in an Award Agreement that the Holder's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, Termination of Service for cause, Termination of Employment or Termination of Service for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

        4.9    Recoupment in Restatement Situations.    Without limiting the applicability of Section 4.7 or Section 4.8, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the current or former Holder who was a current or former executive officer of the Company or an Affiliate shall forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any clawback or similar policy that may be implemented by the Company from time to time, including such policies that may be implemented after the date an Award is granted, pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or other agreement or arrangement with a Holder.

        4.10    Award Agreements.    Each Award shall be embodied in a written or electronic Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by or delivered on behalf of an authorized executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed or acknowledged by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change in Control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan. An Award Agreement may be altered, amended, modified, or suspended as provided in Section 13.2. An Award Agreement may be terminated as provided in Section 13.2 and elsewhere in the Plan including Sections 4.7, 4.8 and 4.9.

        4.11    Rights as Shareholder.    A Holder shall not have any rights as a shareholder with respect to Stock covered by an Option, a SAR, a DSU, a Performance Unit, or an Other Stock-Based Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

        4.12    Issuance of Shares of Stock.    Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

        4.13    Restrictions on Stock Received.    The Committee may impose such conditions and restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

        4.14    Compliance With Section 409A.    Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply with the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election,

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transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option or a SAR shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A. Notwithstanding any other provision of the Plan or an Award Agreement, if an Award is not exempt from the requirements of Section 409A, the Holder (or, if the Holder is not the original grantee of the applicable Award, the original grantee of the applicable Award) is a "specified employee" (within the meaning of Section 409A) and a payment under the Award is due as a result of such individual's "separation from service" (as that term is defined for purposes of Section 409A using the default rules) then no payment shall be made under the Award due to such separation from service before the date that is six (6) months after the date on which the Holder incurs such separation from service, except as otherwise allowed by Section 409A.

        4.15    Date of Grant.    The date on which an Option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the grant is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

        4.16    Source of Shares Deliverable Under Awards.    Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

        4.17    Limitations on Vesting of Awards.

          (a)   Unless the applicable Award Agreement specifies otherwise, an Award shall not continue to vest after the Termination of Employment or Termination of Service of the Holder of the Award (or, if the Holder is not the original grantee of the applicable Award, the Termination of Employment or Termination of Service of the original grantee of the applicable Award) for any reason.

          (b)   Any Award granted under the Plan must include a minimum vesting period of at least one (1) year, provided, however, that (i) an Award Agreement may provide that the Award will vest before the completion of such one (1) year period upon the death or Disability of the original grantee of the Award or a Change in Control of the Company and (ii) Awards covering, in the aggregate, up to five percent (5%) of the Authorized Shares may be issued without any minimum vesting period.

ARTICLE V

OPTIONS

        5.1    Authority to Grant Options.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any Parent Corporation or Subsidiary Corporation (as permitted by section 422 of the Code and the regulations thereunder).

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        5.2    Type of Options Available.    Options granted under the Plan may be NQSOs or ISOs.

        5.3    Option Agreement.    Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NQSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions, if any, applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.10 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NQSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

        5.4    Option Price.    The price at which shares of Stock may be purchased under an Option (the "Option Price") shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Ten Percent Shareholder, the Option Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

        5.5    Duration of Option.    An Option shall not be exercisable after the earlier of (a) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years, and, in the case of a Ten Percent Shareholder, no ISO shall be exercisable later than the fifth (5th) anniversary of the date of its grant) or (b) the period of time specified in the applicable Award Agreement that follows the Termination of Employment or Termination of Service of the Holder (or, if the Holder is not the original grantee of the applicable Award, the original grantee of the applicable Award).

        5.6    Amount Exercisable.    Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

        5.7    Exercise of Option.

          (a)    General Method of Exercise.    Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (i) that the Holder wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of Stock with respect to which the Option is to be exercised and (iii) the address to which a stock certificate, if any, representing such shares of Stock should be mailed or delivered, or the account to which the shares of Stock represented by book or electronic entry should be delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price (and all applicable federal, state, local and foreign withholding taxes described in Section 14.3) by any combination of the following: (w) cash, certified check, or bank draft for an amount equal to the Option Price under the Option, (x) shares of stock with a Fair Market Value on the date of exercise equal to the Option Price under the Option (if approved in advance by the Committee or an executive officer of the Company), (y) as described further in (c) below, an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (z) except as specified below, any other form of payment which is acceptable to the Committee. If shares of stock are used for payment by the Holder, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate Option Price of the shares of Stock being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, or bank draft payable to the order of the Company. Whenever an Option is exercised by exchanging shares of Stock owned by the Holder, the Holder shall deliver to the Company or its delegate certificates registered in the name of the Holder representing a number of shares of Stock legally and

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  beneficially owned by the Holder, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Option is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

          (b)    Issuance of Shares.    Subject to Section 4.3 and Section 5.7(c), as promptly as practicable after receipt of written notification and payment, in the form required by Section 5.7(a), of an amount of money necessary to satisfy the aggregate option price and any withholding tax liability that may result from the exercise of such Option, the Company shall deliver to the Holder certificates for the number of shares with respect to which the Option has been exercised, issued in the Holder's name. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Holder, at the address specified by the Holder or shall have transferred to the account designated by the Holder to which the shares of Stock represented by book or electronic entry are to be delivered.

          (c)    Exercise Through Third-Party Broker.    The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable federal, state, local and foreign tax withholding resulting from such exercise.

          (d)    Exercise of ISOs.    All ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.

          (e)    Limitations on Exercise Alternatives.    The Committee shall not permit a Holder to pay such Holder's Option Price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered pursuant to the exercise of the Option. An Option may not be exercised for a fraction of a share of Stock.

        5.8    Notification of Disqualifying Disposition.    If any Employee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten (10) days thereof.

        5.9    No Rights as Shareholder.    A Holder of an Option shall not have any rights as a shareholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company. Except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

        5.10    $100,000 Limitation on ISOs.    To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to incentive stock options under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the "Fair Market Value" of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

        5.11    Termination of Employment or Service.    Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder's

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Termination of Employment or Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for termination or severance.

ARTICLE VI

STOCK APPRECIATION RIGHTS

        6.1    Authority to Grant SAR Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        6.2    General Terms.    Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR. A SAR granted under the Plan may not be granted with any Dividend Equivalents rights.

        6.3    SAR Agreement.    Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

        6.4    Term of SAR.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.

        6.5    Exercise of SARs.    Subject to the terms and provisions of the Plan and the applicable Award Agreement, a SAR may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be delivered or the account to which any shares of Stock payable as a result of the exercise of the SAR represented by book or electronic entry should be delivered. In accordance with applicable law, a SAR may be exercised subject to whatever additional terms and conditions the Committee, in its sole discretion, imposes.

        6.6    Payment of SAR Amount.    Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

        6.7    Termination of Employment or Service.    Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder's Termination of Employment or Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform

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among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination or severance.

        6.8    No Rights as Shareholder.    A grantee of a SAR award, as such, shall have no rights as a shareholder.

        6.9    Restrictions on Stock Received.    The Committee may impose such conditions and restrictions on any shares of Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock received upon exercise of a SAR for a specified period of time.

ARTICLE VII

RESTRICTED STOCK AWARDS

        7.1    Restricted Stock Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of and the vesting, transferability and forfeiture restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting, transferability and forfeiture restrictions on a Holder's rights with respect to Restricted Stock, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

        7.2    Restricted Stock Award Agreement.    Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        7.3    Holder's Rights as Shareholder.    Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a shareholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be subject to the same vesting, transferability and forfeiture restrictions applicable to such Restricted Stock. Any dividends described in the preceding sentence shall be paid to the recipient of the Restricted Stock Award at the time that the vesting, transferability and forfeiture restrictions applicable to such Restricted Stock lapse; provided, that, to the extent that such vesting, transferability or forfeiture restrictions do not lapse, such dividends shall be forfeited by the recipient of the Restricted Stock Award. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer or agent of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

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 ARTICLE VIII

DEFERRED STOCK UNIT AWARDS

        8.1    Authority to Grant DSU Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant DSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of and the vesting, transferability and forfeiture restrictions applicable to any DSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of DSUs credited under the Plan for the benefit of a Holder.

        8.2    DSU Award.    A DSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock (or equivalent value in cash) are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each DSU shall have a value equal to the Fair Market Value of a share of Stock.

        8.3    DSU Award Agreement.    Each DSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, vesting, transferability and forfeiture restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

        8.4    Dividend Equivalents.    An Award Agreement for a DSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award. Any Dividend Equivalents paid under an Award shall be subject to restrictions and a Substantial Risk of Forfeiture to the same extent as the Award with respect to which such Dividend Equivalents are to be paid.

        8.5    Form of Payment Under DSU Award.    Payment under a DSU Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement.

        8.6    Time of Payment Under DSU Award.    A Holder's payment under a DSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the DSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

        8.7    Holder's Rights as Shareholder.    Each recipient of a DSU Award shall have no rights of a shareholder with respect to the Holder's DSUs. A Holder shall have no voting rights with respect to any DSU Awards.

ARTICLE IX

CASH-BASED AWARDS, PERFORMANCE STOCK AWARDS
AND PERFORMANCE UNIT AWARDS

        9.1    Authority to Grant Cash-Based Awards, Performance Stock Awards and Performance Unit Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards, Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. A Cash-Based Award is an Award denominated in cash subject to the attainment of applicable Performance Goals. A Performance Stock Award is similar to a Restricted Stock Award but is subject to attainment of the applicable Performance Goals. A Performance Unit Award is similar to a DSU Award but is subject to attainment of the applicable Performance Goals. The amount of and the vesting, transferability and forfeiture restrictions applicable to any Cash-Based Award, Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting, transferability and forfeiture restrictions on a Holder's rights with respect to a Performance Stock Award or Performance Unit Award, the Committee

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may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable.

        9.2    Performance Goals and Performance Criteria.

          (a)   A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Goals set forth in this Section 9.2, the Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Employee, or one or more business units, subsidiaries, divisions, departments, regions, stores, segments, products, or functions of the Company or its Affiliates, or the Company as a whole: revenue, revenue growth, product revenue growth, revenue ratios, net revenue, net income or loss, operating income, pre-tax or after-tax income or loss (before or after allocation of corporate overhead and bonus), earnings, net earnings, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), earnings before any one of, or combination of two or more of, interest, taxes, depreciation, amortization and/or any other financial adjustment to earnings set forth in the Company's audited financial statements that is allowed under generally accepted accounting principles, earnings per share, earnings per share growth, economic value, economic value added, gross profits, operating profits, net operating profit, net profits, profit return, gross margin, profit margins, cash margins, operating margin, year-end cash, profit before tax, cash return on capitalization, operating expense, operating expense as a percentage of revenue, improvement in or attainment of expense levels, expense reductions, gross sales, net sales, sales growth, comparable sales growth, stock price, comparisons with various stock market indices, return on equity, return on assets, return on net assets, return on capital, return on capital compared to cost of capital, cost of capital, assets under management, return on capital employed, return on invested capital, debt to capital ratio, debt reduction, shareholder equity, improvement in or attainment of working capital levels, including cash, inventory levels, accounts receivable levels, total shareholder return, shareholder return, shareholder value, growth in shareholder value relative to a pre-determined index, financial ratios (including those measuring liquidity, activity, profitability or leverage), financial return ratio, cash flow, net cash flow, cash flow from operations, net cash provided by operating activities, free cash flow, cash flow per share (before or after dividends), cash flow return on investment, cash value added performance, cost reductions, cost ratios, market share, proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, financing and other capital raising transactions (including sales of the Company's equity or debt securities), acquisitions and divestitures, operating efficiencies, customer growth, total market value, credit rating, sales or licenses of the Company's and its Affiliates' assets, including intellectual property, whether in a particular jurisdiction or territory or globally, customer satisfaction, customer satisfaction rating, customer complaint frequency, incident resolution success ratio, problem resolution success ratio, strategic plan development and implementation, succession plan development and implementation, improvements in productivity, employee satisfaction, employee turnover, and recruiting and maintaining personnel. A Performance Goal may also be based on performance relative to a peer group of companies. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP")

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  or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

          (b)   Performance Goals may be measured (a) on a per share, per capita, per unit, per square foot, per employee, per store, per customer or other objective basis established by the Committee, (b) on a pre-tax or after-tax basis, or (c) on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). With respect to Holders who are not Covered Employees and who, in the Committee's judgment, are not likely to be Covered Employees at any time during the applicable Performance Period or during any period in which any Cash-Based Award, Performance Stock Award or Performance Unit Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein and such performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

          (c)   At the time the Committee establishes the terms and conditions of the applicable Performance Goal for an Award to a Covered Person intended to satisfy the requirements of Section 162(m) of the Code, the Committee may, in the Committee's discretion, provide that amounts relating to or arising from one or more of the following, as objectively defined by the Committee, may be included or excluded on a non-discretionary basis to the extent permitted by Code Section 162(m):

              (i)  unusual, infrequently occurring or non-recurring events affecting the Company and/or its Affiliates;

              (ii)  changes in applicable tax laws;

             (iii)  changes in accounting principles;

            (iv)  changes related to restructured or discontinued operations;

             (v)  restatement of prior financial results; and

            (vi)  any other unusual, infrequently occurring or non-recurring gain or loss including those described in the Financial Accounting Standards Board's authoritative guidance, footnotes to the Company's financial statements, in management's discussion and analysis of financial condition and results of operations appearing in the Company's reports on Form 10-K, 10-Q or 8-K for the applicable year and/or appearing in a press release reporting the Company's earnings for any fiscal period.

  Each of the adjustments described above may relate to the Company as a whole or any part of the Company's business or operations.

          (d)   Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Cash-Based Award, Performance Stock Award or Performance Unit Award made pursuant to the Plan shall be determined by the Committee. In the case of any Award to a Covered Employee that is intended to satisfy the requirements of Section 162(m) of the Code, the Plan, such Award and the Award Agreement for such Award will be construed and administered to the maximum extent permitted by law in a manner consistent with satisfying the requirements of Section 162(m) of the Code.

        9.3    Time of Establishment of Performance Goals.    With respect to a Covered Employee, a Performance Goal for a particular Cash-Based Award, Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the

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commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

        9.4    Written Agreement.    Each Cash-Based Award, Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and such other provisions not inconsistent with the Plan as the Committee may specify.

        9.5    Form and Time of Payment Under Cash-Based Award.    Payment under a Cash-Based Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement. A Holder's payment under a Cash-Based Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Cash-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

        9.6    Form and Time of Payment Under Performance Unit Award.    Payment under a Performance Unit Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement. A Holder's payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

        9.7    Holder's Rights as Shareholder With Respect to a Performance Stock Award.    Subject to the terms and conditions of the Plan and the applicable Award Agreement, a Holder of a Performance Stock Award shall have all the rights of a shareholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including, the right to vote such shares of Stock; provided, however, that the Holder shall not receive payment of dividends until and only to the extent that the Performance Goals applicable to such Award are satisfied.

        9.8    Increases Prohibited.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, none of the Committee, the Board, the Company or any Affiliate may increase the amount of compensation payable under a Cash-Based Award, Performance Stock Award or Performance Unit Award with respect to Holders of such Awards who are Covered Employees or who, in the Committee's judgment, are likely to be Covered Employees. The Committee may adjust downward, but not upward, the amount payable pursuant to such Awards, and the Committee may not waive the achievement of the applicable Performance Goals, except in the case of a change in ownership or control of the Company (as defined for purposes of Section 162(m) of the Code) or the death or Disability of the Holder. If the time at which a Cash-Based Award, Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Cash-Based Award, Performance Stock Award or Performance Unit Award shall be reduced to the extent required under Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

        9.9    Shareholder Approval.    No payments of Stock or cash will be made to a Covered Employee pursuant to this Article IX unless the shareholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.

        9.10    Dividend Equivalents.    An Award Agreement for a Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award; provided, however, that the Holder shall not receive payment of such Dividend Equivalents until and only to the extent that the Performance Goals applicable to such Award are satisfied.

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 ARTICLE X

OTHER STOCK-BASED AWARDS

        10.1    Authority to Grant Other Stock-Based Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        10.2    Value of Other Stock-Based Award.    Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

        10.3    Written Agreement.    Each Other Stock-Based Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        10.4    Payment of Other Stock-Based Award.    Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or any combination thereof, as the Committee determines.

        10.5    Termination of Employment or Service.    The Committee shall determine the extent to which a Holder's rights with respect to Other Stock-Based Awards shall be affected by the Holder's Termination of Employment or Termination of Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

        10.6    Time of Payment of Other Stock-Based Award.    A Holder's payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Other Stock-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

        10.7    Dividend Equivalents.    An Award Agreement for an Other Stock-Based Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award. Any Dividend Equivalents paid under an Other Stock-Based Award shall be subject to restrictions and a Substantial Risk of Forfeiture to the same extent as the Award with respect to which such Dividend Equivalents are to be paid.

ARTICLE XI

SUBSTITUTION AWARDS

        Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company or an Affiliate with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem

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appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

ARTICLE XII

ADMINISTRATION

        12.1    Awards.    The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Non-Employee Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

        12.2    Authority of the Committee.

          (a)   The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including the following rights, powers and authorities to (i) determine the persons to whom and the time or times at which Awards will be made; (ii) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (iii) determine the terms, provisions and conditions of each Award, which need not be identical; (iv) accelerate the time at which any outstanding Award will vest; (v) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (vi) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

          (b)   The Committee may make an Award to an individual who the Company expects to become an Employee of the Company or any of its Affiliates within three (3) months after the date of grant of the Award, with the Award being subject to and conditioned on the individual actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish.

          (c)   The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan's objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d)   On a Fiscal Year basis, the Committee may, by resolution, delegate to the Chief Executive Officer of the Company the limited authority to grant Awards under the Plan during such Fiscal Year (other than Awards pursuant to Article IX) to (i) designated classes of Employees who are not officers of the Company or any Affiliate and subject to the provisions of Section 16 of the Exchange Act and

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  (ii) Third Party Service Providers. The resolution providing such authorization must set forth the total number of shares of Stock that may be granted under Awards by the Chief Executive Officer during the Fiscal Year. The Chief Executive Officer of the Company shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

          (e)   The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers shall be entitled to rely upon the advice, opinions, or valuations of any such person. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates or other Employees or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

        12.3    Decisions Binding.    All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its shareholders, Holders and the estates and beneficiaries of Holders.

        12.4    No Liability.    Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's, its Affiliates', the Committee's or the Board's roles in connection with the Plan.

ARTICLE XIII

AMENDMENT OR TERMINATION
OF PLAN OR AWARD AGREEMENT

        13.1    Amendment, Modification, Suspension, and Termination of the Plan.    Subject to Section 13.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan, provided, however, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.

        13.2    Amendment, Modification, Suspension, and Termination of Award Agreement.    Subject to Section 13.2, the Committee may, in its discretion and at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part in any manner that it deems appropriate and that is consistent with the terms of the Plan or necessary to implement the requirements of the Plan. Notwithstanding the preceding sentence, without the prior approval of the Company's shareholders or except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR, or cancel a previously granted Option or previously granted SAR (at a time when the per share Option Price or SAR grant price exceeds the per share Fair Market Value of the underlying Stock) for a payment of cash or in exchange for another Award or other property.

        13.3    Awards Previously Granted.    Except as expressly provided otherwise under the Plan (including Sections 4.7, 4.8 and 4.9), no alteration, amendment, modification, suspension or termination of the Plan or an Award Agreement shall adversely affect in any material manner any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

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 ARTICLE XIV

MISCELLANEOUS

        14.1    Unfunded Plan/No Establishment of a Trust Fund.    Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

        14.2    No Employment Obligation.    The granting of any Award shall not constitute an employment or service contract, express or implied, and shall not impose upon the Company or any Affiliate any obligation to employ or continue to employ, or to utilize or continue to utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of, or the provision of services by, any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder's employment or service relationship at any time or for any reason not prohibited by law.

        14.3    Tax Withholding.    The Company or any Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Holder, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Holder to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Holders to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Holder's withholding obligations, up to the statutory rate allowed to avoid any adverse accounting consequences for such withholding. The Company can delay the delivery to a Holder of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

        14.4    Gender and Number.    If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

        14.5    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        14.6    Headings.    Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

        14.7    Other Compensation Plans.    The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees, Non-Employee Directors or Third Party Service Providers.

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        14.8    Retirement and Welfare Plans.    Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as "compensation" for purposes of computing the benefits payable to any person under the Company's or any Affiliate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant's benefit.

        14.9    Other Awards.    The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

        14.10    Law Limitations/Governmental Approvals.    The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        14.11    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        14.12    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

        14.13    Investment Representations.    The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

        14.14    Persons Residing Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable (and any subplans and modifications to Plan terms and procedures established under this Section 14.14 by the Committee shall be attached to the Plan document as Appendices); and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act or any securities law or governing statute or any other applicable law.

        14.15    No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        14.16    Interpretation.    The term "including" means "including without limitation". The term "or" means "and/or" unless clearly indicated otherwise. The term "vest" includes the lapse of restrictions on Awards, including Forfeiture Restrictions. Reference herein to a "Section" shall be to a section of the Plan unless indicated otherwise.

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        14.17    Governing Law; Venue.    The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the sole and exclusive jurisdiction and venue of the federal or state courts of the State of Texas to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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Appendix 1

TAILORED BRANDS, INC.
2016 LONG-TERM INCENTIVE PLAN
SUBPLAN FOR UK EMPLOYEES

WITNESSETH:

        WHEREAS, Tailored Brands, Inc. (the "Company") maintains the plan known as the "Tailored Brands, Inc. 2016 Long-Term Incentive Plan" (the "Plan"); and

        WHEREAS, the Company retained the right in Section 14.14 of the Plan to establish subplans under the Plan from time to time; and

        WHEREAS, the Compensation Committee of the Board of Directors of the Company approved resolutions on the date hereof to adopt this Subplan for UK Employees;

        NOW, THEREFORE, the Company hereby adopts this subplan which shall be attached to the Plan as Appendix 1:

          1.1.    Establishment of Subplan.    The Company has previously established the incentive compensation plan known as the "Tailored Brands, Inc. 2016 Long-Term Incentive Plan" which provides in Section 14.14 thereof that in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to establish subplans to the extent such actions may be necessary or advisable. Therefore, the Company hereby establishes this subplan to be referred to as the "Tailored Brands, Inc. 2016 Long-Term Incentive Plan Subplan for UK Employees" (this "Subplan").

          1.2    Terms of Subplan.    The terms and conditions of this Subplan shall be identical to the terms and conditions of the Plan, which are, except as set forth in this Section 1.2 and in Section 1.3 below, hereby expressly incorporated herein and, as necessary, all references to the Plan shall be deemed to include this Subplan; provided, however, that non-employee directors of the Company and its Affiliates ("Non-Employee Directors") shall not be eligible to receive awards under this Subplan and all references to such Non-Employee Directors and any provisions under the Plan which apply to awards to Non-Employee Directors (however defined under the Plan) shall not be made a part of this Subplan. All defined terms used in this Subplan and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

          1.3    Eligibility for Subplan.    The persons who are eligible to receive Awards under this Subplan are those key Employees of the Company's Affiliates that are located or operating in the United Kingdom.

Approved by the Compensation Committee
of the Board of Directors of Tailored Brands, Inc.
on March 16, 2016

A-34        Tailored Brands, Inc. 2017 Proxy Statement

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TAILORED BRANDS, INC. 6380 ROGERDALE RD. HOUSTON, TX 77072 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold For AllTo withhold authority to vote for any indivi dual nominee(s), mark “For A ll Except” and write the number(s) of the nominee(s) on the line below. All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Dinesh S. Lathi 06 Theo Killion 02 David H. Edwab 07 Grace Nichols 03 Douglas S. Ewert 08 William B. Sechrest 04 Irene Chang Britt 09 Sheldon I. Stein 05 Rinaldo S. Brutoco The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors recommends you vote FOR the following proposal: 5. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017 For Against Abstain For Against Abstain 2. Adoption of an amendment to Tailored Brands, Inc. 2016 Long-Term Incentive Plan and reapproval of material terms of performance goals 3. Advisory vote to approve the compensation of our named executive officers NOTE: In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4. Advisory vote on the frequency of holding future advisory votes to approve the compensation of our named executive officers For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date 0000337330_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com TAILORED BRANDS, INC. Annual Meeting of Shareholders June 15, 2017 11:00 AM This proxy is solicited by the Board of Directors The undersigned shareholder of Tailored Brands, Inc. (the "Company") hereby appoints Bruce K. Thorn and A. Alexander Rhodes, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m., Pacific daylight time, on Thursday, June 15, 2017, at the Company's executive offices, 6100 Stevenson Blvd., Fremont, CA 94538 and at any adjournment or adjournments thereof. This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN, FOR 1 YEAR ON PROPOSAL 4 AND FOR ALL OTHER PROPOSALS. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if one or more of the listed nominees are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board of Directors. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000337330_2